UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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WABASH NATIONAL CORPORATION

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WABASH NATIONAL CORPORATION

1000 Sagamore Parkway South

Lafayette, Indiana 47905

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 18, 2017

To the Stockholders of Wabash National Corporation:

The 2017 Annual Meeting of Stockholders of Wabash National Corporation will be held at the Wabash National Corporation Ehrlich Innovation Center, located at 3233 Kossuth Street, Lafayette, IN 47904, on Thursday, May 18, 2017, at 10:00 a.m. local time for the following purposes:

1.     To elect seven members of the Board of Directors from the nominees named in the accompanying proxy statement;

2.     To hold an advisory vote on the compensation of our executive officers;

3.     To hold an advisory vote on the frequency of advisory votes on the compensation of our executive officers;

4.     To approve the Wabash National Corporation 2017 Omnibus Incentive Plan;

5.     To ratify the appointment of Ernst & Young LLP as Wabash National Corporation’s independent registered public accounting firm for the year ending December 31, 2017;  and

6.     To consider any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. Management is currently not aware of any other business to come before the Annual Meeting.

Each outstanding share of Wabash National Corporation (NYSE:WNC) Common Stock entitles the holder of record at the close of business on March 20, 2017, to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Shares of our Common Stock can be voted at the Annual Meeting only if the holder is present in person or by valid proxy. Management cordially invites you to attend the Annual Meeting.

IF YOU PLAN TO ATTEND

Please note that space limitations make it necessary to limit attendance to stockholders and one guest. Registration and seating will begin at 9:00 a.m. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

By Order of the Board of Directors

ERIN J. ROTH
Senior Vice President
April 6, 2017	General Counsel and Corporate Secretary

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, WE URGE YOU TO VOTE YOUR SHARES AT YOUR EARLIEST CONVENIENCE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. PROMPTLY VOTING YOUR SHARES BY SIGNING, DATING AND RETURNING THE PROXY CARD MAILED WITH YOUR NOTICE, OR BY VOTING VIA THE INTERNET OR BY TELEPHONE, WILL SAVE US THE EXPENSE AND EXTRA WORK OF ADDITIONAL SOLICITATION. AN ADDRESSED ENVELOPE FOR WHICH NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IS ENCLOSED WITH YOUR PROXY CARD. SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING YOUR SHARES AT THE MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION. YOUR VOTE IS IMPORTANT, SO PLEASE ACT TODAY.

TABLE OF CONTENTS

PROXY STATEMENT

Annual Meeting of Stockholders on May 18, 2017

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WABASH NATIONAL CORPORATION

1000 Sagamore Parkway South

Lafayette, Indiana 47905

PROXY STATEMENT

Annual Meeting of Stockholders on May 18, 2017

This Proxy Statement is furnished on or about April 6, 2017 to stockholders of Wabash National Corporation (hereinafter, “we,” “us,” “Company,” “Wabash,” and “Wabash National”), 1000 Sagamore Parkway South, Lafayette, Indiana 47905, in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Stockholders to be held at the Wabash National Corporation Ehrlich Innovation Center, located at 3233 Kossuth Street, Lafayette, IN 47904, on Thursday, May 18, 2017 at 10:00 a.m. local time, (the “Annual Meeting”) and at any adjournments or postponements of the Annual Meeting.

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

Annual Meeting of Stockholders

Date and Time:	10:00 a.m. on Thursday, May 18, 2017, Eastern Daylight Time

Location:	Wabash National Corporation Ehrlich Innovation Center 3233 Kossuth Street, Lafayette, IN 47904

Record Date:	March 20, 2017

Voting:	Stockholders as of the record date are entitled to vote. Each share of Common Stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Voting Matters and Vote Recommendation (page 5)

The following table summarizes the proposals to be considered at the Annual Meeting and the Board’s voting recommendation with respect to each proposal.

Proposals	Board Vote Recommendation	Page
Election of Directors	FOR EACH NOMINEE	9
Advisory Vote on the Compensation of Our Executive Officers (“Say on Pay”)	FOR	67
Advisory vote on Frequency of Future Say on Pay Votes	FOR ANNUALLY	70
Approval of the Wabash National Corporation 2017 Omnibus Incentive Plan	FOR	71
Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	81

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Board Nominees (page 9)

The following table provides summary information about each director nominee, as of the Record Date.

Name	Age	Director Since	Occupation	Independent	Other Public Boards
Richard J. Giromini	63	December 2005	Chief Executive Officer, Wabash National Corporation	No	No
Dr. Martin C. Jischke	75	January 2002	Retired Chairman of the Board of Directors, Wabash National Corporation	Yes	Yes
John E. Kunz	52	March 2011	Vice President and Controller, Tenneco, Inc.	Yes	No
Larry J. Magee	62	January 2005	Retired	Yes	No
Ann D. Murtlow	56	February 2013	President and Chief Executive Officer, United Way of Central Indiana	Yes	Yes
Scott K. Sorensen	55	March 2005	Chief Executive Officer, Sorenson Holdings and Sorenson Communications	Yes	No
Brent L. Yeagy	46	October 2016	President and Chief Operating Officer, Wabash National Corporation	No	No

Executive Officer Compensation (Say on Pay) (page 67)

We are asking stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers. The primary objectives and philosophy of our compensation programs are to (i) drive executive behaviors that maximize long-term stockholder value creation, (ii) attract and retain talented executive officers with the skills necessary to successfully manage and grow our business, and (iii) align the interests of our executive officers with those of our stockholders by rewarding them for strong Company performance. In 2016:

•	Coming off of exceptional 2015 performance, our CEO still only received a modest base salary increase of 3%, resulting in approximately 81% of his target total compensation being performance-based.

•	Approximately 62% of our CEO’s total compensation was targeted to be delivered in the form of restricted stock units and performance stock units, with a goal of driving sustainable stockholder value.

•	Driven largely by record operating income for the fifth consecutive year, which was up 12% over the prior year, our CEO received a payout of 114% under our Short-Term Incentive plan.

Frequency of Future Say on Pay Votes (page 70)

We are asking our stockholders to vote, on an advisory (non-binding) basis, to hold future say on pay votes every year. Our stockholders voted on a similar proposal in 2011, with the majority voting to hold the say on pay vote every year. Our Board of Directors continues to believe that holding a say on pay vote every year is most appropriate for our company so that our stockholders may express their views on our executive compensation program annually, and recommends that you vote to hold such advisory vote in the future every year.

2017 Omnibus Incentive Plan (page 71)

We are asking our stockholders to approve adoption of our 2017 Omnibus Incentive Plan and approve certain material terms and conditions relating to performance-based compensation under the 2017 Omnibus Incentive Plan. The Board believes that the Company’s incentive compensation plans are valuable compensation tools to align individual and corporate performance with the interests of our stockholders. The proposed 2017 Omnibus Incentive Plan renews and updates our long-standing performance-based incentive programs, including replacing our existing equity incentive plan. The 2017 Omnibus Incentive Plan has the following plan highlights:

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•	Minimum vesting requirements (with 5% exception)
•	No “liberal” change in control definition
•	No automatic “single-trigger” vesting on a change in control
•	No liberal share recycling for stock option and SAR awards
•	No discounted stock options or SARs
•	No re-pricing of stock options or SARs; no reload awards
•	No dividend equivalents may be granted on stock options/SARs and no dividends or dividend equivalents may be distributed on unvested awards prior to the vesting of such awards
•	Forfeiture and recoupment provisions
•	Limits on non-employee director compensation of $350,000 per year

Independent Registered Public Accounting Firm (page 81)

We ask that our stockholders ratify the selection of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2016. Below is summary information about Ernst & Young’s fees for services provided in fiscal years 2016 and 2015.

Fee Category	2016	2015
	($ in thousands)
Audit Fees	$1,424	$1,342
Audit-Related Fees	-	305
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$1,424	$1,647

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 18, 2017.

Our Annual Report and this Proxy Statement are available at www.proxyvote.com. To access our Annual Report and Proxy Statement, enter the control number referenced on your proxy card.

ABOUT THE ANNUAL MEETING

What is the Purpose of the Annual Meeting?

At the Annual Meeting, our management will report on our performance during 2016 and respond to questions from our stockholders. In addition, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting of Stockholders, which include the following five proposals:

Proposal 1	To elect seven members of the Board of Directors.

Proposal 2	To hold an advisory vote on the compensation of our executive officers.

Proposal 3	To hold an advisory vote on the frequency of advisory votes on the compensation of our executive officers.

Proposal 4	To approve the Wabash National Corporation 2017 Omnibus Incentive Plan.

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Proposal 5	To ratify the appointment of Ernst & Young LLP as Wabash National Corporation’s independent registered public accounting firm for the year ending December 31, 2017.

Stockholders will also consider any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. Management is currently not aware of any other business to come before the Annual Meeting.

Who is Entitled to Vote?

Only stockholders of record at the close of business on March 20, 2017 (the “Record Date”) are entitled to receive notice of the Annual Meeting and to vote the shares of common stock of the Company (“Common Stock”) that they held on the Record Date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. Each share entitles its holder to cast one vote on each matter to be voted upon.

A list of stockholders of record as of the Record Date will be available for inspection during ordinary business hours at our offices located at 1000 Sagamore Parkway South, Lafayette, Indiana 47905, from May 11, 2017 to the date of our Annual Meeting. The list will also be available for inspection at the Annual Meeting.

Who can Attend the Annual Meeting?

All stockholders as of the close of business on the Record Date, or their duly appointed proxies, may attend the Annual Meeting.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the Annual Meeting. Alternatively, to vote, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Annual Meeting.

What Constitutes a Quorum?

The presence at the Annual Meeting, in person or by valid proxy, of the holders of a majority of the shares of our Common Stock outstanding on the Record Date will constitute a quorum, permitting us to conduct our business at the Annual Meeting. As of the Record Date, 60,448,111 shares of Common Stock, held by 642 stockholders of record, were outstanding and entitled to vote at the Annual Meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting.

How do I Vote?

You can vote on matters to come before the Annual Meeting in the following four ways:

•	Visit the website noted on your proxy card to vote via the internet;

•	Use the telephone number on your proxy card to vote by telephone;

•	Vote by mail by completing, dating and signing the proxy card mailed with your notice and returning it in the provided postage-paid envelope. If you do so, you will authorize the individuals named on the proxy card, referred to as the proxies, to vote your shares according to your instructions. If you provide no instructions, the proxies will vote your shares according to the recommendation of the Board of Directors or, if no recommendation is given, in their own discretion; or,

•	Attend the Annual Meeting and cast your vote in person.

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What if I Vote and Then Change my Mind?

You may revoke your proxy at any time before it is exercised by:

•	Providing written notice of revocation to the Corporate Secretary, Wabash National Corporation, 1000 Sagamore Parkway South, Lafayette, Indiana 47905;

•	Voting again, on a later date, via the internet or by telephone (only your latest internet or telephone proxy submitted prior to the Annual Meeting will be counted);

•	Submitting another duly executed proxy bearing a later date; or

•	Attending the Annual Meeting and casting your vote in person.

Your last vote will be the vote that is counted.

What are the Board’s Recommendations?

The Board recommends that you vote FOR election of each of the director nominees (p. 9), FOR the approval of the compensation of our executive officers (p. 67), FOR holding an annual advisory vote on executive pay ANNUALLY (p. 70), FOR the approval of the Wabash National Corporation 2017 Omnibus Incentive Plan (p. 71), and FOR ratification of the appointment of our auditors (p. 81). Unless you give other instructions, the persons named as proxy holders on the proxy card will vote in accordance with the Board’s recommendation. With respect to any other matter that properly comes before the meeting, the proxy holders will vote in their own discretion.

What Vote is Required for Each Proposal?

The following table summarizes the vote threshold required for approval of each proposal and the effect of abstentions, uninstructed shares held by banks or brokers, and unmarked, signed proxy cards. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may elect to exercise voting discretion with respect to the appointment of our auditors. Under New York Stock Exchange (“NYSE”) Rules, this proposal is considered a “discretionary” item, meaning that brokerage firms that have forwarded this Proxy Statement to clients 25 days or more before the Annual Meeting may vote in their discretion for this item on behalf of clients who have not furnished voting instructions at least 15 days before the date of the Annual Meeting and brokerage firms that have forwarded this Proxy Statement to clients less than 25 days before the Annual Meeting may vote in their discretion for this item on behalf of clients who have not furnished voting instructions at least 10 days before the date of the Annual Meeting. If you do not give your broker or nominee specific instructions, your broker or nominee may elect not to exercise its discretion on the ratification of the appointment of our auditors, in which case your shares will not be voted on this matter.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not exercise discretion to vote your shares with respect to the election of directors, the advisory vote on executive compensation and the advisory vote on the frequency of the vote on executive compensation, and the approval of the 2017 Omnibus Incentive Plan. Shares for which the broker does not exercise its discretion or for which it has no discretion and for which it has received no instructions, so-called broker “non-votes,” will not be counted in determining the number of shares necessary for approval of such matters; however, those shares will be counted in determining whether there is a quorum.

On all proposals, if you sign and return a proxy or voting instruction card, but do not mark how your shares are to be voted, they will be voted as the Board recommends.

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Proposal		Vote Required for		Uninstructed	Unmarked
Number	Item	Approval of Each Item	Abstentions	Shares	Proxy Cards
1	Election of Directors	Majority of votes cast	No effect	Not voted	Voted "for"
2	Advisory vote on executive compensation	Majority of shares present and entitled to vote	Same effect as "against"	Not voted	Voted "for"
3	Advisory vote on the frequency of the advisory vote on executive compensation	Plurality of votes cast	No effect	Not voted	Voted "for" an annual vote
4	Approve the Wabash National Corporation 2017 Omnibus Incentive Plan	Majority of shares present and entitled to vote	Same effect as "against"	Not voted	Voted "for"
5	Ratification of Appointment of Independent Auditor	Majority of shares present and entitled to vote	Same effect as "against"	Discretionary vote	Voted "for"

Who will Bear the Costs of this Proxy Solicitation?

We will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding Common Stock. We may solicit proxies by mail, personal interview, telephone or via the Internet through our officers, directors and other management associates, who will receive no additional compensation for their services. In addition, we have retained Laurel Hill Advisory Group, LLC to assist with proxy solicitation. For their services, we will pay a fee of $6,000 plus out-of-pocket expenses.

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PROPOSAL 1
Election of Directors

Our Bylaws provide that our Board of Directors, or the Board, shall be comprised of not less than three, nor more than nine, directors with the exact number to be fixed by resolution of the Board. The Board has fixed the authorized number of directors at seven directors.

At the Annual Meeting, seven directors are to be elected, each of whom shall serve for a term of one year or until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Proxies representing shares held on the Record Date that are returned duly executed will be voted, unless otherwise specified, in favor of the seven nominees for the Board named below. In accordance with our Bylaws, each nominee, as a condition to nomination, has submitted to the Nominating and Corporate Governance Committee an irrevocable resignation from the Board that is effective only in the event a nominee does not receive the required vote of our stockholders to be elected to the Board and the Board accepts the nominee’s resignation. Each of the nominees has consented to be named in this Proxy Statement and to serve on the Board if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election in his or her stead, such other person as the Nominating and Corporate Governance Committee may recommend to the Board.

Corporate Governance Matters

Our Board has adopted Corporate Governance Guidelines (the “Guidelines”). Our Board has also adopted a Code of Business Conduct and Ethics and a Code of Business Conduct and Ethics for the Chief Executive Officer and Senior Financial Officers (the “Codes”). The Guidelines set forth a framework within which the Board oversees and directs the affairs of Wabash National. The Guidelines cover, among other things, the composition and functions of the Board, director independence, director stock ownership, management succession and review, Board committees, the selection of new directors, and director responsibilities and duties.

The Codes cover, among other things, compliance with laws, rules and regulations (including insider trading), conflicts of interest, corporate opportunities, confidentiality, protection and use of company assets, and the reporting process for any illegal or unethical conduct. The Code of Business Conduct and Ethics applies to all of our directors, officers, and associates, including our Chief Executive Officer and Chief Financial Officer. The Code of Business Conduct and Ethics for the Chief Executive Officer and Senior Financial Officers includes provisions that are specifically applicable to our Chief Executive Officer, Chief Financial Officer and senior financial executives.

Any amendment to or waiver from a provision of the Codes for a director or executive officer (including for our Chief Executive Officer, or CEO, and Chief Financial Officer, or CFO) will be promptly disclosed and posted on our website as required by law or the listing standards of the NYSE.

The Guidelines and the Codes are available on the Investor Relations/Corporate Governance page of our website at www.wabashnational.com and are available in print without charge by writing to: Wabash National Corporation, Attention: Corporate Secretary, 1000 Sagamore Parkway South, Lafayette, Indiana 47905.

Related Persons Transactions Policy

Our Board has adopted a written Related Persons Transactions Policy. The Related Persons Transactions Policy sets forth our policy and procedures for review, approval and monitoring of transactions in which the Company and “related persons” are participants. Related persons include directors, nominees for director, officers, stockholders owning 5% or greater of our outstanding stock, and any immediate family members of the aforementioned. The Related Persons Transactions Policy is administered by a committee designated by the Board, which is currently the Audit Committee.

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The Related Persons Transactions Policy covers any related person transaction that meets the minimum threshold for disclosure in our annual meeting proxy statement under the relevant Securities and Exchange Commission (the “SEC”) rules. Currently, pursuant to the Policy, transactions involving amounts exceeding $120,000, in which a related person has a direct or indirect material interest, must be approved, ratified, rejected or referred to the Board by the Audit Committee. The policy provides that as a general rule all related person transactions should be on terms reasonably comparable to those that could be obtained by the Company in arm’s length dealings with an unrelated third party. However, the policy takes into account that in certain cases it may be impractical or unnecessary to make such a comparison. In such cases, the transaction may be approved in accordance with the provisions of the Delaware General Corporation Law. When evaluating potential related person transactions, the Audit Committee considers all reasonably available facts and circumstances and approves only the related person transactions determined in good faith to be in compliance with, or not inconsistent with, our Code of Business Conduct and Ethics, and the best interests of our stockholders.

The Related Persons Transaction Policy provides that management, or the affected director or officer will bring any potentially relevant transaction to the attention of the Audit Committee. Additionally, each year, our directors and executive officers complete annual questionnaires designed to elicit information about potential related person transactions, and the directors and officers must promptly advise the Corporate Secretary if there are any changes to the information previously provided. If a director is involved in the transaction, he or she will be recused from all discussions and decisions with regard to the transaction, to the extent practicable. The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable. All related person transactions will be disclosed to the full Board, and will be included in the Company’s proxy statement and other appropriate filings as required by the rules and regulations of the SEC and the NYSE.

Our General Counsel, Erin J. Roth, disclosed to the Audit Committee that she is married to an equity partner in the law firm of Barnes & Thornburg, LLP, a firm retained by the Company for several legal matters, including product liability, commercial and employment litigation matters, and for associate benefits, environmental, real estate, intellectual property, tax, anti-corruption, and export compliance legal counseling services. The Company has retained Barnes & Thornburg for such services since 2006, which pre-dates Ms. Roth’s employment with the Company. The process for retaining Barnes & Thornburg is the same as for retaining other law firms on behalf of the Company, with members of the legal department considering attorney expertise and familiarity with the Company and the legal issue, jurisdiction, any actual or potential conflicts of interest, past performance and/or referral recommendations, as well as fee/rate structure prior to engaging any law firm for any legal matters. Additionally, prior to payment of any invoice issued by Barnes & Thornburg, the Company’s Chief Financial Officer reviews and approves such invoices. During 2016, the Company paid Barnes & Thornburg approximately $283,823 for legal services rendered. The fees the Company paid to Barnes & Thornburg were less than or consistent with fees paid to – and were retained under similar terms and fee arrangements as – numerous other law firms retained in 2016 by the Company. Pursuant to our Related Persons Transaction Policy and the Audit Committee Charter, these transactions were approved by the Audit Committee, and subsequently approved by the Board, after determining that it is not inconsistent with our Code of Business Conduct and Ethics.

Our President and Chief Operating Officer (“COO”), Brent L. Yeagy, disclosed to the Audit Committee that the Company has utilized MidState Engineering LLC (“MidState”), a company co-owned by Mr. Yeagy’s brother, to provide the following services from time to time: automation and controls programming; facility engineering; machine fabrication and design; and equipment fabrication/maintenance services. The process to retain MidState is the same as the process for retaining other vendors of facilities, equipment and maintenance-related services, and is ultimately managed through the Company’s Global Supply Chain function. Multiple parties and functions throughout the Company are involved in the decision to retain the services of MidState, including maintenance services, facilities services, van operations, platform operations, advanced manufacturing and Wabash Composites – none of which were under the direct supervision or control of Mr. Yeagy in his previous role as Senior Vice President – Group President of Commercial Trailer Products Group, but which report directly to him in his new role as President and Chief Operating Officer. As a result of this direct reporting relationship, payment of any open purchase orders with MidState after October 1, 2016 were to be approved by our Chief Executive Officer. And, as of December 31, 2016, MidState was removed from the Company’s authorized vendor list and all personnel previously involved in procuring services from MidState were instructed that Wabash National may no longer contract with MidState for services of any kind. During 2016, the Company paid MidState approximately $571,033. The fees the Company paid to MidState were consistent with fees paid to, and were contracted under terms similar to, other facilities, equipment and maintenance-related services retained in 2016 by the Company. Pursuant to the Related Persons Transaction Policy and the Audit Committee Charter, these transactions were approved by the Audit Committee, and subsequently approved by the Board of Directors, after determining that they were not inconsistent with the Company’s Code of Business Conduct and Ethics.

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Director Independence

Under the rules of the NYSE, the Board must affirmatively determine that a director has no material relationship with the Company for the director to be considered independent. Our Board of Directors undertook its annual review of director independence in February 2017. The purpose of the review was to determine whether any relationship or transaction existed that was inconsistent with a determination that the director or director nominee is independent. The Board considered transactions and relationships between each director and director nominee, and any member of his or her immediate family, and Wabash and its subsidiaries and affiliates. The Board also considered whether there were any transactions or relationships between directors or director nominees or any member of their immediate families (or any entity of which a director or director nominee or an immediate family member is an executive officer, general partner or significant equity holder) and members of our senior management or their affiliates. As a result of this review, the Board of Directors affirmatively determined that all of the directors nominated for election at the Annual Meeting are independent of Wabash National and its management within the meaning of the rules of NYSE, with the exception of Richard J. Giromini, our CEO, and Brent L. Yeagy, our COO.

On May 24, 2007, Dr. Martin Jischke assumed the position of Chairman of the Board. Among his other responsibilities, our Chairman of the Board presides at the executive sessions of our independent and non-management directors and facilitates communication between our independent directors and management.

Qualifications and Nomination of Director Candidates

To be considered by the Nominating and Corporate Governance Committee, a director nominee must meet the following minimum criteria:

•	Has the highest personal and professional integrity;

•	Has a record of exceptional ability and judgment;

•	Possesses skills and knowledge useful to our oversight;

•	Is able and willing to devote the required amount of time to our affairs, including attendance at Board and committee meetings;

•	Has the interest, capacity and willingness, in conjunction with the other members of the Board, to serve the long-term interests of the Company and its stockholders;

•	May be required to be a “financial expert” as defined in Item 401 of Regulation S-K; and

•	Is free of any personal or professional relationships that would adversely affect their ability to serve our best interests and those of our stockholders.

Pursuant to the Guidelines, the Nominating and Corporate Governance Committee also reviews, among other things, expertise, skills, knowledge, and experience. In reviewing these items, the Board may consider the diversity of director candidates, including diversity of expertise, geography, gender, and ethnicity. We seek independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. The goal in reviewing these considerations for individual director candidates is that they, when taken together with those of other Board members, will lead to a Board that is effective, collegial, and responsive to the needs of the Company and its stockholders.

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Information on Directors Standing for Election

The biographies of each of the nominees below contains information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director for the Company. The name, age (as of the Record Date), business experience, and public company directorships of each nominee for director, during at least the last five years, are set forth in the table below. For additional information concerning the nominees for director, including stock ownership and compensation, see “Director Compensation” and “Beneficial Ownership of Common Stock,” which follow:

NAME	AGE	OCCUPATION, BUSINESS EXPERIENCE & DIRECTORSHIPS	SINCE

Richard J. Giromini	63

Mr. Giromini has served as our Chief Executive Officer since January 2007, while also serving as our President until October 2016.  Previously, Mr. Giromini served as our Executive Vice President and Chief Operating Officer from February 2005 until December 2005, when he was appointed President and a Director of the Company.  Mr. Giromini joined the Company in July 2002, as Senior Vice President - Chief Operating Officer.   Earlier experience includes 26 years in the transportation industry, having begun his career with General Motors Corporation (1976 – 1985), serving in a variety of positions of increasing responsibility within the Tier 1 automotive sector, most recently with Accuride Corporation (Senior Vice President and General Manager), AKW LP (President and CEO), and ITT Automotive (Director of Manufacturing).  Mr. Giromini holds a Master of Science degree in Industrial Management and a Bachelor of Science degree in Mechanical and Industrial Engineering, both from Clarkson University.  He is also a graduate of the Advanced Management Program at the Duke University Fuqua School of Management.

The sales, operations and strategic leadership experience reflected in Mr. Giromini’s summary, as well as his performance as our Chief Executive Officer, his participation on our Board, and his prior experience as a board member for another public company, supported the Board’s conclusion that he should again be nominated as a director.

			December 2005
Dr. Martin C. Jischke	75

Dr. Jischke served as President of Purdue University, West Lafayette, Indiana, from August 2000 until his retirement in July 2007. Dr. Jischke became Chairman of our Board of Directors at the 2007 Annual Meeting. Dr. Jischke also serves as a Director of Vectren Corporation, and on the Board of Trustees of the Illinois Institute of Technology. Dr. Jischke has served in leadership positions, including as President, of four major research universities in the United States, in which he was charged with the strategic and financial leadership of each organization. He was also previously appointed as a Special Assistant to the United States Secretary of Transportation.

The financial and strategic leadership experience reflected in Dr. Jischke’s summary, the diversity of thought provided by his academic background, his current and prior service on the boards of other large public companies and his performance as Chairman of our Board, supported the Board’s conclusion that he should again be nominated as a director.

			January 2002

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John E. Kunz	52

Mr. Kunz is the Vice President and Controller of Tenneco Inc., a global manufacturer of automotive emission control and ride control systems. In this role, which he has held since March 1, 2015, Mr. Kunz serves as the company's principal accounting officer with responsibility for the company’s corporate accounting and financial reporting globally. Prior to his current position, Mr. Kunz served as Tenneco’s Vice President, Treasurer and Tax, a position he held since July 2006, preceded by his position as Tenneco’s Vice President and Treasurer, which he held from February 2004 until July 2006. Prior to his employment with Tenneco, Mr. Kunz was the Vice President and Treasurer of Great Lakes Chemical Corporation, a position he held from August 2001 until February 2004, after holding several finance positions of increasing responsibility at Great Lakes, beginning in 1999. Additionally, Mr. Kunz was employed by KPMG, LLP from 1986 to 1990.

As reflected in his summary, Mr. Kunz’s financial expertise, his experience managing the financial aspects of cyclical manufacturers in the transportation, chemical and steel sectors, as well as his expertise in managing financing and equity transactions, and his participation on our Board all supported the Board’s conclusion that he should again be nominated as a director.

		March 2011

Larry J. Magee	62

Mr. Magee was the President and CEO of Heartland Automotive Services, Inc., the largest operator of quick lube retail service centers, operating over 540 Jiffy Lube locations in North America. He held this position from April 2015 until his retirement in October 2016. Mr. Magee remains on the Board of Directors of Heartland Automotive. Prior to assuming the role of President and CEO of Heartland Automotive, Mr. Magee was the President, Consumer Tire U.S. & Canada, for Bridgestone Americas Tire Operations, LLC a position he held from January 2011 until his retirement from Bridgestone in September 2013. He also served as Chairman of BFS Retail & Commercial Operations, LLC and Bridgestone of Canada, Inc. From December 2001 until January 2011, he served as Chairman, Chief Executive Officer and President of BFS Retail & Commercial Operations, LLC. Prior to December 2001, Mr. Magee served as President of Bridgestone/Firestone Retail Division, beginning in 1998. Mr. Magee has over 38 years combined experience in sales, marketing, and operational management, and held positions of increasing responsibility within the Bridgestone/Firestone family of companies during his 38-year tenure with Bridgestone/Firestone.

The retail leadership expertise reflected in Mr. Magee’s summary, including his performance as the chief executive officer and as a board member for divisions of another company, as well as his participation on our Board, supported the Board’s conclusion that he should again be nominated as a director.

		January 2005

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Ann D. Murtlow	56

Mrs. Murtlow is the President and Chief Executive Officer of United Way of Central Indiana, a position she has held since April 1, 2013. Prior to assuming this role, beginning in 2011, she was the principal in a consulting firm, AM Consulting LLC, which provided global energy and utility mergers and acquisition advisory services. From 2002 to 2011, Mrs. Murtlow was an AES Corporation executive, where she was one of the few female CEOs in the electric utility industry, holding the role of President and Chief Executive Officer at Indianapolis Power & Light Company. Mrs. Murtlow also currently serves as a Director of First Internet Bancorp and its subsidiary First Internet Bank, and Great Plains Energy and its subsidiaries Kansas City Power & Light Company and KCP&L Greater Missouri Operations.

The financial and strategic leadership experience reflected in Mrs. Murtlow’s summary, her service on the boards of other public and private companies, and her participation on our Board supported the Board’s decision that she should again be nominated as a director.

		February 2013

Scott K. Sorensen	55

Mr. Sorensen is the Chief Executive Officer and a member of the Board of Directors of Sorenson Holdings and its subsidiary Sorenson Communications, a provider of communication services and products. Mr. Sorensen held the position of Chief Financial Officer of Sorenson Communications from August 2007 to March 2016. Previously, Mr. Sorensen was the Chief Financial Officer of Headwaters, Inc. from October 2005 to August 2007. Prior to joining Headwaters, Mr. Sorensen was the Vice President and Chief Financial Officer of Hillenbrand Industries, Inc., a manufacturer and provider of products and services for the health care and funeral services industries, from March 2001 until October 2005.

Mr. Sorensen’s financial expertise and experience in corporate finance, combined with his experience in manufacturing and technology, as reflected in his summary, and his participation on our Board, supported the Board’s conclusion that he should again be nominated as a director.

		March 2005
Brent L. Yeagy	46

Mr. Yeagy has served as President and Chief Operating Officer, and as a Director of the Company, since October 2016.  He had been Senior Vice President – Group President of Commercial Trailer Products Group from June 2013 to October 2016.  Previously, he served as Vice President and General Manager for the Commercial Trailer Products Group from 2010 to 2013.  Mr. Yeagy has held numerous operations related roles since joining Wabash National in February 2003.  Prior to joining the Company, Mr. Yeagy held various roles within Human Resources, Environmental Engineering and Safety Management for Delco Remy International from July 1999 through February 2003.  Mr. Yeagy served in various Plant Engineering roles at Rexnord Corporation from December 1995 through July 1997.  Mr. Yeagy is a veteran of the United States Navy, serving from 1991 to 1994.  He received his Masters of Business Administration from Anderson University and his Master and Bachelor degrees in Science from Purdue University.  He is also a graduate of the University of Michigan, Ross School of Business Program in Executive Management and the Stanford Executive Program.

Mr. Yeagy’s more than 25 years of experience in executive leadership, beginning with his career in the United States Navy, and his strong background in managing many facets of  operations in a manufacturing company, as reflected in his summary, supported the Board’s conclusion that he should be nominated as a director.

		October 2016

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Board Recommendation

The Board of Directors UNANIMOUSLY recommends a vote “FOR” the election of each of the director nominees listed above.

Meetings of the Board of Directors, its Leadership Structure and its Committees

Information concerning the Board and the three standing committees maintained by the Board is set forth below. Board committees currently consist only of directors who are not employees of the Company and whom the Board has determined are “independent” within the meaning of the listing standards of the NYSE.

During 2016, our Board held six meetings. In 2016, each director attended all meetings of the Board and of the committees on which s/he serves. Our Board strongly encourages all of our directors to attend our Annual Meeting. In 2016, all of our directors attended the Annual Meeting.

The Guidelines provide that the independent members of the Board may select the Chairman of the Board and the Company’s Chief Executive Officer in the manner they consider in the best interests of the Company. The Chairman of the Board and Chief Executive Officer positions are held by separate persons, and the Board believes that this is appropriate given the differences between the two roles in our current management structure. Our Chief Executive Officer, among other duties, is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board, among his other responsibilities, presides at the executive sessions of our independent and non-management directors and facilitates communication between our independent directors and management. The Board does not have a formal policy on whether the roles of Board Chairman and Chief Executive Officer should be separate or combined and reserves the right to change the Board’s current leadership structure when, in its judgment, such a change is appropriate for our Company.

The Board has three standing committees: the Nominating and Corporate Governance Committee; the Compensation Committee; and the Audit Committee. All committee charters can be accessed electronically from the Investor Relations/Corporate Governance page of our website at www.wabashnational.com or by writing to us at Wabash National Corporation, Attention: Corporate Secretary, 1000 Sagamore Parkway South, Lafayette, Indiana 47905.

The following table indicates each standing committee or committees on which our directors served in 2016:

	Nominating and Corporate		Audit
Name	Governance Committee	Compensation Committee	Committee
Richard J. Giromini
Dr. Martin C. Jischke		X	X
James D. Kelly	X	X
John E. Kunz		X	X
Larry J. Magee	X	X
Ann D. Murtlow	X	X
Scott K. Sorensen		X	X
Brent L. Yeagy

1 Indicates the current chair of the applicable committee.

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Effective following the 2017 Annual Meeting, if all of the nominees for election at the Annual Meeting are elected, the directors who will serve on the Nominating and Corporate Governance Committee are currently expected to be Mrs. Murtlow and Messrs. Kunz and Magee, with Mr. Magee serving as chair; the directors who will serve on the Compensation Committee are currently expected to be Dr. Jischke, Mrs. Murtlow and Messrs. Kunz, Sorensen and Magee, with Mr. Kunz serving as chair; and the directors who will serve on the Audit Committee are currently expected to be Dr. Jischke, and Messrs. Sorensen and Kunz, with Mr. Sorensen serving as chair.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee met three times during 2016. The Committee’s responsibilities include:

•	Assisting the Board by either identifying or reviewing stockholder-nominated individuals qualified to become directors and by recommending to the Board the director nominees for the next annual meeting of stockholders;

•	Developing and recommending to the Board corporate governance principles;

•	Leading the Board in its annual review of the CEO’s and the Board’s performance (including each of its members); and

•	Recommending to the Board director nominees for each Board committee.

As part of the Committee’s annual review of the Board’s performance, and its process for recommending director nominees for the next annual meeting of stockholders, it regularly considers each member’s attendance and overall contributions to the Board, the diversity of the Board’s composition (including diversity of expertise, geography, age, gender, and ethnicity), and the willingness of a member to represent and serve the long-term interests of our stockholders. And, as required by the Guidelines, once any Board member reaches the age of 72, the Committee annually considers the member’s continuation on the Board, and recommends to the Board whether, in light of all the circumstances, the Board should request that such member continue to serve on or retire from the Board. Pursuant to the Guidelines, in 2016, the Committee considered the continued membership of Dr. Jischke and determined, in light of his leadership of and overall contributions to the Board, he should continue as a member of the Board for at least another year.

Compensation Committee

The Compensation Committee met five times during 2016. The Compensation Committee’s responsibilities include:

•	Considering, recommending, administering and implementing our incentive compensation plans and equity-based plans;

•	Annually reviewing and recommending to the Board the forms and amounts of director compensation; and

•	Annually reviewing and approving the corporate goals and objectives relevant to the CEO’s and other executive officers’ compensation, evaluating their performance in light of those goals and objectives, and setting compensation levels based on the evaluations.

The Compensation Committee is responsible for determining our compensation policies for executive officers and for the administration of our equity and incentive plans, including our 2011 Omnibus Incentive Plan. The Compensation Committee works closely with our Senior Vice President of Human Resources in gathering the necessary market data to assess executive compensation. In addition, our CEO makes recommendations to the Compensation Committee for the other executive officers on the amount of base salary, target cash awards pursuant to our short-term incentive plan and target equity awards pursuant to our long-term incentive plan. Our CEO also discusses with and makes recommendations to the Compensation Committee regarding performance targets for our short-term and long-term incentive plans before they are established, and upon conclusion of the performance period. For a discussion of our CEO’s role and recommendations with respect to compensation decisions affecting our Named Executive Officers, see the Compensation Discussion and Analysis below. Pursuant to the Compensation Committee’s charter, the Committee may form and delegate its responsibilities to subcommittees of the Committee.

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The Compensation Committee has historically engaged an independent compensation consultant, which is currently Meridian Compensation Partners LLC (“Meridian”). The Committee requested that Meridian provide competitive market assessments regarding executive officer compensation, which were used by the Committee in determining the appropriate executive compensation levels for 2016 and 2017, in line with the Company’s compensation plans, philosophies and goals.

Additionally, the Compensation Committee is responsible for assessing and setting the compensation of the Company’s non-employee directors. In February 2017 a competitive market assessment of director compensation was prepared by Meridian. The Committee reviewed this market assessment and, following its review, recommended that no changes to director compensation levels be made in 2017. See Schedule of Director Fees.

Audit Committee

The Board has established a separately-designated standing Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Audit Committee met eight times during 2016. In addition to the Board’s determination that each member of the Audit Committee is “independent” within the meaning of the rules of the NYSE, the Board also determined that Mr. Kunz and Mr. Sorensen are “audit committee financial experts” as defined by the rules of the SEC, and that they, along with Dr. Jischke, have accounting and related financial management expertise within the meaning of the listing standards of the NYSE. The experience of Mr. Kunz and Mr. Sorensen relevant to such determination is described above under “Information on Directors Standing for Election.”

The Audit Committee’s responsibilities include:

•	Reviewing the independence of the independent auditors and making decisions regarding engaging and discharging independent auditors;

•	Reviewing with the independent auditors the plans and results of auditing engagements;

•	Reviewing and approving non-audit services provided by our independent auditors and the range of audit and non-audit fees;

•	Reviewing the scope and results of our internal audit procedures and the adequacy of the system of internal controls;

•	Overseeing special investigations;

•	Reviewing our financial statements and reports filed with the SEC;

•	Overseeing our efforts to ensure that our business and operations are conducted in compliance with legal and regulatory standards applicable to us, as well as ethical business practices;

•	Overseeing the Company’s internal reporting system regarding compliance with federal, state and local laws;

•	Establishing and implementing procedures for confidential communications for “whistleblowers” and others who have concerns with our accounting, internal accounting controls and audit matters; and

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•	Reviewing our significant accounting policies.

Board’s Role in Risk Oversight

The Board believes that strong and effective internal controls and risk management processes are essential elements in achieving long-term stockholder value. The Board, directly and through its committees, is responsible for overseeing risks potentially affecting the Company, while management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on the Company. The Board conducts oversight of risks that may affect the Company primarily through the Audit Committee and the Nominating and Corporate Governance Committee.

Specifically, the Audit Committee (i) reviews with senior management our internal system of audit and financial controls and steps taken to monitor and mitigate risk exposure and (ii) reviews and investigates any matters pertaining to the integrity of management, including conflicts of interest, compliance with our financial controls, and adherence to standards of business conduct as required in the policies of the Company. This is accomplished through the regular review of reports and presentations given by senior management, including our Senior Vice President – Chief Financial Officer and our Senior Vice President – General Counsel, as well as our Corporate Controller and Director of Internal Audit. The Audit Committee also regularly meets with our Vice President – Chief Information Officer to discuss and assess potential information/data security risks. In addition, the Audit Committee regularly meets with our external auditors to discuss and assess potential risks, and regularly reviews our risk management practices and risk-related policies (for example, the Company’s Code of Business Conduct and Ethics, information security policies, risk management and insurance portfolio, and legal and regulatory reviews).

The Nominating and Corporate Governance Committee oversees the Guidelines and other governance matters that contribute to successful risk oversight and management. This is accomplished through, among other tasks, reviewing succession plans for the CEO and other key executives, reviewing performance evaluations of the Board (including each of its members) and CEO, monitoring legal developments and trends regarding corporate governance practices, and evaluating potential related persons transactions.

The committees make full reports to the Board of Directors at each quarterly meeting regarding each committee’s considerations and actions. The Board of Directors also receives regular reports directly from officers responsible for oversight of financial and systemic risks within the Company, on both the nature of those risks and on how the officers assess and manage risks generally. The Company holds quarterly disclosure committee meetings prior to the submission of quarterly or annual reports on the financial performance of the Company at which areas of risk are discussed, and is adopting similar procedures for the Company’s submission of its reports on the Company’s reasonable country of origin inquiry and due diligence into the source country of certain “conflict minerals” necessary to the functionality of products manufactured by the Company, and reports to the Audit Committee on the results of those meetings. In addition, the Company’s Director of Internal Audit conducts regular interviews with officers responsible for oversight of financial and systemic risks within the Company, as well as testing regarding the same, and reports the results of those interviews to the Board on at least a quarterly basis.

The Board of Directors, primarily through the Compensation Committee, also considers the structure and nature of the Company’s compensation policies and procedures, with a focus on the level of risk to the Company, if any, from those policies and procedures. In carrying out its oversight in this area, the Board of Directors and Compensation Committee regularly interact with the Senior Vice President of Human Resources, who reviews with them the Company’s pay practices for salaried associates, including the Company’s compensation plans and the methods of review and approval for these plans. Additionally, the Company’s incentive-based pay programs are benchmarked and designed in consultation with the Compensation Committee’s independent compensation consultant, Meridian. Based on reports to the Board of Directors and Compensation Committee and discussions thereof, the Board of Directors has concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. This is due, in part, to the fact that the performance metrics for determining short-term incentive awards are based on publicly reported metrics and, therefore, are not easily susceptible to manipulation; the maximum payouts for short-term incentive awards are capped, thereby reducing the risk that executives might be motivated to pursue excessively high short-term goals to maximize short-term payouts; and, the maximum number of long-term incentive awards that are performance-based are also capped, thereby reducing the risk that executives may be motivated to pursue excessively high performance targets (at the expense of long-term strategic growth) to maximize the number of performance-based awards received. In addition, the Company’s stock ownership guidelines incentivize our executives to focus on the Company’s long-term, sustainable growth.

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Director Nomination Process

The Nominating and Corporate Governance Committee will consider stockholder recommendations for director nominees sent to the Nominating and Corporate Governance Committee, Wabash National Corporation, Attention: Corporate Secretary, 1000 Sagamore Parkway South, Lafayette, Indiana 47905. Stockholder recommendations for director nominees should include:

•	The name and address of the stockholder recommending the person to be nominated;

•	A representation that the stockholder is a holder of record of our stock, including the number of shares held and the period of holding;

•	A description of all arrangements or understandings between the stockholder and the recommended nominee;

•	Such other information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act;

•	The consent of the recommended nominee to serve as a director if so elected; and

•	All other required information set forth in our Bylaws.

Stockholders’ nominees that comply with the procedures for submitting a stockholder nomination will receive the same consideration as other candidates identified by or to the Nominating and Corporate Governance Committee. The procedures for submitting a stockholder nomination are set forth below under “Stockholder Proposals and Nominations.” Upon receipt by the Corporate Secretary of a stockholder notice of a director nomination, the Corporate Secretary will notify the stockholder that the notice has been received and will be presented to the Nominating and Corporate Governance Committee for review.

Identifying and Evaluating Nominees for Directors

The Nominating and Corporate Governance Committee, with the assistance of the General Counsel and, if desired by the Nominating and Corporate Governance Committee, a retained search firm, will screen candidates, perform reference checks, prepare a biography for each candidate for the Nominating and Corporate Governance Committee to review and conduct interviews. The Nominating and Corporate Governance Committee, the Chairman, and the Chief Executive Officer will interview candidates that meet the criteria. The Nominating and Corporate Governance Committee will recommend to the Board of Directors nominees that best suit the Board’s needs.

Communications with the Board of Directors

Stockholders or other interested persons wishing to make known complaints or concerns about our accounting, internal accounting controls or auditing matters, or bring other concerns to the Board or the Audit Committee, or to otherwise communicate with our independent directors as a group or the entire Board, individually or as a group, may do so by sending an email to board@wabashnational.com or auditcommittee@wabashnational.com, or by writing to them care of Wabash National Corporation, Attention: General Counsel, 1000 Sagamore Parkway South, Lafayette, Indiana 47905. You may report your concerns anonymously or confidentially.

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Pursuant to the direction of the Board, all correspondence will be received and processed by the General Counsel’s office. You will receive a written acknowledgment from the General Counsel’s office upon receipt of your written correspondence. All communications received in accordance with the above procedures will be reviewed initially by the General Counsel, who will relay all such communications to the appropriate director, directors or committee.

Director Compensation

Non-employee directors were compensated in 2016 for their service as a director as shown in the chart below:

Schedule of Director Fees

Effective January 1, 2016

Annual Retainers (1)	Amount
Board	$175,000	(2)
Member:
Audit Committee	$10,000
Compensation Committee	8,000
Nominating and Corporate Governance Committee	8,000
Chairman of the Board	25,000
Audit Committee Chair	15,000
Compensation Committee Chair	12,000
Nominating and Corporate Governance Committee Chair	10,000

(1)	All annual cash retainers are paid in quarterly installments. Annual grants of restricted stock units, referenced in footnote 2 below, are paid in full following the election of directors at the annual meeting.

(2)	Consists of a $75,000 cash retainer and an award of restricted stock units of Company stock having an aggregate market value at the time of grant of $100,000. Restricted stock units vest in full on the first anniversary of the grant date.

At the February 2017 Board meeting, the Board resolved to maintain its compensation for 2017 at the level in effect as of January 1, 2016.

The following table summarizes the compensation paid to our directors during 2016, other than Mr. Giromini and Mr. Yeagy, whose compensation is discussed below under Executive Compensation.

Director Compensation for Year-End

December 31, 2016

	(1)		(3)
	Fees Earned or	(2)	All Other
	Paid in Cash	Stock Awards	Compensation	Total
Name	($)	($)	($)	($)
Martin C. Jischke	$118,000	$100,012	$0	$218,012
James D. Kelly	$91,000	$100,012	$3,640	$194,652
John E. Kunz	$97,000	$100,012	$3,880	$200,892
Larry J. Magee	$93,000	$100,012	$3,720	$196,732
Ann D. Murtlow	$91,000	$100,012	$0	$191,012
Scott K. Sorensen	$98,000	$100,012	$3,920	$201,932

(1)	Consists of cash fees earned in 2016, some of which were not paid until January 2017, for annual retainers and compensation pursuant to our Non-Qualified Deferred Compensation Plan, whose material terms are described in the narrative preceding the Non-Qualified Deferred Compensation Table in the Executive Compensation section below. This column includes any amounts a director elects to defer pursuant to the Non-Qualified Deferred Compensation Plan.

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(2)	Consists of a grant of restricted stock units on May 12, 2016, which will vest on May 12, 2017.

(3)	Consists of the Company’s match pursuant to our Non-Qualified Deferred Compensation Plan. The Company fully matches the first 3% of earnings deferred by a participant under the non-qualified deferred compensation plan. In addition, the Company will contribute ½% for each additional percent of deferred earnings contributed by the participant, up to a maximum of 5% of the participant’s deferred earnings (thus resulting in a maximum of a 4% Company match on a participant’s deferral of 5% of his/her earnings).

Non-employee Director Stock Ownership Guidelines

The Board believes that it is important for each director to have a financial stake in the Company, aligning the director’s interests with those of the Company’s stockholders. To meet this objective, the Board has established stock ownership guidelines, which provide that each non-employee director is required to hold 65% of all Company shares received through Company incentive compensation plans (the “Director Holding Requirement”) until the non-employee director achieves a target ownership level equal to five (5) times the cash portion of the non-employee director’s Annual Board Retainer. Once a non-employee director has achieved his/her stated target ownership level, s/he is no longer required to adhere to the Director Holding Requirement, unless and until his/her ownership level falls below the target. For purposes of calculating target ownership levels, the following types of Company shares are counted: stock owned by the non-employee director; vested or unvested restricted stock and restricted stock units; and performance stock units deemed earned, but not yet vested.

Non-employee directors are required to comply with the guidelines immediately upon their appointment as a director, however, they may forfeit shares to pay taxes upon vesting of shares and/or the exercise price upon stock option exercise. As of December 31, 2016, all non-employee directors met the guidelines.

Other

The Board requires that every new non-employee director participate in a detailed orientation, which includes a review of business and financial operations, meetings with company executives and others, and an overview of our corporate governance policies and procedures. Additionally, all Board members travel at least annually to visit some of our key operations and meet with business and operations leadership at these sites.

The Company reimburses all directors for travel and other reasonable, necessary business expenses incurred in the performance of their services for the Company and extends coverage to them under the Company’s travel accident and directors’ and officers’ liability insurance policies. In addition, the Company allocates to each director a biennial allowance of $10,000 to reimburse costs associated with attending continuing education courses related to Board of Directors service.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and 10% stockholders to file reports of ownership of our equity securities. To our knowledge, based solely on our review of the copies of such forms furnished to us in 2016 and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements of our directors and executive officers were met.

Beneficial Ownership of Common Stock

The following table sets forth certain information as of March 20, 2017 (unless otherwise specified), with respect to the beneficial ownership of our Common Stock by each person who is known to own beneficially more than 5% of the outstanding shares of Common Stock, each person currently serving as a director, each nominee for director, each Named Executive Officer (as defined in the Compensation Discussion & Analysis below), and all directors and executive officers as a group:

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	Shares of
	Common Stock		Percent of
	Beneficially		Class
Name and Address of Beneficial Owner	Owned(1)		(rounded)
The Vanguard Group, Inc.
100 Vanguard Boulevard
Malvern, Pennsylvania 19355	10,958,913	(2)	18.1%
Black Rock, Inc. and affiliates
40 East 52nd Street
New York, New York 10022	7,212,458	(3)	11.9%
Dimensional Fund Advisors LP
Building One, 6300 Bee Cave Road
Austin, Texas 78746	4,640,475	(4)	7.7%
Vanguard Horizon Funds - Vanguard Strategic Equity
Fund - 23-2787277
100 Vanguard Boulevard			5.8%
Malvern, Pennsylvania 19355	3,482,495	(5)
LSV Asset Management
155 N. Wacker Drive, Suite 4600
Chicago, Illinois 60606	3,423,745	(6)	5.7%
Richard J. Giromini	1,027,778	(7)	1.7%
Martin C. Jischke	58,867	(8)	*
James D. Kelly	73,381	(9)	*
John E. Kunz	38,516	(10)	*
Larry J. Magee	85,985	(11)	*
Ann D. Murtlow	24,108	(12)	*
William D. Pitchford	34,395	(13)	*
Erin J. Roth	91,598	(14)	*
Scott K. Sorensen	64,473	(15)	*
Jeffery L. Taylor	51,619	(16)	*
Mark J. Weber	145,948	(17)	*
Brent L. Yeagy	83,660	(18)	*
All of our directors and executive officers as a group (12 persons)	1,780,328	(19)	2.9%

* Less than one percent

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to restricted stock units and/or performance stock units are not deemed outstanding by the Company for purposes of reporting on common stock outstanding. As such, only those units that will vest within 60 days of March 20, 2017 are deemed outstanding for purposes of computing the percentage ownership of the person holding such units. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of March 20, 2017 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except where indicated otherwise, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

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(2)	Based solely on the Schedule 13G/A filed February 13, 2017 by The Vanguard Group, Inc. on its own behalf and on behalf of its subsidiaries Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. (collectively, the “Vanguard Subsidiaries”). The Vanguard Group has sole voting power with respect to 90,648 shares, shared voting power with respect to 12,831 shares, sole dispositive power with respect to 10,859,206 shares, and shared dispositive power with respect to 99,707 shares. None of the Vanguard Subsidiaries claim beneficial ownership of 5% or greater of the outstanding shares of Common Stock.

(3)	Based solely on a Schedule 13G/A filed January 17, 2017 by BlackRock, Inc. on its own behalf and on behalf of its subsidiaries BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC (collectively, the “BlackRock Subsidiaries”). BlackRock, Inc. has sole voting power with respect to 7,343,321 shares. None of the BlackRock Subsidiaries claim beneficial ownership of 5% or greater of the outstanding shares of Common Stock except for BlackRock Fund Advisors.

(4)	Based solely on the Schedule 13G filed February 9, 2017 by Dimensional Fund Advisors LP and its subsidiaries. Dimensional Fund Advisors LP has sole voting power with respect to 4,429,947 shares. None of Dimensional Fund Advisors LP’s subsidiaries claim beneficial ownership of 5% or greater of the outstanding shares of Common Stock.

(5)	Based solely on the Schedule 13G filed February 13, 2017 by Vanguard Horizon Funds – Vanguard Strategic Equity Fund - 23-2787277.

(6)	Based solely on the Schedule 13G filed February 6, 2017 by LSV Asset Management. LSV Asset Management has sole voting power with respect to 1,842,791 shares.

(7)	Includes options held by Mr. Giromini to purchase 416,841 shares that are currently, or will be within 60 days of March 20, 2017, exercisable. Does not include any unvested restricted stock units or performance stock units, as no such awards held by Mr. Giromini will vest within 60 days of March 20, 2017.

(8)	Includes 7,073 restricted stock units that are scheduled to vest within 60 days of March 20, 2017.

(9)	Includes 7,073 restricted stock units that are scheduled to vest within 60 days of March 20, 2017.

(10)	Includes 7,073 restricted stock units that are scheduled to vest within 60 days of March 20, 2017.

(11)	Includes 7,073 restricted stock units that are scheduled to vest within 60 days of March 20, 2017.

(12)	Includes 7,073 restricted stock units that are scheduled to vest within 60 days of March 20, 2017. Through a family estate planning structure, Mrs. Murtlow shares voting and investment power on all reported shares with her spouse.

(13)	Includes options held by Mr. Pitchford to purchase 6,760 shares that are currently, or will be within 60 days of March 20, 2017, exercisable. Does not include any unvested restricted stock units or performance stock units, as no such awards held by Mr. Pitchford will vest within 60 days of March 20, 2017.

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(14)	Includes options held by Ms. Roth to purchase 21,080 shares that are currently, or will be within 60 days of March 20, 2017, exercisable. Does not include any unvested restricted stock units or performance stock units, as no such awards held by Ms. Roth will vest within 60 days of March 20, 2017.

(15)	Includes 7,073 restricted stock units that are scheduled to vest within 60 days of March 20, 2017. Through a family estate planning structure, Mr. Sorensen shares voting and investment power on all reported shares with his spouse.

(16)	Includes options held by Mr. Taylor to purchase 20,377 shares that are currently, or will be within 60 days of March 20, 2017, exercisable. Does not include any unvested restricted stock units or performance stock units, as no such awards held by Mr. Taylor will vest within 60 days of March 20, 2017.

(17)	Includes options held by Mr. Weber to purchase 7,587 shares that are currently, or will be within 60 days of March 20, 2017, exercisable. Does not include any unvested restricted stock units or performance stock units, as no such awards held by Mr. Weber will vest within 60 days of March 20, 2017.

(18)	Includes options held by Mr. Yeagy to purchase 35,567 shares that are currently, or will be within 60 days of March 20, 2017, exercisable. Does not include any unvested restricted stock units or performance stock units, as no such awards held by Mr. Yeagy will vest within 60 days of March 20, 2017.

(19) Includes options held by our executive officers to purchase an aggregate of 508,212 shares that are currently, or will be within 60 days of March 20, 2017, exercisable. The Company's directors do not hold any options. Includes 42,438 restricted stock units that are scheduled to vest to our directors within 60 days of March 20, 2017.

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Executive Compensation
Compensation Discussion and Analysis

The Board of Directors and the Company recognize that our stockholders should have as much trust in the integrity of the Company’s executive compensation process as our customers have in the quality of our products. We place tremendous effort and rigor into our executive compensation processes. We strive to be fair and reasonable while simultaneously aligning the interests of our stockholders and the executives who have been entrusted to lead the Company.

The following compensation discussion and analysis (“CD&A”) provides information regarding the objectives and elements of our compensation philosophy and policies for our NEOs in 2016 and key changes to the policies in 2017. Throughout this CD&A, Wabash National’s Named Executive Officers, or NEOs, means:

•	Richard J. Giromini – chief executive officer (“CEO”)
•	Jeffery L. Taylor – senior vice president and chief financial officer (“CFO”)
•	Erin J. Roth – senior vice president, general counsel and secretary (“General Counsel”)
•	Mark J. Weber – senior vice president, group president – Diversified Products Group (“Group President – DPG”)
•	Brent L. Yeagy – president and chief operating officer (“COO”)

Mr. Yeagy began serving in his current role as president and chief operating officer effective October 1, 2016. Prior to that time, he served as senior vice president, group president – Commercial Trailer Products Group, and Mr. Giromini served as both chief executive officer and president.

Executive Summary
2016 Financial Highlights

Over the past six years, we have made significant progress toward our strategy to transform ourselves into a diversified industrial manufacturer with a higher growth and margin profile. With this strategic goal in mind, we accomplished the following since 2011:

•	Grown revenue from $1.19 billion in 2011 to $1.85 billion in 2016;
•	Grown operating income from $19.8 million in 2011 to $202.5 million in 2016;
•	Grown net income from $15.0 million in 2011 to $119.4 million in 2016;
•	Improvement in gross profit margins from 5.6% in 2011 to 17.6% in 2016; and
•	Net debt and liquidity as of year-end 2011 were $49.8 million and $125.7 million, respectively. As of year-end 2016, net debt and liquidity were $77.2 million and $333.0 million, respectively.

During 2016, management continued to make progress on our strategic initiatives, as highlighted in the specific accomplishments detailed below:

•	Record operating income for the fifth consecutive year, up 12% over the prior year;
•	Continued to maintain record liquidity levels, with year-end 2016 liquidity of $333 million;
•	Reduced net debt by $70 million during 2016;
•	Repurchased $77 million of shares under the Company’s share repurchase plan;
•	Announced in December 2016 the reinstatement of a dividend program by which the Company will pay a regular quarterly cash dividend to the stockholders of its common stock; and
•	Continued to execute on the Company’s strategy to reduce debt by entering into agreements to repurchase up to $82 million in principal of the Company’s outstanding Convertible Senior Notes.

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Best Practices

Highlighted below are certain executive compensation governance practices (that we employ and avoid) that support the needs of our business, drive performance and align with our stockholders’ long-term interests. We believe our executive compensation practices align with our corporate values and mission and provide a foundation for long-term success. These practices include:

	Practices We Employ	Practices We Avoid
√	Pay for Performance – We tie pay to performance. The majority of NEO pay is not guaranteed – and is performance-based. We set financial goals for corporate and business unit performance.	χ	No Pledging/Hedging Transactions or Short Sales Permitted – Our policies prohibit executives, including the NEOs, and directors from pledging or engaging in hedging or short sales with respect to the Company’s common stock.
√	Reasonable Executive Severance/Change-in-Control Policy – We believe we have reasonable post-employment and change-in-control provisions that are generally in line with those of our peer group.	χ	No Repricing Underwater Stock Options or Stock Appreciation Rights Without Stockholder Approval – We do not permit underwater stock options or stock appreciation rights to be repriced without stockholder approval.
√	Peer Review – We closely monitor the compensation systems of companies of similar size and similar industries, with the objective of setting total compensation for our NEOs at levels that are generally competitive with our peer group, but also account for the Company’s own financial performance objectives.	χ	Employment Contracts – With the exception of our CEO (whose contract was originally executed upon his appointment as our COO in 2002), we do not have employment contracts for our NEOs. The Compensation Committee reviews our CEO’s performance on a yearly basis before determining whether to renew the agreement.
√	Mitigate Undue Risk – Our compensation practices are designed to discourage excessive risk-taking as related to performance and payout under our compensation programs.	χ	No Unique Retirement Programs – We do not have retirement programs uniquely applicable to our executive officers, nor do we provide additional supplemental executive retirement service credit as a recruitment tool.
√	Annual NEO Pay Review – Our Compensation Committee reviews NEO pay annually, and the CEO and other NEOs are evaluated on their performance annually as part of this process	χ	No Substantial Perquisites – We do not provide substantial perquisites to our executive officers.
√	Double Trigger Change-in-Control Severance Benefits – We employ a double-trigger change in control provision as part of our Change-in-Control policy.
√	Stock Ownership Guidelines – Our expectations for stock ownership align executives’ interests with those of our stockholders and all of the NEOs are in compliance with those guidelines.
√	Independent Compensation Committee and Compensation Consulting Firm – Our Compensation Committee is comprised entirely of independent directors and engages an independent consultant.

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Compensation Program Objectives and Philosophy

Our Compensation Committee (the “Committee”) works closely with the Company’s leadership team to refine our compensation program, to clearly articulate its objectives to our executives and to emphasize through its design our focus on performance-based compensation so that executives are awarded for results that create long-term stockholder value. The main elements of our compensation structure and how each supports our compensation philosophy and objectives are summarized below:

Wabash National Corporation Executive Compensation Design
Total Direct Compensation			Total Indirect Compensation
Short-Term Compensation		Long-Term Compensation	Other Indirect Components
Base Salary	Short-Term Incentive Plan	Long-Term Incentive Plan
Fixed. Fixed compensation component payable in cash. Reviewed annually and adjusted when appropriate.	Variable. Annual cash award for achievement of current-year financial and operational goals.	Variable. Equity awards designed to attract and retain quality executive management, and align NEO interests with those of the Company’s stockholders.	Fixed. Deferred compensation benefits; perquisites; additional benefits payable upon a Change-in-Control event or severance without Cause.

The primary objectives and philosophy of our compensation programs are to (i) drive executive behaviors that maximize long-term stockholder value creation, (ii) attract and retain talented executive officers with the skills necessary to successfully manage and grow our business, and (iii) align the interests of our executive officers with those of our stockholders by rewarding them for strong Company performance. In support of these objectives, we:

•	Target NEO total compensation package competitive with peers – We regularly compare our NEOs’ total compensation levels, as well as the elements of our NEO pay, with companies of a similar size and complexity;

•	Deliver a meaningful proportion of NEO compensation in share-based and performance-based incentives – In 2016, 44% to 62% of NEO total compensation was targeted to be delivered in the form of restricted stock units and performance stock units, with a goal of driving sustainable stockholder value; and

•	Weight a significant portion of NEO compensation toward variable and performance-based pay elements – In 2016, 65% to 81% of NEO total compensation was targeted to be delivered in variable Short-Term (annual) or Long-Term incentive compensation. As shown below, approximately 81% of our CEO’s target total compensation in 2016 was performance-based.

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* Percentages listed in the chart above are rounded to the nearest whole number, which may result in totals slightly below or in excess of 100%.

Summary of Key Compensation Decisions and Outcomes for 2016

The key decisions the Committee made during 2016 are summarized below and discussed in greater detail in the remainder of this CD&A.

Base Salary Adjustments

The Committee approved increases in base salary for each of our NEOs, ranging from 3.0% to 15.4%, to more closely align our NEOs with median base salary levels of our peer group. The Committee increased our CEO’s base salary by 3.0% from $830,000 to $855,000 in 2016. Though Mr. Yeagy’s appointment to the position of COO took effect October 1, 2016, an additional base salary increase for Mr. Yeagy as a result of this change in role did not occur until January 1, 2017.

Short-Term Incentive Plan (“STI”)

Company-Wide:

•	The metrics and respective weightings used in the Company-wide STI program in 2016, in which the CEO, CFO and General Counsel participated, were as follows: Operating Income (80%) and Net Working Capital (20%).

•	The target incentive award percentages (as a percentage of base salary) for each of our NEOs, including our CEO, remained unchanged from 2015.

•	Based on actual Company-wide 2016 performance, attainment of the Operating Income metric was above the target, but below the maximum level of achievement (attaining results at 142% of target), and attainment of the Net Working Capital metric was below the threshold level of achievement (attaining results at 0% of target), resulting in a weighted award payout of 114% to our CEO, CFO and General Counsel. Payout of this incentive occurred in March 2017.

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Commercial Trailer Products (“CTP”):

•	The metrics and respective weightings used in CTP’s STI program in 2016, in which the COO participated for the first nine months of 2016 in his role as senior vice president, group president – Commercial Trailer Products Group (until his change in role to COO effective October 1, 2016), were as follows: Company-wide Operating Income (55%), CTP Operating Income (25%), and Company-wide Net Working Capital (20%).

•	The target incentive award percentage for Mr. Yeagy was unchanged from 2015 (at 65% of base salary).

•	Based on actual CTP 2016 performance, attainment of the CTP Operating Income metric was at the maximum achievement, or 200% payout, level of performance. If Mr. Yeagy had continued to serve as senior vice president, group president – Commercial Trailer Products Group through the end of 2016, this would have resulted in a weighted award payout of 128% to Mr. Yeagy. However, because Mr. Yeagy began serving as our president and chief operating officer effective October 1, 2016, nine months of his Total STI Award were calculated using the CTP Operating Income metric while the remaining three months of his Total STI Award were calculated using Company-wide metrics only. As a result, his weighted award payout was 125%. Payout of this incentive occurred in March 2017.

Diversified Products Group (“DPG”):

•	The metrics and respective weightings used in DPG’s STI program in 2016, in which the Group President - DPG participated, were as follows: Company-wide Operating Income (55%), DPG Operating Income (25%), and Company-wide Net Working Capital (20%).

•	The target incentive award percentage for our Group President - DPG was unchanged from 2015 (at 65% of base salary).

•	Based on actual DPG 2016 performance, attainment of the DPG Operating Income metric was below the threshold level of performance, attaining results at 0% of target and resulting in a weighted award payout of 78% to our Group President – DPG, Mr. Weber. Payout of this incentive occurred in March 2017.

Long-Term Incentive Plan

The Committee granted performance stock units (“PSUs”), as well as service-based restricted stock units (“RSU’s”) to each of the NEOs. Unlike 2015, where 20% of the total LTI award was represented by non-qualified stock options, the Committee did not grant any stock options to the NEOs in 2016, as the Committee determined in consultation with its independent compensation consultant that the use of options was no longer as prevalent from a market perspective. In addition, the elimination of stock options from the LTI mix results in a more efficient use of shares reserved for grant under the shareholder approved equity plan. As a result, each NEO’s total LTI award was allocated as follows: 55% PSUs and 45% RSUs. The PSUs and RSUs will be settled in shares.

Consistent with 2015, for each of the NEOs, the number of PSUs earned will depend upon achievement against two metrics: Relative Total Shareholder Return (“RTSR”) measured against a peer group of 12 similarly-cyclical companies (i.e., a different peer group than the peer group used generally by the Committee in setting compensation), and Cumulative EBITDA Performance. Each metric will be measured over a three-year period. In 2016, RTSR was weighted at 54.5% of the target value of the PSUs (30% of the overall 2016 LTI Award) and Cumulative EBITDA Performance was weighted at 45.5% of the target value of the PSUs (25% of the overall 2016 LTI Award); previously, the two metrics had been weighted equally. The Committee made this change in weighting to create greater direct alignment with stockholder returns.

Additionally, for our CEO only, the RSU award is performance-based; his ability to earn RSUs is tied to a one-year operating income performance metric.

The Committee increased the 2016 target award percentages for our CEO (from 250% to 285% of salary grade mid-point) and our CFO (from 125% to 135%), to better align the compensation of these executives with market practices. The target award percentages for our General Counsel and Group President – DPG remained unchanged (at 110% and 125%, respectively). Additionally, the target award percentage for Mr. Yeagy also remained unchanged (at 125%) because any changes approved as a result of his new role did not become effective until January 1, 2017.

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Executive Severance Plan

In 2015, the Committee approved, and the Company adopted, an Executive Severance Plan (the “ESP”) for the Company’s executives. The ESP became effective January 1, 2016 and reflects market practice and consistency across the Company’s compensation arrangements. Pursuant to the ESP, to receive benefits under the ESP, participants are required to execute a release, non-compete, and non-solicitation agreement with the Company.

Compensation Peer Group

The Committee utilizes two compensation benchmarking peer groups to assess the competitiveness of the NEOs’ target compensation levels. The peer groups are intended to reflect companies with similar revenue size and business complexity as the Company.

Our 2016 Say-on-Pay Vote

The Compensation Committee carefully considered the results of the Company’s “Say on Pay Vote” taken by stockholders at its 2016 Annual Meeting, and the Committee plans to continue to carefully consider the results of this vote each year. At the 2016 Annual Meeting, approximately 96% of the stockholder votes cast on the proposal were cast in favor of the resolution stating that the stockholders “approve the compensation of Wabash National’s executive officers.” The Compensation Committee believes that the level of support indicated by this vote reflects favorably on the Company’s executive compensation program, which emphasizes “pay for performance,” even in the highly cyclical industry in which Wabash National operates.

2016 Compensation Overview

At Wabash National, we aspire to provide ever increasing value to all of our stakeholders, including customers, stockholders, associates, suppliers and our community. To achieve this aspiration, our business strategy includes:

•	Exceptional operating performance, including driving continuous improvement, production safety, product innovation and quality;

•	Disciplined growth of stockholder value; and

•	Development and retention of high performance associates.

Execution of our strategy is expected to create a sustainable business that rewards our customers, our associates and our stockholders. Wabash National’s compensation program is designed to motivate our NEOs and other salaried associates to execute our business strategies and strive for higher company performance, while maintaining our core values of safety, customer satisfaction, product quality, best-in-class service, continuous improvement, product innovation, and ethical, trustworthy business practices. Although Wabash National’s compensation program applies to most salaried associates, this Proxy Statement focuses on its applicability to our NEOs.

Philosophy and Objectives of Wabash National Compensation Program

Our overall compensation philosophy is to provide compensation packages to our executives, including our NEOs, that are competitive with those of executives in our peer group, while at the same time keeping our compensation program equitable, straightforward in structure, and reflective of our overall Company performance. In implementing this philosophy, we award compensation to meet our three principle objectives: aligning executive compensation with our Company’s annual and long-term performance goals; using equity-based awards to align executive and stockholder interests; and setting compensation at levels that assist us in attracting and retaining qualified executives.

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To align the incentive components of our compensation program with Company performance, we choose simple, transparent, and consistently communicated metrics that align compensation to our business strategies and our stockholders’ interests. Additionally, we utilize a mix of compensation components to meet the following goals:

•	Attract, retain, and motivate high-caliber executives;

•	As the responsibility of an associate/executive increases within the Company, place a larger portion of total compensation “at-risk,” with an increasing portion tied to long-term incentives;

•	Provide the appropriate level of reward for performance;

•	Recognize the cyclical nature of our primary truck-trailer business and the need to manage stockholder value through the business cycle by managing compensation levels and components;

•	Provide stockholder alignment by encouraging NEOs to be long-term stockholders of Wabash National;

•	Structure compensation programs to meet the tax deductibility criteria in the U.S. Internal Revenue Code when practicable; and

•	Structure the compensation program to be regarded positively by our stockholders and associates, while providing the Compensation Committee with the flexibility needed to satisfy all of the above listed goals.

Each component of Wabash National’s compensation structure, and the primary objective of each component, is summarized in the table below:

Component	Primary Objective	Characteristics and Description	Where Reported in the Executive Compensation Tables
Base Salary	Attract and retain.

Fixed cash, competitively assessed against our peer group. Also takes into consideration level of responsibility, experience, knowledge, individual performance and internal equity considerations. Reviewed annually and adjusted when appropriate.

Summary Compensation Table – “Salary” column
Short-Term Incentive Award	Promote achievement of short-term financial goals aligned with stockholder interests.

Short-term incentive paid in cash, based on performance measured against annually established company-wide and business unit financial goals. Rewards executives for superior financial performance of the Company.

Summary Compensation Table – “Non-Equity Incentive Plan Compensation” column Grants of Plan-Based Awards table – “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” column
Long-Term Incentive Award	Create alignment with stockholder interests and promote achievement of longer-term financial and strategic objectives.	Award is delivered through a combination of Performance Stock Units and Restricted Stock Units. Rewards executives for long-term growth of the Company.

Summary Compensation Table – “Stock Awards” column

Grants of Plan-Based Awards table – “Estimated Possible Payouts Under Equity Incentive Plan Awards” column

Outstanding Equity Awards at Fiscal Year-End table

Option Exercises and Stock Vested table

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Component	Primary Objective	Characteristics and Description	Where Reported in the Executive Compensation Tables
Perquisites	Attract and retain.	Executive physicals; credit monitoring; health club discounts; matching contributions to health savings accounts; amounts paid on life/disability insurance on behalf of the executive.	Summary Compensation Table – “All Other Compensation” column
Retirement Benefits	Attract and retain.	A 401(k) plan, on which the Company has partially matched associate contributions, when the performance of the Company has allowed.	Summary Compensation Table – “All Other Compensation” column
Deferred Compensation Benefits	Attract and retain.	Non-qualified deferred compensation plan under which a select group of associates, including NEOs, can elect to defer base salary and/or STI Awards. The Company has partially matched associate contributions, when the performance of the Company has allowed.	Summary Compensation Table – “All Other Compensation” column Non-Qualified Deferred Compensation table
Potential Payments Upon Change in Control	Encourage executives to operate in the best interests of stockholders both before and after a Change in Control event.

Fixed cash and certain rights with respect to equity awards. Contingent in nature and payable only if an NEO’s employment is terminated as specified under the Company’s Change in Control Plan (or under the CEO’s employment agreement).

Potential Payments on Termination or Change in Control Payment and Benefits Estimate table
Other Potential Post-Employment Payments	Provide potential payments under scenarios of death, disability, termination without cause, and voluntary separation.	Contingent in nature; amounts are payable only if an NEO’s employment is terminated as specified under the arrangements of various plans – including the ESP – or insurance policies.	Potential Payments on Termination or Change in Control Payment and Benefits Estimate table

The Compensation Committee believes that the Company’s existing executive compensation structure continues to encompass several “best practices,” as described earlier in this CD&A, and continues to be effective in not only rewarding executives for Company performance, but also aligning executive interests with long-term stockholder interests. The Committee will continue to analyze our executive compensation structure and adjust it as appropriate to reflect our performance and competitive needs, while always incorporating our longstanding philosophies of paying for performance, supporting business strategies, and paying competitively. We believe these philosophies will continue to attract and retain quality business leaders, and will drive our NEOs and other salaried associates to produce sustainable, positive results for Wabash National and its stockholders.

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Compensation Methodology and Process

Independent Review and Approval of Executive Compensation

The Compensation Committee, consisting of only independent members of the Board, is responsible for reviewing, approving and implementing the Wabash National compensation program, particularly the corporate and business segment goals and objectives related to compensation for the majority of salaried associates, as well as our executive compensation policies and programs. The Committee works closely with management, in particular our CEO and our Senior Vice President of Human Resources, in assessing appropriate compensation for our NEOs. The Committee evaluates the NEOs’ performance in relation to the established goals and ultimately approves the compensation for the NEOs after evaluating their compensation packages. See the “Compensation Committee” section of this Proxy Statement for a detailed listing of the Committee responsibilities and members and for more information on the Committee’s processes and procedures.

To assist in identifying appropriate levels of compensation, the Committee has engaged the services of Meridian, an independent compensation consultant, for assistance in 2016 compensation plan design, and to provide compensation market data and general review and advice regarding our compensation disclosures. In reviewing competitive peer group data discussed with management and Meridian, the Committee does not specifically “benchmark” or target a certain percentage or level of compensation for the NEOs. Rather, the Committee considers competitive peer group data as one significant factor in setting pay levels and amounts. The Committee realizes that competitive alternatives vary from individual to individual and may extend beyond equivalent positions in our industry or at other publicly-traded or similarly-situated companies. Consistent with our compensation objectives, the Committee retains the flexibility to also consider subjective factors, such as each executive’s fulfillment of duties, teamwork, level of responsibility, knowledge, time in position, experience and internal equity among the executives with similar experience and job responsibilities. When determining long-term incentive compensation, the Compensation Committee also considers the cost of the plan to the Company and the present and future availability of shares under our equity plans.

The Committee annually reviews previously approved compensation plans and levels to ensure continued alignment with our business strategy, the Company’s performance, and the interest of our associates and stockholders, as well as market practices for all elements of executive compensation, and approves necessary adjustments to remain competitive.

The Nominating and Corporate Governance Committee directs an annual evaluation of the CEO, and provides the results of the evaluation to the Compensation Committee for the Compensation Committee to use in making its decision whether to renew the CEO’s employment agreement, as well as setting and approving the CEO’s compensation each year.

While the Committee does independently determine and approve the CEO’s compensation each year, it relies on the input of the CEO in setting compensation for the other NEOs. (In addition, as noted on page 30, the Committee also carefully considers the results of voting on the annual non-binding “say-on-pay” proposal.) The CEO provides the Committee with an evaluation of each NEO’s performance, as well as his recommendations for changes to the NEOs’ base salaries (if any) and STI and LTI award levels, which are based on criteria and peer group data discussed with the Committee and Meridian. The Committee has the discretion to accept, reject or modify any of the CEO’s recommendations. The other NEOs are not present during these discussions.

The Role of the Compensation Committee’s Independent Compensation Consultant

As noted under the “Compensation Committee” section of this Proxy Statement, the Committee has retained Meridian, a national compensation consulting firm, to assist it in fulfilling its responsibilities and duties. Meridian reviewed the Company’s executive compensation program design and assessed our compensation approach relative to our performance and our market assessment peer group.

Specifically, Meridian’s engagement encompasses advisory services such as annual review of executive compensation philosophy, a competitive assessment of executive compensation levels and “pay-for-performance” linkage, executive cash and equity incentive program design, review of the CEO’s employment agreement, competitive assessment of non-employee director compensation, and other ad hoc support. Meridian works at the direction of, and reports directly to, the Compensation Committee. Meridian does not provide any other services to Wabash National.

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The Compensation Committee has evaluated Meridian as a compensation consultant, taking into consideration all relevant factors, including the following factors: (i) the provision of other services to the Company by Meridian; (ii) the amount of fees from the Company paid to Meridian as a percentage of Meridian’s total revenue; (iii) the policies and procedures of Meridian that are designed to prevent conflicts of interest; (iv) any business or personal relationship between the individual compensation advisors employed by Meridian and any executive officer of the Company; (v) any business or personal relationship between the individual compensation advisors employed by Meridian and any member of the Compensation Committee; and (vi) any stock of the Company owned by Meridian or the individual compensation advisors employed by Meridian. The Compensation Committee has determined, based on its analysis in light of all relevant factors, including the factors listed above, that the work of Meridian and the individual compensation advisors employed by Meridian as compensation consultants to the Compensation Committee has not created any conflicts of interest, and that Meridian is independent pursuant to the independence standards set forth in the NYSE listing standards promulgated pursuant to Section 10C of the Exchange Act.

Peer Group Analysis and Compensation Market Data

To help assess the competitiveness of total compensation for each NEO, the Committee analyzed executive compensation data from the following two sources: (i) published proxies of companies specifically selected as proxy peer companies (the “Proxy Peer Group”), and (ii) the proprietary Equilar database (the “Equilar Peer Group”). For purposes of review, the Committee utilized data from the Proxy Peer Group as the primary data source to assess the competitive positioning for the CEO and CFO target compensation. Given the limited positional data available from proxies, the Committee utilized data from the Equilar Peer Group as the primary data source to assess competitive positioning for the other NEOs. Data from the Equilar Peer Group was considered a secondary data source for the CEO and CFO positions.

The companies in the Proxy Peer Group and the Equilar Peer Group, indicated in the charts below, are similar to Wabash National in revenue, complexity, and market capitalization. With the help of information provided by Meridian, the Committee reviews annually both peer groups to confirm that they continue to be appropriate comparator groups for NEO compensation, and makes adjustments as it deems appropriate. The Committee believes the exercise of evaluating the peer groups is important because the availability of qualified executive talent is limited, and the design of our compensation program is important in helping us attract – and retain – qualified candidates by providing compensation that is competitive within the industries of industrial machinery, heavy trucks, and auto parts and equipment and the broader market for executive talent. The revenues listed in the charts below reflect those from the four quarters directly preceding the Committee’s December 2015 meeting, in which it reviewed and set the Company’s 2016 executive compensation programs.

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2016 Proxy Peer Group

Company	Revenues ($, in millions)	Market Cap as of Oct. 31, 2015 ($, in millions)
A.O. Smith	$2,356	$5,818
Accuride Corporation	$705	$135
Actuant Corporation	$1,400	$1,361
Allison Transmission Holdings, Inc.	$2,127	$4,909
Barnes Group	$1,262	$2,064
Briggs & Stratton Corporation	$1,859	$784
Chart Industries, Inc.	$1,193	$525
Commercial Vehicle Group, Inc.	$840	$125
Donaldson Company	$2,473	$4,077
EnPro Industries, Inc.	$1,219	$1,078
Federal Signal Corporation	$919	$941
Greenbrier Companies, Inc.	$2,204	$1,118
Harsco Corporation	$2,066	$859
IDEX Corporation	$2,148	$5,874
ITT Corporation	$2,655	$3,542
Meritor, Inc.	$3,766	$1,050
Modine Manufacturing Company	$1,496	$403
Nordson Corp.	$1,704	$4,293
Tower International, Inc.	$2,068	$580
Westinghouse Air Brake Technologies (Wabtec) Corporation	$3,044	$7,995
Woodward, Inc.	$2,001	$2,893

25th Percentile	$1,262	$784
Median	$2,001	$1,118
75th Percentile	$2,204	$4,077
Wabash National Corporation	$1,863	$796

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2016 Equilar Peer Group

Company	Revenues ($, in millions)	Market Value as of Oct. 31, 2015 ($, in millions)
Flowserve Corp.	$4,878	$6,067
Trinity Industries Inc.	$6,170	$4,138
Colfax Corporation	$4,624	$3,349
Xylem Inc.	$3,916	$6,531
Harsco Corporation	$2,066	$859
Pall Corporation	$2,789	N/A
ITT Corporation	$2,655	$3,542
Donaldson Company	$2,473	$4,077
A.O. Smith Corp.	$2,356	$5,818
Tower International, Inc.	$2,068	$580
IDEX Corporation	$2,148	$5,874
Nordson Corporation	$1,704	$4,293
TriMas Corporation	$1,499	$906
Chart Industries Inc.	$1,193	$525
Graco Inc.	$1,221	$4,104
Barnes Group Inc.	$1,262	$2,064
Drew Industries Inc.	$1,191	$1,444
Meritor, Inc.	$3,766	$1,050
Coherent Inc.	$795	$1,346
Checkpoint Systems Inc.	$662	$315
II-VI Inc.	$683	$1,151
ESCO Technologies Inc.	$531	$968

25th Percintile	$1,200	$968
Median	$2,067	$2,064
75th Percentile	$2,756	$4,138
Wabash National Corporation	$1,863	$796

Direct Compensation Elements

The following information describes, in detail, each direct compensation element, including a discussion of performance metrics, where applicable. It is intended that this information be read in conjunction with the information provided in the tables that follow this CD&A.

Base Salary

In determining salary levels for each of our NEOs (other than our CEO), the Committee takes into consideration a competitive market assessment provided to it by Meridian, which analyzes the pay practices at the peer group companies listed above, as well as several subjective factors previously discussed on page 33. The Committee also considers each NEO’s current salary as compared to an internal Company salary grade range for other employees, as well as the salary practices of the relevant peer group.

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In determining the salary level for our CEO, the Committee takes into consideration the Proxy Peer Group assessment addressed above, as well as the annual performance evaluation of our CEO conducted by the Board’s Nominating & Corporate Governance Committee. In 2016, the Compensation Committee increased our CEO’s salary by 3.0%, from $830,000 to $855,000 – considering the Proxy Peer Group data, as well as the results of his performance evaluation, which noted his significant role in leading the Company to another year of excellent financial performance levels. The Committee also approved increases for each of the other NEOs, as follows, in each case in order to better align the NEO’s base salary with the Proxy Peer Group data: increase to $375,000 for our CFO (15.4%); increase to $350,000 for our General Counsel (4.5%); increase to $390,000 for our Group President – DPG (4.0%); and increase to $415,000 for our COO (10.7%).

Though Mr. Yeagy’s appointment to the position of COO took effect on October 1, 2016, an additional base salary increase for Mr. Yeagy as a result of this change in role did not occur until January 1, 2017.

Short-Term Incentive Plan

Our short-term incentive plan, or STI Plan, is designed to reward participants for meeting or exceeding financial and other performance goals during a calendar year, and is available to NEOs, as well as other executives and key associates. If STI Plan targets are met, participants receive a cash bonus. In short, we strive to pay for performance – we pay higher compensation when our management team achieves our predetermined goals, and lower compensation when it does not. The amount of the STI award actually paid to NEOs is determined by multiplying base salary by Target STI Rate (as described below under Approval of STI Rates) by Wabash National’s operating performance against the STI metrics (as described below under Performance Metrics for STI). Individual STI payouts cannot exceed the maximum as established in the approved plan. However, in addition to the satisfaction of performance metrics, participants in the STI Plan also had to meet or exceed personal performance criteria reviewed during the Company’s associate performance review process or their STI Award could be decreased or eliminated.

Performance Metrics for the 2016 STI Plan

For 2016, as in 2015, the Committee established Operating Income and Net Working Capital as the corporate-level performance metrics used in the calculation of STI awards. The Committee deemed these metrics appropriate for the short-term focus and business goals of the Company, as both metrics provide clear and easily measurable goals for Plan participants.

For those participants in the STI Plan who were employed at the corporate level of the Company, including the following NEOs – Messrs. Giromini and Taylor, and Ms. Roth – payout under the STI Plan was contingent upon the achievement of pre-determined corporate-wide targets of Operating Income and Net Working Capital for Wabash National. Each performance metric was independent of the other in calculating whether corporate-level STI Plan participants would earn a STI Award, with 80% of the total STI Award dependent upon achievement of the Operating Income targets, and 20% upon achievement of the Net Working Capital targets.

For those participants in the STI Plan who were employed at a segment business unit (“SBU”) level of the Company, including two of our NEOs – Messrs. Weber and Yeagy – 55% of any award made under the STI Plan was contingent upon the achievement of the pre-determined Operating Income target at the corporate level, 20% was contingent upon the achievement of the pre-determined Net Working Capital target at the corporate level, and the remaining 25% of the STI Plan award was contingent upon the achievement of pre-determined Operating Income targets at the applicable SBU level. The targets described above and Wabash National’s actual performance results are listed in the table below under “2016 Performance Results for STI.”

Approval of STI Rates

After review and consideration of peer group data and discussion with Meridian, the Committee approves target STI rates. In 2016, the Committee set target STI rates for our NEOs based on reference to the median target cash bonus rates of the relevant peer group. Our CEO’s target STI rate represents the rate set forth in his employment agreement, which the Proxy Peer Group data continues to indicate is an appropriate rate and consistent with the median. In 2016, the rates for our NEOs were unchanged from 2015. The Committee’s 2016 approved STI Rates for each NEO are set forth below:

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Target STI Rate
Mr. Giromini	100%
Mr. Taylor	65%
Ms. Roth	60%
Mr. Weber	65%
Mr. Yeagy (1)	65%

(1) Mr. Yeagy began serving in his current role as COO effective October 1, 2016. Prior to that time, he served as senior vice president, group president – Commercial Trailer Products Group. However, the Target STI Rate set forth above for Mr. Yeagy did not change during 2016 as a result of his new role and therefore was applicable to his Base Salary for the full year. The Committee determined that, effective January 1, 2017, the Target STI Rate applicable to Mr. Yeagy’s Base Salary would increase to 75% as a result of his new role.

2016 Performance Results for STI

For our NEOs employed at the corporate level, as well as for those employed at the SBU level, the amount of the Total STI Award paid in 2016 was calculated in two steps, as follows:

Corporate-level NEOs		SBU-level NEOs
1.	Base Salary x Target STI Rate = Target STI Bonus	1.	Base Salary x Target STI Rate = Target STI Bonus
2.	Target STI Bonus	2.	Target STI Bonus
	x (20% x Actual Corporate NWC Payout as a % of Target)		x (20% x Actual Corporate NWC Payout as a % of Target)
	x (80% x Actual Corporate OI Payout as a % of Target)		x (55% x Actual Corporate OI Payout as a % of Target)
	= Total STI Award Amount		x (25% x SBU Corporate OI Payout as a % of Target)
			= Total STI Award Amount

For Mr. Yeagy, who began serving as our president and chief operating officer effective October 1, 2016, nine months of his Total STI Award were calculated using the above formula for SBU-level NEOs and the remaining three months of his Total STI Award were calculated using the above formula for Corporate-level NEOs.

Both the Operating Income and the Net Working Capital performance metrics under the STI Plan may be achieved at a threshold, target or maximum level. The threshold, target and maximum goals were based on various outcomes considered by the Compensation Committee, with the target amounts reflecting the Company’s operating budget approved by the Board.

Because annual targets for performance goals are set at levels based on our expected financial performance for the year, the Committee believes that paying at 200% of a performance metric’s target for superior performance (set at 115% or greater of the applicable metric under the Board-approved operating budget) provides appropriate incentive to achieve outcomes clearly exceeding target expectations. However, by capping the potential payout for such superior performance, the Committee believes this reduces the risk that executives might be motivated to pursue excessively high short-term goals to maximize short-term payouts, at the expense of the long-term performance of the Company.

The Committee further believes that threshold amounts, which are set at 85% or greater of the applicable metric under the Board-approved operating budget, represent sufficient performance to warrant incentive compensation, and that a potential payout equal to 50% of target is appropriate for such an achievement level. If the threshold level of performance for a particular goal is not achieved, the payout for that goal is zero. Actual performance payout is interpolated between the performance target levels set forth below.

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The chart below details the goals necessary for the corporate–level NEOs (our CEO, CFO and General Counsel) to achieve STI payout in 2016, as well as the Company’s actual performance results, calculated in accordance with the STI Plan:

(reported in millions,
except for percentages)	Threshold	Target	Maximum	Actual
Net Working Capital ("NWC") 20% of STI Award	12.0%	11.0%	10.0%	12.3%
Coporate Operating Income ("OI") 80% of STI Award	$160.0 million	$190.0 million	$220.0 million	$202.5 million
Performance Payout	50%	100%	200%	0% - NWC 142% - Corp OI
Weighted Performance Payout to NEOs (as a % of target)				114% (Messrs. Giromini & Taylor, and Ms. Roth)

The chart below details the corporate goals and the SBU Operating Income goals necessary for Messrs. Weber and Yeagy to achieve payout, as well as the actual performance results for the Commercial Trailer Products and Diversified Products business units, calculated in accordance with the STI Plan:

(reported in millions, except for percentages)	Threshold	Target	Maximum	Actual
Corporate NWC 20% of STI Award	12.0%	11.0%	10.0%	12.3%
Corporate OI 55% of STI Award	$160.0 million	$190.0 million	$220.0 million	$202.5 million
Operating Income - Commercial Trailer Products ("CTP") 25% of STI Award	$138.0 million	$163.9 million	$189.7 million	$212.4 million
Operating Income - Diversified Products ("DPG") 25% of STI Award	$41.9 million	$49.7 million	$57.5 million	$24.6 million
Performance Payout on SBU OI Results	50%	100%	200%	200% - CTP OI 0% - DP OI
Weighted Performance Payout to NEOs (as a % of target)				125% - Mr. Yeagy (CTP)(1) 78% - Mr. Weber (DPG)

(1)	If Mr. Yeagy had continued to serve as senior vice president, group president – Commercial Trailer Products Group through December 2016, his Total STI Award would have been calculated using the formula for SBU-level NEOs, and his weighted award payout would have been 128%.

As noted above, while actual performance against either metric might exceed the listed “Maximum” performance levels, STI Plan Awards are capped at a maximum of 200% of the STI Award that can be earned for meeting “Target” performance levels. The STI Plan Awards paid to each NEO under the STI Plan are also set forth in footnote 3 to the Summary Compensation Table below. The Committee did not exercise its authority to decrease or eliminate any NEO STI payouts for fiscal 2016. For fiscal 2016, STI award payouts to the NEOs represented approximately 19.5% of the total amount of STI award payouts to all eligible STI Plan participants.

Long-Term Incentive Plan

Our long-term incentive plan, or LTI Plan, is designed to reward our executives, including NEOs, for increasing stockholder value. It is also intended to be used as an attraction and retention tool in recruiting and promoting executive talent. We believe that equity-based awards are an important part of an equitable structure because it is fair to our executives and to the Company that the level of rewards for our executives increase and decrease based on the return to stockholders.

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Approval of LTI Award Values

In 2016, the Committee approved LTI awards consisting of Restricted Stock Units (“RSUs”) and Performance Stock Units (“PSUs”), each awarded under the stockholder-approved 2011 Omnibus Incentive Plan. The Committee establishes LTI award grant values to the NEOs based on the following factors: level of responsibility, individual performance, peer group data, and the number of shares available under the 2011 Omnibus Incentive Plan. Generally at its first regularly-scheduled Committee meeting each year, the Committee approves the anticipated LTI award values and mix after review and consideration of peer group data on target long-term incentives. At the time of grant, the Committee has the discretion to increase or decrease the base-level award to distinguish an individual’s level of past performance, to deliver particular LTI value, or to reflect other adjustments as the Committee deems necessary.

The Committee calculates and approves the actual number of each type of award granted to each NEO by: (1) setting the overall LTI award value, taking into account the factors discussed above, which is generally expressed as a percentage of the NEO’s salary grade mid-point; (2) calculating, at the close of the market on the day of the award grants, the targeted value to apply to each of the PSUs and RSUs; and (3) dividing the overall LTI award value for each NEO by the RSU and PSU targeted values, to reach the targeted award mix (see LTI Award Mix below for a discussion of the 2016 approved LTI Award mix). For detail regarding the calculated values of each of the awarded RSUs and PSUs, see the Grants of Plan-Based Awards table and footnote 5 thereto.

In establishing the LTI award values in 2016, the Committee increased the target LTI rates for our CEO (from 250% to 285% of salary grade mid-point) and CFO (from 125% to 135% of salary grade mid-point). The Committee determined that it was appropriate to make these changes in light of common market practices. The target LTI rate for our General Counsel, Group President – DPG and COO remained unchanged. The Committee’s 2016 approved LTI award rates and salary grade mid-point values for each NEO are set forth below:

	2016 LTI Award Rate	2016 Salary Grade Mid-Point	2016 LTI Target Grant Value
Mr. Giromini	285%	$862,800	$2,458,980
Mr. Taylor	135%	$476,100	$642,735
Ms. Roth	110%	$362,200	$398,420
Mr. Weber	125%	$424,600	$530,750
Mr. Yeagy (1)	125%	$424,600	$530,750

(1)	Similar to the Target STI Rate for 2016, the 2016 LTI Award Rate set forth above for Mr. Yeagy did not change during 2016 as a result of his new role and therefore was applicable to his 2016 Salary Grade Mid-Point for the full year. The Committee determined that, effective January 1, 2017, the LTI Award Rate applicable to Mr. Yeagy’s 2017 Base Salary would increase to 160% as a result of his new role.

LTI Award Mix

In 2016, the Committee approved a targeted award mix of 45% RSUs and 55% PSUs. The Committee believes this mix, which includes the removal of stock options in 2016, is appropriate to emphasize its goals of encouraging stock ownership in Wabash National, retaining NEOs in the long-term, focusing NEOs on long-term growth in stockholder value and setting compensation that is in line with market practice. The general terms for each form of equity awarded to the NEOs in 2016 are listed below:

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	PSUs	RSUs
Performance Metrics	Relative Total Shareholder Return (54.5% weighting) and Cumulative EBITDA Performance (45.5% weighting)	None, with the exception of the RSUs granted to our CEO, which were conditioned upon the Company achieving at least $50 million in Operating Income in 2016
Performance Period	Three years	None
Vesting Period	Earned awards, if any, vest in full on third anniversary of the grant date	Award vests in full on third anniversary of the grant date
Restrictions /Expiration	Earned only upon achievement of at least threshold performance level, and paid out in Wabash National Common Stock upon vesting	Restricted until vesting date, at which time they are settled in Wabash National Common Stock

In addition to the restrictions listed above, all awards granted to the NEOs pursuant to the Company’s equity compensation plans are subject to the Company’s Stock Ownership Guidelines, which are discussed on page 44. See the Grants of Plan Based Awards table and footnotes on pages 50-51 for more information on LTI awards delivered to the NEOs, as well as the terms of the awards.

The Committee views the PSUs as performance-based awards because PSUs can only be earned upon achievement of the three-year performance metrics established by the Committee. Additionally, the Committee views the RSU award to our CEO as performance-based, as the RSUs to be earned by Mr. Giromini were subject to a one-year performance period with a performance target of $50 million in Operating Income in fiscal year 2016, as well as a three-year time-based vesting period from the date of grant. The PSUs awarded to all NEOs, as well as our CEO’s RSUs, are intended to be performance-based for purposes of preserving the tax deductibility of that portion of our NEOs’ compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (“the Code”).

For fiscal 2016, the number of RSUs granted to the NEOs represented approximately 41% of the RSUs granted to all LTI Plan eligible participants, and the target number of PSUs granted (but not yet earned) to the NEOs represented approximately 52% of the target PSUs granted (but not yet earned) to all LTI Plan eligible participants. These proportions are consistent with our philosophy that as our associates, including NEOs, assume greater responsibility in the Company, a larger portion of incentive compensation should be focused on at-risk and long-term awards.

PSU Performance Metrics

The Committee established two independent performance metrics associated with the award of PSUs in 2016:

•	Relative Total Shareholder Return (“RTSR”); and

•	Cumulative EBITDA Performance.

Each of these metrics are independent of the other in calculating whether LTI Plan participants will earn the PSUs attributable to such metric, with RTSR weighted at 30% of the total LTI Award and Cumulative EBITDA Performance weighted at 25% of the total LTI Award. The Committee chose these metrics to emphasize the Company’s continued focus on growth and the creation of stockholder value in the long term, and determined that RTSR should be weighted slightly more heavily than Cumulative EBITDA to create greater direct alignment with stockholder returns.

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Relative Total Shareholder Return

RTSR will be measured relative to a group of similarly cyclical companies over a three-year period, as the Committee believes this is the fairest way to track and reward Company performance with regard to stockholder return in a highly-cyclical industry. RTSR performance will be measured in relation to the following “Cyclical Peer Group”:

Accuride Corp (ACW)	Meritor (MTOR)
Commercial Vehicle Group (CVGI)	Federal Signal (FSS)
Navistar (NAV)	Spartan Motors (SPAR)
Oshkosh (OSK)	Paccar (PCAR)
Tower International (TOWR)	Actuant Corporation (ATU)
Modine (MOD)	Trinity Industries (TRN)

In the event any Cyclical Peer Group company ceases to be an independent, publicly traded company, or spins off one of its businesses creating a stock split, during the performance period, the Committee may substitute an alternate cyclical company, in the order listed below: Crane Co. (CO) and Manitowoc Company (MTW). As of November 2016, Crane Co. replaced Accuride in the Cyclical Peer Group for the 2016 awards because Accuride ceased being an independent, publicly traded company.

The Cyclical Peer Group companies were recommended following Meridian’s analysis to best correlate each company’s cycle length and position in cycle, as compared to that of Wabash National. The start of the RTSR performance period for the 2016 awards was the close of NYSE market on December 31, 2015 and Wabash National’s relative ranking versus the Cyclical Peer Group will be measured at the completion of the three-year performance period (close of NYSE market on December 31, 2018). RTSR performance will be measured on full-month stock performance for December 2015 versus December 2018 (using average closing stock price performance for each month), by including only those companies who are in the Cyclical Peer Group as of the close of business on December 31, 2015 and continue as independent, publicly traded companies on December 31, 2018.

The Company must achieve an RTSR ranking level within the Cyclical Peer Group of nine or above by the end of the three-year performance period for the NEOs to earn at least 50% of the PSUs tied to the RTSR metric granted under the 2016 LTI Plan. The chart below details the potential RTSR award rates for various ranking levels that trigger payment of PSUs tied to the RTSR metric under the 2016 LTI Plan:

Wabash National RTSR Ranking	RTSR Award Rate
1st	200%
2nd	190%
3rd	180%
4th	160%
5th	140%
6th	120%
7th	100%
8th	75%
9th	50%
10th-13th	0%

Cumulative EBITDA Performance

The performance period for measurement of Cumulative EBITDA Performance began with the start of the Company’s fiscal year on January 1, 2016 and will continue through the close of the Company’s fiscal year on December 31, 2018.

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Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment of intangibles and other non-operating income and expense. Cumulative EBITDA Performance is calculated by totaling the Company’s Operating EBITDA results from each of the three performance period fiscal years.

The chart below details the level of Cumulative EBITDA Performance necessary for the NEOs to earn the PSUs tied to this metric granted under the 2016 LTI Plan:

Cumulative EBITDA	Percent of
as % of Target	PSU Target Value
115%	200% (Maximum)
100%	100% (Target)
74%	50% (Threshold)
< 74%	0

If the Company fails to meet the “Threshold” performance level set forth above then our NEOs will not receive any portion of the PSU awards that are tied to this metric. And, while actual Cumulative EBITDA Performance might exceed the listed “Maximum” performance level, LTI Plan Awards are capped at a maximum of 200% of the LTI Award that can be earned for meeting “Target” performance levels. Actual performance payout is interpolated between the performance levels set forth above.

Calculation of Total PSUs Earned at End of Three-Year Performance Period

Assuming achievement of the goals associated with the RTSR and Cumulative EBITDA Performance metrics, the total number of PSUs that will be earned by the NEOs at the end of the three-year performance period will be calculated as follows:

Number of PSUs granted (but not yet earned) to NEOs in 2016

x    (54.5% x Actual RTSR Ranking Award Rate)

x    (45.5% x Actual Cumulative EBITDA Award Rate, as a Percentage of Target)

= Total Earned PSUs

Payout of PSUs for 2014 to 2016 Performance Cycle

The PSUs granted on February 19, 2014 were subject to a three-year performance period established by the Compensation Committee in the Company’s 2014 LTI Plan, which ended on December 31, 2016. Under the Company’s 2014 LTI Plan, the Committee established two performance metrics – RTSR and Cumulative EBITDA Performance – for measurement over the three-year period. These metrics were independent of the other in calculating whether LTI Plan participants would earn the PSUs tied to such metric, with each metric weighted at 50% of the total LTI Award. As of December 31, 2016:

•	The Company ranked 5th within the Cyclical Peer Group with regard to the RTSR metric (resulting in NEOs earning 140% of the portion of the award tied to that metric), and

•	The Company achieved Cumulative EBITDA over the performance period of $651.5 million, which exceeded the “Maximum” performance level ($432 million) with regard to the Cumulative EBITDA Performance metric (resulting in NEOs earning 200% of the portion of the award tied to that metric).

As a result, each NEO earned 170% of the targeted number of PSUs granted to them in February 2014. Each earned PSU vested on February 19, 2016, which was three years from the original date of grant. Upon vesting, each NEO received one share of the Company’s Common Stock for each fully vested PSU.

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LTI Grant Practices

Grants of equity awards are generally made to our executives, including NEOs, at one time each year pursuant to the LTI Plan. The Compensation Committee typically reviews and approves awards and award levels under the LTI Plan in February of each year in conjunction with regularly scheduled meetings of the Compensation Committee and the Board of Directors, which occur after the release of year-end financial results from the previous year.

While most of our equity awards are made at the above-described time period, we occasionally make grants of RSUs to executives at other times, including in connection with the initial hiring of a new executive or a promotion. We do not have any specific program, plan or practice related to the timing of equity award grants to executives in coordination with the release of non-public information.

Mr. Giromini, who also serves as a director of the Company, has the authority to grant awards such as inducement grants within prescribed parameters under the 2011 Omnibus Incentive Plan to Company associates who are not officers or directors of the Company. Mr. Giromini is the only officer who has the authority to grant these equity awards. No other executive officer has the authority to grant any equity awards under the Plan.

COO Promotional Grant

In connection with his appointment as our COO, Mr. Yeagy received a one-time grant of 18,000 restricted stock units on October 1, 2016, which will vest on October 1, 2019.

Executive Stock Ownership Guidelines and Insider Trading Policy

In February 2005, we first adopted stock ownership guidelines for our executive officers, including our NEOs. Upon evaluation of prevalent market practices, we revised these guidelines in September 2011.

These guidelines are designed to encourage our executive officers to work towards and maintain a certain equity stake in the Company and more closely align their interests with those of other stockholders. Our current stock ownership guidelines provide that each executive is required to hold 65% of all Company shares received through the Company’s incentive compensation plans (the “Executive Holding Requirement”) until the executive achieves the target ownership levels set for his/her position. Once a Company executive has achieved his/her stated target ownership level, s/he is no longer required to adhere to the Executive Holding Requirement, unless and until his/her ownership level falls below the target. The target ownership levels are as follows:

CEO	Five (5) times base salary
President and Executive Vice Presidents	Three (3) times bese salary
Senior Vice Presidents	Two-and-one-half (2 1/2) times base salary

For purposes of calculating target ownership levels, the following types of Company shares are counted: stock owned by the executive; vested and unvested restricted stock and restricted stock units; and, performance stock units deemed earned, but not yet vested. Company executives are required to comply with the guidelines immediately upon hire or promotion. However, executives may forfeit shares to pay taxes upon vesting of shares and/or the exercise price upon stock option exercise. The Compensation Committee reviews compliance with the guidelines on a periodic basis; as of December 31, 2016, all of our NEOs were in compliance.

Under our Insider Trading Policy, our executive officers, including our NEOs are prohibited from engaging in:

•	selling short our Common Stock;

•	pledging of Company securities and/or holding Company securities in margin accounts; and

•	hedging and/or offsetting transactions regarding our Common Stock.

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Deductibility Cap on Executive Compensation

Under Section 162(m) of the Code, and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1,000,000 to the CEO and the three other most highly compensated officers other than the CFO. However, performance-based compensation, as defined in the Code, is fully deductible if the programs, among other requirements, are: (1) approved by stockholders, (2) the compensation is payable only upon attainment of pre-established, objective performance goals, and (3) the board committee that establishes such goals consists only of “outside directors” as defined for purposes of Section 162(m).

The Committee strives to provide NEOs with compensation programs that will preserve the tax deductibility of compensation paid by Wabash National, to the extent reasonably practicable and to the extent consistent with Wabash National’s other compensation objectives. For 2016, all of the members of the Compensation Committee qualified as “outside directors,” as defined for purposes of Section 162(m). The Committee believes, however, that stockholders interests are best served by not restricting the Committee’s discretion and flexibility in structuring compensation programs, even though such programs may result in certain non-deductible compensation expenses. With the exception of approximately $466,400 of non-performance-based compensation paid to Mr. Giromini in 2016, all other 2016 executive compensation was fully deductible. As described in detail on pages 40-41 under LTI Award Mix, the Compensation Committee took steps in 2014, 2015 and 2016 to qualify a greater amount of our CEO’s compensation as deductible in the future by establishing an Operating Income performance metric that the Company must first meet prior to our CEO receiving annual grants of RSUs.

Indirect Compensation Elements

The following sections describe each indirect compensation element. It is intended that this information be read in conjunction with the information provided in the tables that follow this CD&A.

Perquisites

We offer our NEOs various perquisites that the Committee believes are reasonable to remain competitive. These perquisites constitute a small percentage of total compensation. The Committee conducts an annual review of perquisites offered to the NEOs as part of the Committee’s overall NEO compensation review process. For more information on these perquisites and to whom they are provided, see footnote 5 to the Summary Compensation Table. In addition to the items listed in the aforementioned footnote, NEOs, as well as other Company employees, are also provided access to general financial planning services and Wabash National-sponsored seats at a local sporting venue for personal use when not occupied for business purposes, both at no incremental cost to the Company.

Retirement Benefits

Retirement Benefit Plan

The Company has adopted a Retirement Benefit Plan that is also applicable to our NEOs. The purpose of the plan is to clearly define benefits that are provided to qualified associates who retire from the workforce after service to the Company. Additional information regarding this Plan, including definitions of key terms and a quantification of retirement benefits, is set forth below in the section entitled Potential Payments on Termination or Change-in-Control.

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Tax-qualified Defined Contribution Plan

We maintain a tax-qualified defined contribution plan in the form of a traditional 401(k) plan with a Roth 401(k) option, either of which is available to a majority of the Company’s associates, including the NEOs. The Company matches dollar-for-dollar the first 3% of compensation an associate places into these plans, and matches one-half of the next 2% contributed by the associate to the plan, up to federal limits. Any annual Company matches are reported under the “All Other Compensation” column, and related footnote 5, of the Summary Compensation Table.

Deferred Compensation Benefits

We maintain a non-qualified, unfunded deferred compensation plan that allows our directors and eligible highly-compensated associates, including the NEOs, to voluntarily elect to defer certain forms of compensation prior to the compensation being earned and vested. We make the non-qualified plan available to our highly-compensated associates as a financial planning tool and as an additional method to save for retirement. Executive officers do not receive preferential earnings on their deferred compensation. As a result, we do not view earnings received on contributions to the deferred compensation plan as providing executives with additional compensation. All deferred compensation benefits are designed to attract, retain, and motivate associates. Such deferred compensation benefits are commonly offered by companies with whom we compete for talent.

The Company matches dollar-for-dollar the first 3% of compensation an associate places into the non-qualified deferred compensation plan, and matches one-half of the next 2% the associate contributes to the plan. Any annual Company matches are reported under the “All Other Compensation” column, and related footnote 5, of the Summary Compensation Table.

Participants in the Deferred Compensation Plan are general creditors of the Company. See the Non-Qualified Deferred Compensation Table below for additional information.

Potential Payments Upon Change-in-Control and Other Potential Post-Employment Payments

Executive Severance Plan

On December 9, 2015, the Company adopted the Wabash National Corporation Executive Severance Plan (the “ESP”). The ESP became effective as of January 1, 2016 and was adopted to provide enhanced severance protections to certain executives who are designated by the Compensation Committee as eligible to participate in the ESP, including all of the NEOs. The ESP is not intended to duplicate any benefits that may be provided under other Company compensation plans or arrangements, but rather to provide enhanced benefits to certain executives who agree to execute a release, non-compete, and non-solicitation agreement with the Company upon termination. For additional information regarding the ESP, including definitions of key terms and benefits, see the section entitled Potential Payments on Termination or Change in Control.

Other Severance and Change-in-Control Agreements

In 2016, we did not have individual employment or severance agreements with any of our NEOs, other than an employment agreement with Mr. Giromini, which automatically renews on an annual basis unless either the Board or Mr. Giromini chooses not to renew it. Mr. Giromini’s agreement provides for payments and other benefits if his employment terminates based upon certain qualifying events, such as termination “without cause” or leaving employment for “good reason.” The Board believed these terms, which were originally negotiated when Mr. Giromini was initially hired in 2002, were necessary to hire Mr. Giromini and were consistent with industry practice. In deciding to renew Mr. Giromini’s contract in 2016, the Board determined that such terms remained consistent with industry practice. For more information on Mr. Giromini’s employment agreement, see pages 59-62.

We have adopted a Change in Control Plan applicable to NEOs, as well as other executives of the Company, as specifically designated by our Board of Directors. We determined that this plan was appropriate based on the prevalence of similar plans within the market, as well as the dynamic nature of the business environment in which we operate. We also believe the Change in Control Plan, similar to the severance provisions of Mr. Giromini’s employment agreement, is an appropriate tool to motivate executive officers to exhibit the proper behavior when considering potential business opportunities. By defining compensation and benefits payable under various merger and acquisition scenarios, change-in-control agreements enable the NEOs to set aside personal financial and career objectives and focus on maximizing stockholder value. These agreements help to minimize distractions such as the officer’s concern about what may happen to his or her position, and help to keep the officer focused on the Company’s and its stockholders’ best interests in analyzing opportunities that may arise. Furthermore, they ensure continuity of the leadership team at a time when business continuity is of paramount concern. Under the terms of his employment agreement as amended in December 2010, and renewed most recently in 2016, Mr. Giromini is entitled to receive the greater of the benefits pursuant to our Change in Control Plan or his employment agreement, but not both.

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Additional information regarding these provisions, including a definition of key terms and a quantification of benefits that would be received assuming a triggering event on December 31, 2016, is set forth below in the Potential Payments on Termination or Change in Control – Payment and Benefit Estimates table.

Executive Life Insurance Program

Pursuant to the terms of his employment agreement, we maintain a life insurance policy on Mr. Giromini. We have purchased and maintain this policy but provide Mr. Giromini with an interest in the death benefit. Mr. Giromini is responsible for taxes on the income imputed in connection with this agreement under Internal Revenue Service rules. Upon termination of employment, the life insurance policy will be assigned to Mr. Giromini or his beneficiary. This was a negotiated benefit entered into when Mr. Giromini began employment with the Company.

Compensation Committee Report

The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based on the review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Wabash National Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (including through incorporation by reference to this Proxy Statement).

COMPENSATION COMMITTEE

Martin C. Jischke
James D. Kelly
John E. Kunz
Larry J. Magee
Ann D. Murtlow
Scott K. Sorensen

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors in 2016 consisted of Dr. Jischke, Mrs. Murtlow and Messrs. Kelly, Kunz, Magee and Sorensen. None of these individuals is currently, or has ever been, an officer or associate of Wabash National or any of our subsidiaries. In addition, during 2016, none of our executive officers served as a member of a board of directors or on the compensation committee of any other entity that had an executive officer serving on our Board of Directors or on our Compensation Committee.

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Executive Compensation Tables

In this section, we provide tabular and narrative information regarding the compensation of our NEOs for the fiscal year ended December 31, 2016.

Summary Compensation Table

for the Year Ended December 31, 2016

The following table summarizes the compensation of the NEOs for the year ended December 31, 2016 and for the years ended December 31, 2015 and 2014. The NEOs are the Company’s Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers in 2016 as determined by calculating total compensation pursuant to the table below.

				Non-Equity
				Incentive	Stock	Option	All Other
		Salary	Bonus	Plan Compensation	Awards	Awards	Compensation	Total
Name and Principle Position	Year	(1)	(2)	(3)	(4)	(4)	(5)	($)
Richard J. Giromini	2016	$855,000	-	$974,700	$2,770,403	-	$161,703	$4,761,806
Chief Executive Officer,	2015	$857,808	-	$1,715,616	$1,944,163	$412,776	$192,624	$5,122,987
Director	2014	$797,442	-	$1,052,624	$1,500,825	$336,686	$166,634	$3,854,210

Jeffery L. Taylor	2016	$375,000	-	$277,875	$724,138	-	$41,049	$1,418,061
Senior Vice President,	2015	$334,712	-	$435,125	$472,981	$100,372	$43,162	$1,386,352
Chief Financial Officer	2014	$273,654	-	$198,673	$439,981	$68,138	$39,476	$1,019,922

Erin J. Roth	2016	$350,000	-	$239,400	$448,881	-	$28,470	$1,066,751
Senior Vice President,	2015	$346,135	-	$415,362	$368,646	$78,322	$25,302	$1,233,767
General Counsel & Secretary	2014	$319,192	-	$231,734	$303,681	$68,138	$25,233	$947,978

Mark J. Weber	2016	$390,000	-	$197,730	$597,962	-	$38,308	$1,224,000
Senior Vice President, Group President	2015	$387,673	-	$415,780	$472,981	$100,372	$47,471	$1,424,277
Diversified Products	2014	$364,596	-	$260,686	$424,513	$95,243	$46,709	$1,191,748

Brent L. Yeagy	2016	$415,000	-	$335,786	$597,962	-	$39,230	$1,387,977
President, Chief Operating Officer	2015	$387,058	-	$503,175	$472,981	$100,372	$46,091	$1,509,677
Director	2014	$343,788	-	$277,953	$303,681	$68,138	$43,230	$1,036,790

*	All reported values are rounded to the nearest dollar; as a result, the value reported in the “Total” column above may not reflect the sum of all other values reported in this table.

(1)	This column includes base salary for each NEO, as well as amounts deferred by the NEOs under the Company’s Non-Qualified Deferred Compensation Plan. For salary amounts deferred in 2016, see the first column of the Non-Qualified Deferred Compensation table on page 55. In prior years, this column reported actual base salary earnings for each NEO, which could differ from base salary if any regularly scheduled pay periods spanned over two fiscal years. For example, in 2015 and 2014, respectively, “base salary” for each of our NEOs was: Mr. Giromini - $830,000 and $800,000; Mr. Taylor - $325,000 and $275,000; Ms. Roth - $335,000 and $320,000; Mr. Weber - $375,000 and $365,000 and Mr. Yeagy - $375,000 and $345,000, which differs from the actual base salary earnings reported for each year.

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(2)	Our annual bonuses are performance based, not discretionary, and are therefore included as Non-Equity Incentive Plan Compensation in the table above.

(3)	For 2016, Non-Equity Incentive Plan Compensation includes cash awards under the Company’s 2016 STI Plan. Cash awards earned for the performance period ending December 31, 2016 were paid to NEOs in March 2017 unless deferred by the NEO under the Company’s Non-Qualified Deferred Compensation Plan. The following table shows the awards earned under the 2016 STI Plan. All reported values are rounded to the nearest dollar:

2016 STI Plan Awards

Name	Target Award as % of Base Salary Earnings	Base Salary Earnings	Actual Performance as % of Target	Award Amount
Richard J. Giromini	100%	$855,000	114%	$974,700
Jeffery L. Taylor	65%	$375,000	114%	$277,875
Erin J. Roth	60%	$350,000	114%	$239,400
Mark J. Weber	65%	$390,000	78%	$197,730
Brent L. Yeagy	65%	$415,000	125%	$335,785

For additional information on our STI Plan structure in 2016, including plan metrics and performance measurements, see the CD&A relating to our STI Plan on pages 37-39. As noted on page 38 of our CD&A, Mr. Yeagy began serving as our COO effective October 1, 2016 and, as a result, nine months of his Total STI Plan Award were calculated using the formula for SBU-level NEOs and the remaining three months of his Total STI Plan Award were calculated using the formula for Corporate-level NEOs.

(4)	Amounts represent the aggregate grant date fair value of grants made to each NEO during 2016 under the Company’s 2016 LTI Plan, as computed in accordance with FASB ASC Topic 718. The values in these columns exclude the effect of estimated forfeitures. Grants in 2016 consisted of restricted stock units (RSUs) and performance stock units (PSUs) awarded under the Company’s stockholder-approved 2011 Omnibus Incentive Plan. For the per-share grant date fair values applicable to the RSUs and PSUs see Grants of Plan Based Awards table. The following table shows the number of each award granted at “Target” performance levels under the 2016 LTI Plan:

2016 LTI Plan Awards

	RSUs	PSUs
Name	(#)	(#)
Richard J. Giromini	93,695	114,516
Jeffery L. Taylor	24,490	29,933
Erin J. Roth	15,181	18,555
Mark J. Weber	20,223	24,717
Brent L. Yeagy	20,223	24,717

As discussed in the CD&A, the PSUs reported above have not yet been earned by the NEOs and will be earned only upon achievement of the Committee-approved performance metrics during the three-year performance period. (See page 41). The PSUs reported above represent the “Target” payout level of PSUs. At “Maximum” payout level, assuming the Company achieves “Maximum” performance levels for both LTI performance metrics, the payout of PSUs would be 200% of “Target,” with award payouts to each of the NEOs as follows: Mr. Giromini – 229,032, with a grant date fair value of $2,704,868; Mr. Taylor – 59,866, with a grant date fair value of $707,017; Ms. Roth – 37,110, with a grant date fair value of $438,269; Mr. Weber – 49,434, with a grant date fair value of $583,816; and Mr. Yeagy – 49,434, with a grant date fair value of $583,816. All reported grant date fair values are rounded to the nearest dollar.

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For additional information on our LTI Plan structure in 2016, including plan metrics and performance measurements, see the CD&A relating to our LTI Plan on pages 39-44. All awards granted to the NEOs during 2016 are subject to the Company’s stock ownership guidelines. RSUs will vest in full three years after the grant date. Earned PSUs will vest three years after the grant date, providing each participant with one share of the Company’s common stock for each vested PSU.

Further information regarding the valuation of equity awards can be found in Note 8 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016. We caution that the amounts reported in the table for equity awards and, therefore, total NEO compensation may not represent the amounts that the NEOs will actually realize from the awards. Whether, and to what extent, an NEO realizes value will depend on a number of factors, including our performance and stock price.

(5)

The following table provides details about each component of the “All Other Compensation” column. All reported values are rounded to the nearest dollar. Amounts in this column consist of: (i) payments with respect to our 401(k) and non-qualified deferred compensation plans; (ii) payments with respect to term life insurance for the benefit of the respective NEO; (iii) payments with respect to the Executive Life Insurance Plan; and (iv) miscellaneous compensation or perquisites.

For 2016, the amount reported in “Misc Perquisites” for Mr. Giromini includes $69,647 in payments with respect to the Executive Life Insurance Plan.

Name	Company Contributions to Defined Contribution Plans (a)	Misc Perquisites (b)	Total All Other Compensation
Richard J. Giromini	$83,988	$77,715	$161,703
Jeffery L. Taylor	$36,915	$4,134	$41,049
Erin J. Roth	$24,500	$3,870	$28,370
Mark J. Weber	$34,018	$4,290	$38,308
Brent L. Yeagy	$37,785	$1,445	$39,230

(a)	Company contributions to defined contribution plans include Company “matches” against cash compensation (salary or bonus) deferred by an NEO into the Company’s 401(k) and non-qualified deferred compensation plans. See the CD&A under Deferred Compensation Benefits and Retirement Benefits on pages 45-46, as well as the Non-Qualified Deferred Compensation table on page 55, for additional information regarding the Company’s deferred compensation match programs.

(b)	Miscellaneous perquisites include: amounts paid with respect to long-term disability insurance and term life insurance for the benefit of the respective NEO, including the Executive Life Insurance Plan for Mr. Giromini; executive physicals and health club discounts; credit monitoring services; Company matching contributions to health savings accounts; and, as applicable, tax gross ups associated with such benefits.

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Grants of Plan-Based Awards

for the Year Ended December 31, 2016

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Possible Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock and Option
Name	Grant Date (1)	Threshold ($) (50%)	Target ($) (100%)	Maximum ($) (200%)	Threshold (#) (50%)	Target (#) (100%)	Maximum (#) (200%)	Stock or Units (4) (#)	Awards (5) ($)
	2/17/16	$427,500	$855,000	$1,710,000	-	-	-	-	-
Richard J. Giromini	2/17/16	-	-	-	57,258	114,516	229,032	-	$1,663,865
	2/17/16	-	-	-	-	-	-	93,695	$1,106,538
	2/17/16	$121,875	$243,750	$487,500	-	-	-	-	-
Jeffery L. Taylor	2/17/16	-	-	-	14,967	29,933	59,866	-	$434,911
	2/17/16	-	-	-	-	-	-	24,490	$289,227
	2/17/16	$105,000	$210,000	$420,000	-	-	-	-	-
Erin J. Roth	2/17/16	-	-	-	9,278	18,555	37,110	-	$269,593
	2/17/16	-	-	-	-	-	-	15,181	$179,288
	2/17/16	$126,750	$253,500	$507,000	-	-	-	-	-
Mark J. Weber	2/17/16	-	-	-	12,359	24,717	49,434	-	$359,128
	2/17/16	-	-	-	-	-	-	20,223	$238,834
	2/17/16	$134,875	$269,750	$539,500	-	-	-	-	-
Brent L. Yeagy	2/17/16	-	-	-	12,359	24,717	49,434	-	$359,128
	2/17/16	-	-	-	-	-	-	20,223	$238,834

(1)	As discussed under “LTI Grant Practices” in the CD&A above, the grant date of equity awards is set by our Board of Directors with a date that is generally the date the awards are approved by the Compensation Committee.

(2)	These columns show the range of cash payouts targeted for 2016 performance under our STI Plan as described in the section titled “Short-Term Incentive Plan” in the CD&A. In February 2016, the Compensation Committee recommended, and our Board of Directors approved, STI Plan awards for all eligible associates, including awards to the NEOs (for a detailed description of the awards, see pages 37-39 in the CD&A).

(3)

Represents the potential payout range of PSUs granted in 2016 pursuant to the 2011 Omnibus Incentive Plan. As set forth in the chart below, the number of PSUs actually earned by each NEO will be dependent upon meeting Company financial performance targets over a three-year performance period, as established in the Company’s 2016 LTI Plan. Under the Company’s 2016 LTI Plan, the Committee established two performance metrics – Relative Total Shareholder Return (“RTSR”) and Cumulative EBITDA Performance; these metrics are independent of the other in calculating whether LTI Plan participants will earn the PSUs, with RTSR weighted at 54.5% of the target value of the PSUs (30% of the overall 2016 LTI Award) and Cumulative EBITDA Performance weighted at 45.5% of the target value of the PSUs (25% of the overall 2016 LTI Award). No PSUs will be awarded unless the Company meets the “Threshold” achievement level on at least one of these metrics at the end of the three-year performance period. The maximum number of PSUs each NEO could earn, assuming the Company achieves the established “Maximum” performance level on each of the performance metrics, is listed in the “Maximum Achievement Level” column. For a detailed description of the awards and the PSUs the NEOs will earn as a result of Company achievement against each of the performance metrics described above, see pages 39-44 in the CD&A, under Long-Term Incentive Plan. The amounts reported in the table below have been rounded to the nearest whole PSU.

Each earned PSU will vest in full on the three-year anniversary of the date of grant, which was February 17, 2016. Upon vesting, the recipient is entitled to receive one share of the Company’s Common Stock for each fully vested PSU. Dividends are not paid or accrued on the PSU awards unless and until the Company has met the performance metrics described above.

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	Grant at Threshold Achievement Level		Grant at Target Achievement Level of		Grant at Maximum Achievement Level
	of Each Performance Metric		Each Performance Metric		of Each Performance Metric
	(#)		(#)		(#)
	Relative Total	Cumulative	Relative Total	Cumulative	Relative Total	Cumulative
	Shareholder	EBITDA	Shareholder	EBITDA	Shareholder	EBITDA
Name	Return	Performance	Return	Performance	Return	Performance
Richard J. Giromini	31,206	26,052	62,411	52,105	124,822	104,210
Jeffery L. Taylor	8,157	6,810	16,313	13,620	32,627	27,239
Erin J. Roth	5,056	4,221	10,112	8,443	20,225	16,885
Mark J. Weber	6,735	5,623	13,471	11,246	26,942	22,492
Brent L. Yeagy	6,735	5,623	13,471	11,246	26,942	22,492

(4)	Amounts represent the number of RSUs granted pursuant to the 2011 Omnibus Incentive Plan, which vest in full on the three-year anniversary of the date of grant. These awards were granted on February 17, 2016, and upon vesting, the recipient is entitled to receive one share of the Company’s Common Stock for each fully vested RSU. Dividends, when paid, will accrue on RSUs at the same rate as on shares of our Common Stock, but any dividends so declared by the Company will not be paid to holders of RSUs unless and until the RSUs vest to the grantee.

(5)	The amounts shown in this column represent the grant date fair market value of the PSUs and RSUs granted on February 17, 2016, as determined pursuant to FASB ASC Topic 718, and exclude the effect of estimated forfeitures. The amount reported for the PSUs represents the grant date fair market value of the PSUs at “Target.” For PSUs, the fair value for 45.5% of the award (the portion of the award requiring achievement of established Cumulative EBITDA Performance metrics) was the market value of the underlying stock on the grant date (which was $11.81); the fair value for the other 54.5% of the PSU award (the portion of the award requiring achievement of established RTSR metrics, which is a market-based metric) was $16.80, which was calculated using a Monte Carlo pricing model used to value market-based metrics. For RSUs, the fair value on the grant date was $11.81, which was the market value of the underlying stock on the dates of grant.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

For Mr. Giromini, the amounts disclosed in the tables above are in part a result of the terms of his employment agreement. We have no other employment agreements with our NEOs.

Effective January 1, 2007, the Board appointed Mr. Giromini to serve as Chief Executive Officer and his employment agreement was amended. The following is a description of Mr. Giromini’s employment agreements in effect since 2002. In June 2002, we entered into an employment agreement with Mr. Giromini to serve as Chief Operating Officer effective July 15, 2002 through July 15, 2003. Mr. Giromini’s initial base salary was $325,000 per year, subject to annual adjustments. On January 1, 2007, in connection with Mr. Giromini becoming our Chief Executive Officer, we entered into an amendment to his employment agreement to provide that Mr. Giromini’s title and duties would be those of the President and Chief Executive Officer. The amendment provided that Mr. Giromini would receive an annual base salary of not less than $620,000, with eligibility for an annual incentive bonus targeted at 80% of his base salary, which was increased by the Compensation Committee in February 2010 to 100% of his base salary. The actual annual incentive bonus for Mr. Giromini may range from 0% to 200% of base salary and is determined at the discretion of the Compensation Committee on an annual basis, based upon Company and individual performance criteria set by the Committee each year. In addition, Mr. Giromini is entitled to payment of an additional sum to enable him to participate in an executive life insurance program. Effective December 31, 2010, we entered into an amendment to his employment agreement for purposes of clarifying language in connection with Section 409A of Code.

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The term of Mr. Giromini’s employment agreement is one year, but it automatically renews for an additional year unless either the Board or Mr. Giromini chooses not to renew the agreement by providing notice to the other party not less than 60 days prior to the end of the then current term. As such, at least 60 days prior to the end of the one-year term, the Compensation Committee evaluates the agreement and Mr. Giromini’s performance to determine if the agreement should renew for another one-year term. Mr. Giromini’s agreement provides for payments and other benefits if his employment terminates based upon certain qualifying events, such as termination “without cause” or leaving employment for “good reason.” The Board believed these terms, which were originally negotiated when Mr. Giromini was initially hired in 2002, were necessary to hire Mr. Giromini and were consistent with industry practice at that time. In deciding to allow Mr. Giromini’s contract to renew in 2016, the Board determined that such terms remained consistent with industry practice. A description of the termination provisions, whether or not following a change-in-control, and a quantification of benefits that would be received by Mr. Giromini can be found under the heading “Potential Payments upon Termination or Change-in-Control.”

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Outstanding Equity Awards at Fiscal Year-End

December 31, 2016

		Option Awards					Stock Awards
												(2)
			(1)							Equity Incentive		Equity Incentive Plan
		Number of	Number of							Plan Awards:		Awards: Market or
		Securities	Securities						(2)	Number of		Payout Value of
		Underlying	Underlying		(2)		Number of Shares		Market Value of	Unearned Shares,		Unearned Shares,
		Unexercised	Unexercised		Market Value of		or Units of Stock		Shares of Stock	Units or Other		Units or Other
		Options	Options	Option	Unexercised		that Have Not Yet		That Have Not	Rights That Have		Rights That Have Not
		Exercisable	Unexercisable	Exercise Price	Options	Option Expiration	Vested		Vested	Not Vested		Yet Vested
Name	Grant Date	(#)	(#)	($)	($)	Date	(#)		($)	(#)		($)
Richard J. Giromini	2/6/2008	58,300	-	$8.57	$422,675	2/6/2018	-		-	-		-
	2/23/2011	96,051	-	$10.21	$538,846	2/23/2021	-		-	-		-
	2/23/2012	118,230	-	$10.85	$587,603	2/23/2022	-		-	-		-
	2/20/2013	72,690	-	$9.61	$451,405	2/20/2023	-		-	-		-
	2/19/2014	26,913	13,457	$13.32	$100,925	2/19/2024	37,889	(3)	$599,404	-		-
	2/19/2014	-	-	-	-	-	109,803	(4)	$1,737,083	-		-
	2/17/2015	15,600	31,200	$14.16	$77,688	2/17/2025	44,284	(5)	$700,573	74,890	(7)	$1,184,760
	2/17/2016	-	-	-	-	-	93,695	(6)	$1,482,255	114,516	(8)	$1,811,643
Jeffery L. Taylor	2/20/2013	4,620	-	$9.61	$28,690	2/20/2023	-		-	-		-
	2/19/2014	5,447	2,723	$13.32	$20,425	2/19/2024	7,840	(3)	$124,029	-		-
	2/19/2014	-	-	-	-	-	22,219	(4)	$351,505	-		-
	9/16/2014	-	-	-	-	-	10,000	(9)	$158,200	-		-
	2/17/2015	3,794	7,586	$14.16	$18,891	2/17/2025	10,930	(5)	$172,913	18,220	(7)	$288,240
	2/17/2016	-	-	-	-	-	24,490	(6)	$387,432	29,933	(8)	$473,540
Erin J. Roth	2/23/2012	12,210	-	$10.85	$60,684	2/23/2022	-		-	-		-
	2/20/2013	8,870	-	$9.61	$55,083	2/20/2023	-		-	-		-
	2/19/2014	5,447	2,723	$13.32	$20,425	2/19/2024	7,840	(3)	$124,029	-		-
	2/19/2014	-	-	-	-	-	22,219	(4)	$351,505	-		-
	2/17/2015	2,960	5,920	$14.16	$14,741	2/17/2025	8,520	(5)	$134,786	14,200	(7)	$224,644
	2/17/2016	-	-	-	-	-	15,181	(6)	$240,163	18,555	(8)	$293,540
Mark J. Weber	2/11/2009	2,452	-	$3.59	$29,988	2/11/2019	-		-	-		-
	1/5/2010	6,666	-	$2.06	$91,724	1/5/2020	-		-	-		-
	2/23/2011	30,000	-	$10.21	$168,300	2/23/2021	-		-	-		-
	2/23/2012	29,030	-	$10.85	$144,279	2/23/2022	-		-	-		-
	2/20/2013	17,850	-	$9.61	$110,849	2/20/2023	-		-	-		-
	2/19/2014	7,613	3,807	$13.32	$28,550	2/19/2024	10,960	(3)	$173,387	-		-
	2/19/2014	-	-		-	-	31,059	(4)	$491,353	-		-
	2/17/2015	3,794	7,586	$14.16	$18,891	2/17/2025	10,930	(5)	$172,913	18,220	(7)	$288,240
	2/17/2016	-	-	-	-	-	20,223	(6)	$319,928	24,717	(8)	$391,023
Brent L. Yeagy	5/24/2007	7,500	-	$14.19	$12,225	5/24/2017	-		-	-		-
	2/23/2012	19,810	-	$10.85	$98,456	2/23/2022	-		-	-		-
	2/20/2013	12,180	-	$9.61	$75,638	2/20/2023	-		-	-		-
	2/19/2014	5,447	2,723	$13.32	$20,425	2/19/2024	7,840	(3)	$124,029	-		-
	2/19/2014	-	-			-	22,219	(4)	$351,505	-		-
	2/17/2015	3,794	7,586	$14.16	$18,891	2/17/2025	10,930	(5)	$172,913	18,220	(7)	$288,240
	2/17/2016	-	-	-	-	-	20,223	(6)	$319,928	24,717	(8)	$391,023
	10/1/2016	-	-	-	-	-	18,000	(10)	$284,760	-		-

(1)	The vesting date of each service-based option award that is not otherwise fully vested is listed below by expiration date:

Expiration Date	Vesting Schedule and Date

2/19/2024	One equal installment on February 19, 2017.

2/17/2025	Two equal installments on February 19, 2016 and 2017.

(2)	For options, calculated by multiplying any positive difference between the option exercise price and the closing price of our Common Stock on December 30, 2016, which was $15.82, by the number of listed options that have not been exercised (vested and unvested). No value is shown for “underwater” options. For restricted stock, RSUs and PSUs, calculated by multiplying the closing price of our Common Stock on December 30, 2016 ($15.82) by the number of listed shares (earned and unearned). All reported numbers have been rounded to the nearest dollar.

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(3)	2014 RSU Award. Granted on February 19, 2014. Vested on February 19, 2017.

(4)	2014 PSU Award. Granted on February 19, 2014. The amounts reported above for each NEO reflect the PSUs that were earned by each NEO as of December 31, 2016, which was the end of the three-year performance period, as established by the Committee in the Company’s 2014 LTI Plan. Under the Company’s 2014 LTI Plan, the Committee established two performance metrics – Relative Total Shareholder Return (“RTSR”) and Cumulative EBITDA Performance; these metrics were independent of the other in calculating whether LTI Plan participants would earn the PSUs, with each metric weighted at 50% of the total LTI Award. As described more fully in the section entitled Payout of PSUs for 2014 to 2016 Performance Cycle on page 43 as of December 31, 2016, the Company performed at the 140% performance level with regard to the RTSR metric, and exceeded the “Maximum” performance level with regard to the Cumulative EBITDA Performance metric (resulting in NEOs earning 200% of the portion of the award tied to that metric). As such, each NEO earned 170% of the targeted number of PSUs granted to them in February 2014. Each earned PSU vested on February 19, 2017, which was three years from the original date of grant. Upon vesting, each NEO received one share of the Company’s Common Stock for each fully vested PSU.

(5)	2015 RSU Award. Granted on February 17, 2015. Vests on February 17, 2018.

(6)	2016 RSU Award. Granted on February 17, 2016. Vests on February 17, 2019.

(7)	2015 PSU Award. Granted on February 17, 2015. The amounts reported above for each NEO reflect the PSUs that would be earned by each NEO at “Target” achievement levels, assuming the Company meets the financial performance targets over a three-year performance period, as established by the Committee in the Company’s 2015 LTI Plan. Under the Company’s 2015 LTI Plan, the Committee established two performance metrics – RTSR and Cumulative EBITDA Performance; these metrics are independent of the other in calculating whether LTI Plan participants will earn the PSUs, with each metric weighted at 50% of the total LTI Award. No PSUs will be awarded unless the Company meets the “Threshold” achievement level on at least one of these metrics at the end of the three-year performance period. Each earned PSU will vest in full on the three-year anniversary of the date of grant. Upon vesting, the recipient is entitled to receive one share of the Company’s Common Stock for each fully vested PSU.

(8)	2016 PSU Award. Granted on February 17, 2016. The amounts reported above for each NEO reflect the PSUs that would be earned by each NEO at “Target” achievement levels, assuming the Company meets the financial performance targets over a three-year performance period, as established by the Committee in the Company’s 2016 LTI Plan. Under the Company’s 2016 LTI Plan, the Committee established two performance metrics – RTSR and Cumulative EBITDA Performance; these metrics are independent of the other in calculating whether LTI Plan participants will earn the PSUs, with RTST weighted at 54.5% of the target value of the PSUs (30% of the overall 2016 LTI Award) and Cumulative EBITDA Performance weighted at 45.5% of the target value of the PSUs (25% of the overall 2016 LTI Award). No PSUs will be awarded unless the Company meets the “Threshold” achievement level on at least one of these metrics at the end of the three-year performance period. For a detailed description of the awards and the PSUs the NEO’s would earn as a result of Company achievement against each of the performance metrics described above, see pages 39-44 in the CD&A, under Long-Term Incentive Plan. Each earned PSU will vest in full on the three year anniversary of the date of grant. Upon vesting, the recipient is entitled to receive one share of the Company’s Common Stock for each fully vested PSU.

(9)	Award to Mr. Taylor in connection with his appointment as our Senior Vice President – Chief Financial Officer. Granted on September 16, 2014. Vests on September 16, 2017.

(10)	Award to Mr. Yeagy in connection with his appointment as our COO and upon his appointment as a director. Granted on October 1, 2016. Vests on October 1, 2019.

The following table sets forth information concerning the exercise of options and the vesting of stock awards during 2016 by each of the NEOs:

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Option Exercises and Stock Vested

	Option Awards			(1) Stock Awards
	Number of Shares		Value Realized on	Number of Shares		Value Realized on
	Acquired on Exercise		Exercise	Acquired on Vesting		Vesting
Name	(#)		($)	(#)		($)
Richard J. Giromini	90,000	*	$117,900	45,760	(2)	$540,426
				103,734	(3)	$1,225,099
Jeffery L. Taylor	-		-	2,910	(2)	$34,367
				6,596	(3)	$77,899
Erin J. Roth	25,650	*	$83,117	10,150	(2)	$119,872
				23,001	(3)	$271,642
Mark J. Weber	16,400	*	$73,328	11,240	(2)	$132,744
				25,466	(3)	$300,753
Brent L. Yeagy	22,987	*	$101,387	7,670	(2)	$90,583
				17,391	(3)	$205,388

*	Cashless sale transactions

(1)	Values are based on the closing stock price on the date of vesting.

(2)	Restricted stock units that vested on February 20, 2016.

(3)	Performance units that vested on February 20, 2016.

Eligible highly-compensated associates, including the NEOs, may defer receipt of all or part of their cash compensation (base salary and annual non-equity incentive compensation) under the non-qualified deferred compensation plan. Amounts deferred under this program are invested among the investment funds available under the program from time to time pursuant to the participant’s direction and participants become entitled to the returns on those investments. Under the plan, participants may elect to receive the funds in a lump sum or in up to 10 annual installments following retirement, as well as limited in-service distributions. The deferred compensation plan is unfunded and subject to forfeiture in the event of bankruptcy.

The following table sets forth information concerning NEOs’ contributions and earnings with respect to the Company’s non-qualified deferred compensation plan:

Non-Qualified Deferred Compensation

Name	Executive Contribution (in Last FY) (1)	Registrant Contribution (in Last FY) (2)	Aggregate Earnings (in Last FY) (3)	Aggregate Withdrawls/Distributions	Aggregate Balance (at Last FYE) (4)
Richard J. Giromini	$432,630	$73,188	$150,195	-	$1,630,226
Jeffery L. Taylor	$157,688	$26,115	$11,012	$24,156	$132,936
Erin J. Roth	$17,500	$14,000	$10,880	-	$152,018
Mark J. Weber	$29,387	$23,509	$21,690	$52,813	$232,308
Brent L. Yeagy	$54,329	$30,031	$73,878	$12,936	$797,764

(1)	Amounts reflected in this column represent a portion of each NEO’s salary deferred in 2016. It also reflects the portion of the STI award earned in 2016, but not paid until 2017, that each NEO elected to defer. It does not reflect the portion of the STI award earned in 2015, but paid in 2016, that each NEO elected to defer. These amounts are also included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table on page 48.

(2)	Registrant contributions consist of a match against earnings deferred by a participant under the non-qualified deferred compensation plan. The Company fully matches the first 3% of earnings deferred by a participant under the non-qualified deferred compensation plan. In addition, the Company will contribute ½% for each additional percent of deferred earnings contributed by the participant, up to a maximum of 5% total of the participant’s deferred earnings (thus resulting in a maximum of a 4% Company match on a participant’s deferral of 5% of his/her earnings). The amounts in this column represent the Company’s matching contributions during the fiscal year, as well as its match against the portion of the STI award, earned in 2016 but not paid until 2017, each NEO elected to defer. These amounts are also included in the Summary Compensation Table under the “All Other Compensation” column on page 48.

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(3)	Amounts reflected in this column include changes in plan values during the last fiscal year, as well as any dividends and interest earned by the plan participant with regard to the investment funds chosen by such participant during the fiscal year.

(4)	The amounts reported in this column do not reflect the executive or registrant contributions associated with the STI awards earned in 2016, but not paid until 2017 (i.e. executive or registrant contributions after the close of the Company’s last fiscal year). The following represents the extent to which the amounts that are reported in this aggregate balance column were previously reported as compensation to our NEOs in our Summary Compensation Tables in 2016 and prior years:

Name	2016 ($)	Prior Years ($)
Richard J. Giromini	$76,950	$626,269
Jeffery L. Taylor	$33,750	$73,616
Erin J. Roth	$31,500	$102,148
Mark J. Weber	$35,100	$254,147
Brent L. Yeagy	$37,350	$265,887

Potential Payments on Termination or Change-in-Control

The section below describes the payments that may be made to NEOs in connection with a change-in-control or pursuant to certain termination events in 2016.

Retirement Benefit Plan

The Company has adopted a Retirement Benefit Plan that is applicable to all employees, including our NEOs. Prior to 2016, under the Retirement Benefit Plan, “Regular Retirees” and “Early Retirees” were entitled to certain benefits upon his/her date of retirement. A “Regular Retiree” was defined as an executive attaining at least 65 years of age or older entering the tenth year of Company service, and an “Early Retiree” was defined as an executive attaining at least 55 years of age and entering the fifth year of Company service. Together, Regular Retirees and Early Retirees are referred to as “Retirees.”

The plan provided that all Retiree awards continue to vest, as scheduled, in the calendar year of retirement. Early Retirees had three years from their retirement date to exercise options but not more than 10 years from the original date of grant. Regular Retirees had 10 years from the original grant date to exercise options. Retirees who were eligible to receive, and had received, PSUs and RSUs, which typically vest in full three years after the grant date, received a prorated award based on the Retiree’s period of participation (but, in the case of PSUs, only once the performance metrics to earn such awards have been satisfied). In the event of death and disability, as defined in each outstanding equity award agreement, outstanding and equity awards vested in a manner consistent with vesting provisions applicable to Early Retirees.

Regardless of the effective date of retirement, Retirees were entitled to payment of all eligible and unused vacation pay, payable under and calculated pursuant to state law and Company policy, which accrued in the year of retirement. Retirees were also eligible to receive a prorated incentive in lieu of bonus, if a short-term incentive was otherwise paid to eligible associates, the year following retirement. Retirees were not required to be actively employed by the Company on the date a short-term incentive payment is made. Additionally, retirees celebrating a 5, 10, 15, 20 or greater service anniversary in their year of retirement received a service award that is generally available to all associates. Retirees could also elect to continue health care benefits generally available to all associates, in accordance with applicable state and Federal COBRA laws, and could convert their basic company paid life insurance to term life insurance per state and Federal laws and pursuant to the applicable life insurance plan document.

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Beginning in 2016, the definition of “Retirees” under the Retirement Benefit Plan changed. However, this change does not impact LTI awards made prior to 2016, as the LTI Plan documents (including outstanding equity award agreements) adopted by the Compensation Committee prior to 2016 all specify that the definition of Retirees in effect at the time of the grant of the award shall control throughout the life of the applicable awards.

Beginning in 2016, “Retiree” is defined as: (a) an associate attaining at least 65 years of age, with no service requirement, as of his/her date of Retirement, or (b) an associate attaining at least 55 years of age, who has completed his/her 10th year of service with the Company as of his/her date of Retirement. Retirees will have 10 years from the original grant date to exercise vested options, and all unvested options as of a Retiree’s date of Retirement shall be forfeited. Retirees who will be eligible to receive PSUs, which typically vest in full three years after the grant date (subject to the achievement of the applicable performance objectives during the applicable performance period), will receive a prorated award based on the Retiree’s period of participation. Retirees who will be eligible to receive RSUs, which typically vest in full three years after the grant date, will receive the full amount of any granted award so long as the Retiree’s date of Retirement is at least 12 months after the Grant Date of any RSU, otherwise any unvested RSU shall be forfeited.

Additionally, beginning in 2016, all outstanding and prospective equity awards shall vest in full (and without proration) in the event of the death or disability, as each of those terms are defined in each equity award agreement, of an executive. This change also does not impact LTI awards made prior to 2016, as the LTI Plan documents (including outstanding equity award agreements) adopted by the Compensation Committee prior to 2016 all specify that the terms of those awards shall control throughout the life of the applicable awards. All other terms and conditions of the Retirement Benefit Plan in effect prior to 2016 remain unchanged.

Executive Severance Plan

As noted previously in the CD&A, the Company adopted an Executive Severance Plan (“ESP”) in 2015 that became effective January 1, 2016, which may provide additional benefits to certain designated executives, including our NEOs, in the event we terminate their employment without cause. We determined this plan was appropriate for use with certain executives, including our NEOs, having significant knowledge of and responsibility for our business, as it reflected market practices for securing certain promises from executives in exchange for the provision of superior benefits in the event of a termination without cause.

To participate in the ESP, each executive who is designated by the Compensation Committee as an eligible employee must agree to the terms and conditions of the ESP by signing a participation agreement and returning it to the Company within 30 days after being designated as an eligible employee. For purposes of determining severance benefits under the ESP, each participant will be designated by the Committee as either a “Tier I” participant (our CEO), a “Tier II” participant (certain executives, including the other NEOs) or a “Tier III” participant.

Pursuant to the ESP, NEOs whose employment is terminated by the Company without cause (and not as a result of disability or death) would be entitled to receive the following severance benefits:

•	Severance payments equal to a multiple of the sum of the participant’s: (a) annual base salary and (b) target annual incentive bonus (STI Award) for the year of termination, payable in installments over the applicable severance period. The applicable multiple for the CEO is two times the above sum. The applicable multiple for the other NEOs is one and a half times the above sum;

•	A pro-rated annual cash incentive bonus (STI Award) for the year of termination, based upon actual Company performance through the end of the performance period in which termination occurs;

•	Payment of any annual cash incentive bonus (STI Award) that was otherwise earned for the fiscal year that ended prior to the termination of the participant’s employment, to the extent not previously paid;

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•	Subject to the participant’s election of COBRA coverage, payment or reimbursement of the Company’s portion of medical, dental and vision care premiums for a period equal to: (a) 24 months for the CEO, or; (b) 18 months for the other NEOs;

•	Outplacement services with a cost to the Company not in excess of $30,000; and each outstanding equity award will be treated as provided in the applicable Company equity plan and award agreement.

For purposes of the Plan, “cause” (as a reason for termination of employment) is defined as provided in a participant’s employment agreement with the Company, if applicable. Otherwise, “cause” generally is defined as: (i) a participant’s willful and continued failure to perform his or her principal duties; (ii) conviction of, or a plea of guilty or nolo contendere to, any misdemeanor involving moral turpitude or dishonesty or any felony; (iii) illegal conduct or gross misconduct which results in material and demonstrable damage to the business or reputation of the Company or an affiliate; (iv) gross negligence resulting in material economic harm to the Company or an affiliate; (v) material violation of the Company’s applicable Code of Business Conduct and Ethics or similar policy; or (vi) a participant’s breach of the restrictive covenants set out in the Plan (as described below).

To receive any of the severance benefits described above, a participant must agree to release all claims against the Company and its affiliates. In addition, to participate in and receive any severance benefits under the Plan, each participant must comply with covenants not to compete with the Company, not to solicit or interfere with customers of the Company and not to solicit Company employees or contractors, in each case for a period equal to 24 months following termination, in the case of our CEO, or 18 months following termination, in the case of our other NEOs. Receipt of severance benefits under the Plan is also conditioned upon compliance with confidentiality and non-disparagement restrictions, as well as the return of Company property and cooperation with investigative, administrative, regulatory and judicial proceedings as reasonably requested by the Company.

The Plan is not intended to duplicate any benefits that may be provided under other Company compensation plans or arrangements. As a result, if a participant’s employment is terminated in connection with a change in control of the Company in circumstances that would entitle the participant to severance benefits under the Wabash National Corporation Change in Control Severance Pay Plan (the “Change in Control Plan”), the participant will receive severance benefits only under the Change in Control Plan. Similarly, if a participant’s employment is terminated in circumstances that would entitle the participant to severance benefits under an employment agreement with the Company or an affiliate, the participant will receive severance benefits only under whichever arrangement provides the greater aggregate severance benefits.

Change-in-Control

We provide severance pay and benefits in connection with a “change in control” and Qualifying Termination, as defined below, to the Company’s executive officers, including all of the NEOs, in accordance with the terms of a change in control plan that we adopted in September 2011 (the “Change in Control Plan”). For the purposes of this paragraph, a “change in control” means that (i) any person or group, other than any person or group that owns more than 50% of the total fair market value of Company stock prior to such transaction, acquires ownership of stock of the Company that, together with stock previously held by such person or group, constitutes more than 50% of the total fair market value of Company stock; (ii) there is a change in the effective control of the Company which means either (A) any one person or group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of Company that represents 30% or more of the total voting power of Company stock, or (B) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (iii) any person or group acquires ownership of all or substantially all of the assets of Company. Benefits under the policy are payable in the event of a termination within 24 months after a change in control that is either by the Company “without cause” or by the executive for “good reason” (a “Qualifying Termination”). An executive must execute a release in favor of the Company to receive benefits under the Change in Control Plan. Mr. Giromini will not receive payments under our Change in Control Plan if he is entitled to greater benefits under the terms of his employment agreement, as described below.

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Our 2011 Omnibus Incentive Plan provides that, upon a “change in control” in which awards are not assumed, all outstanding restricted stock, deferred stock units, and dividend equivalent rights, other than unearned performance-based awards, shall vest in full and shares shall be delivered immediately prior to the occurrence of such change in control. All outstanding stock options and stock appreciation rights shall either (i) become immediately exercisable for a period of 15 days prior to the scheduled consummation of the corporate transaction or (ii) our Board, or a committee thereof, may elect, in its sole discretion, to cancel any outstanding awards of stock options, restricted stock, deferred stock units and/or stock appreciation units and pay to the holder, in the case of restricted stock or deferred stock units, an amount equal to the formula or fixed price per share paid to holders of shares of stock pursuant to such change in control and, in the case of options or stock appreciation rights, an amount equal to the product of the number of shares of stock subject to such options or stock appreciation rights multiplied by the amount, if any, by which (x) the formula or fixed price per share paid to holders of shares of stock pursuant to such change in control transaction exceeds (y) the option price or stock appreciation right price applicable to the stock subject to such options or stock appreciation rights. Accelerated vesting upon a “change in control” will not occur to the extent that provision is made in writing in connection with the change in control for the assumption or continuation of the outstanding awards, or for the substitution of such outstanding awards for similar awards relating to the stock of the successor entity, or a parent or subsidiary of the successor entity, with appropriate adjustments to the number of shares of stock that would be delivered and the exercise price, grant price or purchase price relating to any such award. For the purposes of this paragraph, a “change in control” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity owning 50% or more of the combined voting power of all classes of stock of the Company.

In the case of our CEO, the benefits under the Change in Control Plan upon a Qualifying Termination are a severance payment of three times base salary, plus three times his Target Annual Bonus for the year in which the Qualifying Termination occurs. In addition, a payment will be made for a pro-rata portion of his Target Annual Bonus for the year in which the Qualifying Termination occurs, health benefits will be continued for 18 months (or until he obtains comparable coverage), and he shall be entitled to receive outplacement counseling services equal to no greater than $25,000. To be eligible for these benefits, Mr. Giromini would be required to execute a two-year non-compete/non-solicitation agreement.

In the case of our other NEOs, the benefits under the Change in Control Plan upon a Qualifying Termination are a severance payment of two times base salary plus two times the executive’s Target Annual Bonus for the year in which the Qualifying Termination occurs. In addition, a payment will be made for a pro-rata portion of the executive’s Target Annual Bonus for the year in which the Qualifying Termination occurs, health benefits will be continued for 18 months (or until the executive obtains comparable coverage), and each shall be entitled to receive outplacement counseling services equal to no greater than $25,000. To be eligible for these benefits, each would be required to execute a two-year non-compete/non-solicitation agreement.

For purposes of our Change in Control Plan, “Target Annual Bonus” means: The greater of (i) the amount that would be paid to the NEO as an annual bonus payment assuming the target level of performance for the year, as set by the Compensation Committee, had been achieved and (ii) the average annual bonus awarded to the NEO for the prior two calendar years.

Mr. Giromini’s Agreement.

Mr. Giromini’s employment agreement has certain provisions that provide for payments to him in the event of the termination of his employment or in the event of a termination of his employment in connection with a change-in-control.

•	Termination for cause or without good reason — In the event that Mr. Giromini’s employment is terminated for “cause” or he terminates employment without “good reason” (each as defined below), we will pay the compensation and benefits otherwise payable to him through the termination date of his employment. However, Mr. Giromini shall not be entitled to any bonus payment for the fiscal year in which he is terminated for cause.

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•	Termination by reason of death or disability — If Mr. Giromini’s employment is terminated by reason of death or disability, we are required to pay to him or his estate, as the case may be, the compensation and benefits otherwise payable to him through his date of termination, and a pro-rated bonus payment for the portion of the year served assuming the applicable goals are satisfied. In addition, Mr. Giromini, or his estate, will maintain all of his rights in connection with his vested options.

•	Termination without cause or for good reason — In the event that we terminate Mr. Giromini’s employment without “cause,” or he terminates employment for “good reason,” we are required to pay to him his then current base salary (or an amount equal to $620,000 per year, if greater) for a period of two years. During such two-year period, or until Mr. Giromini is eligible to receive benefits from another employer, whichever is longer, the Company will provide for his participation in a health plan and such benefits will be in addition to any other benefits due to him under any other health plan. The Company will provide for his participation in a health plan for 18 months with an additional lump sum payment, less applicable withholdings for federal, state, and local taxes, equal to six months’ premiums (at the rate and level of coverage applicable at the end of the 18-month period) under the Company’s health policy if coverage cannot be continued for more than 18 months. In addition, Mr. Giromini will maintain his rights in connection with his vested options. Furthermore, if Mr. Giromini’s termination occurs at our election without cause, he is entitled to receive a pro-rata portion of his bonus for the year in which he is terminated assuming the applicable goals are satisfied.

•	Termination without cause or for good reason in connection with a change-in-control — In the event that we terminate Mr. Giromini’s employment without “cause,” or he terminates employment for “good reason,” within 180 days of a “change of control” (as defined below) we are required to pay to him a sum equal to three times his then base salary (or three times $620,000, whichever is greater) plus his target bonus for that fiscal year. We are also required to pay to him the compensation and benefits otherwise payable to him through the last day of his employment. In addition, any unvested stock options or restricted stock held by Mr. Giromini shall immediately and fully vest upon his termination. Furthermore, at our election, we are required to either continue Mr. Giromini’s benefits for a period of three years following his termination or pay him a lump sum payment equal to three years’ premiums (at the rate and coverage level applicable at termination) under our health and dental insurance policy plus three years’ premiums under our life insurance policy. The Company will provide for his participation in the plans for 18 months with an additional lump sum payment, less applicable withholdings for federal, state, and local taxes, equal to 18 months’ premiums (at the rate and level of coverage applicable at the end of the 18-month period) under the Company’s health and dental insurance policy if coverage cannot be continued for more than 18 months. Any change of control payment that becomes subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any interest or penalties with respect to such excise tax, including any additional excise tax, interest or penalties imposed on the restorative payment, requires that we make an additional restorative payment to Mr. Giromini that will fund the payment of such taxes, interest and penalties.

The payments and benefits payable to Mr. Giromini in connection with a termination without cause or for good reason are contingent upon his execution of a negotiated general release of all claims within 45 days following his termination of employment. Mr. Giromini has also agreed not to compete with us during the term of his agreement and for a period of two years after termination for any reason. As provided for under the Company’s Change in Control Plan and his employment agreement, Mr. Giromini, upon a change in control, is entitled to receive benefits under either the Change in Control Plan or his employment agreement, but not both.

For purposes of Mr. Giromini’s employment agreement, the following definitions apply:

•	“Cause” means:

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o	The willful and continued failure to perform the executive’s principal duties (other than any such failure resulting from vacation, leave of absence, or incapacity due to injury, accident, illness, or physical or mental incapacity) as reasonably determined by the Board in good faith after the executive has been given written, dated notice by the Board specifying in reasonable detail his failure to perform and specifying a reasonable period of time, but in any event not less than 20 business days, to correct the problems set forth in the notice;

o	The executive’s chronic alcoholism or addiction to non-medically prescribed drugs;

o	Theft or embezzlement of the Company’s money, equipment, or securities by the executive;

o	The executive’s conviction of, or the entry of a pleading of guilty or nolo contendere to, any felony or misdemeanor involving moral turpitude or dishonesty; or

o	The executive’s material breach of the employment agreement, and the failure to cure such breach within 10 business days of written notice thereof specifying the breach.

•	“Change of Control” means:

o	Any person, other than any person currently a beneficial owner, becomes the beneficial owner of 50% or more of the combined voting power of our outstanding Common Stock;

o	During any two-year period, individuals who at the beginning of such period constitute the Board of Directors, including any new director whose election resulted from a vacancy on the Board of Directors caused by the mandatory retirement, death, or disability of a director and was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, cease for any reason to constitute a majority of the Board of Directors;

o	We consummate a merger or consolidation with or into another company, the result of which is that our stockholders at the time of the execution of the agreement to merge or consolidate own less than 80% of the total equity of the company surviving or resulting from the merger or consolidation, or of a company owning 100% of the total equity of such surviving or resulting company;

o	The sale in one or a series of transactions of all or substantially all of our assets;

o	Any person has commenced a tender or exchange offer, or entered into an agreement or received an option to acquire beneficial ownership of 50% or more of our Common Stock, unless the Board of Directors has made a reasonable determination that such action does not constitute and will not constitute a change of control; or

o	There is a change of control of a nature that would generally be required to be reported under the requirements of the Securities and Exchange Commission, other than in circumstances specifically covered above.

•	“Good Reason” means:

•	A material reduction in the executive’s base salary or bonus opportunity;

•	A material diminishment of the executive’s position, duties, or responsibilities;

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•	The assignment by us to the executive of substantial additional duties or responsibilities that are inconsistent with the duties or responsibilities then being carried out by the executive and which are not duties of an executive nature;

•	Material breach of the employment agreement by us;

•	Material fraud on our part; or

•	Discontinuance of the active operation of our business, or our insolvency, or the filing by or against us of a petition in bankruptcy or for reorganization or restructuring pursuant to applicable insolvency or bankruptcy law.

Potential Payments on Termination or Change in Control – Payment and Benefit Estimates

The table below was prepared to reflect the estimated payments that would have been made pursuant to the policies and agreements described above. Except as otherwise noted, the estimated payments were calculated as though the applicable triggering event occurred and the NEO’s employment was terminated on December 31, 2016, using the share price of $15.82 of our Common Stock as of December 30, 2016, the last trading day of 2016.

In addition, the reported estimated payments were calculated utilizing the following assumptions:

General Assumptions

•	The amounts shown do not include distributions of plan balances under the Wabash National Deferred Compensation Plan. Those amounts are shown in the Nonqualified Deferred Compensation table.

•	The amounts shown include potential payments under the ESP.

•	No payments or benefits are payable or due upon a voluntary termination or termination for cause, other than amounts already earned.

•	Salary amounts payable use full salary values as of December 31, 2016. Bonus amounts payable are at the 2016 STI “Target” level, as approved by the Compensation Committee. See footnotes 2 and 3 to the Summary Compensation Table (page 48) for discussion of the 2016 STI Plan “Target” bonus amounts used to calculate the values reflected in this column.

•	As discussed previously, upon a change in control, Mr. Giromini is entitled to receive benefits under either the Change in Control Plan or his employment agreement, but not both. Unless otherwise noted, all “change in control” values reflected in this table assume Mr. Giromini elected to receive benefits under his employment agreement.

Equity-based Assumptions

•	Pursuant to our 2011 Omnibus Incentive Plan, we assumed that all outstanding equity awards were not assumed or continued as part of the “change in control” event. As such, all outstanding restricted stock, deferred stock units, and dividend equivalent rights, other than unearned performance-based awards, vested immediately and all outstanding stock options and stock appreciation rights were assumed to have become immediately exercisable (for the 15-day period prescribed in Company’s 2011 Omnibus Incentive Plan).

•	Additionally, the amounts shown in the “Change in Control only” scenario do not account for the terms and conditions of our Change in Control Plan, which requires both a change in control event and a termination before outstanding equity awards would become subject to accelerated vesting. Instead, the amounts shown in the “Change in Control only” scenario reflect only the assumptions regarding the 2011 Omnibus Incentive Plan, which are described in the immediately preceding bullet point.

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			Accelerate Vesting of Equity Value (3)
Name	Salary (1)	Short-Term Incentive Plan Bonus (2)	Performance Stock Units (4)	Restricted Stock (5)	Stock Options (6)	Welfare Benefits Continuation (7)	Life Insurance Plans (8)	Parachute Tax Gross-Up Payment	Total ($)
Richard J. Giromini
Termination Without Cause or by Executive for Good Reason	$1,710,000	$2,684,700	-	-	-	$194,160	-	-	$4,588,860
Termination Following a Change-in- Control	$2,565,000	$3,420,000	$1,737,083	$2,782,232	$85,435	$271,240	-	$3,828,925	$14,689,915
Change-in-Control Only	-	-	$1,737,083	$2,782,232	$85,435	-	-	-	$4,604,750
Termination as Result of Death	-	-	-	-	-	-	$2,784,512	-	$2,784,512
Jeffery L. Taylor
Termination Without Cause or by Executive for Good Reason	$562,500	-	-	-	-	$33,518	-	-	$596,018
Termination Following a Change-in- Control	$750,000	$950,696	$351,505	$842,573	$19,400	$58,518	-	-	$2,972,693
Change-in-Control Only	-	-	$351,505	$842,573	$19,400	-	-	-	$1,213,478
Erin J. Roth
Termination Without Cause or by Executive for Good Reason	$525,000	-	-	-	-	$33,206	-	-	$558,206
Termination Following a Change-in- Control	$700,000	$970,643	$351,505	$498,979	$16,635	$58,206	-	-	$2,595,967
Change-in-Control Only	-	-	$351,505	$498,979	$16,635	-	-	-	$867,118
Mark J. Weber
Termination Without Cause or by Executive for Good Reason	$585,000	-	-	-	-	$29,689	-	-	$614,689
Termination Following a Change-in- Control	$780,000	$1,014,699	$491,353	$666,228	$22,110	$54,689	-	-	$3,029,079
Change-in-Control Only	-	-	$491,353	$666,228	$22,110	-	-	-	$1,179,691
Brent L. Yeagy
Termination Without Cause or by Executive for Good Reason	$622,500	-	-	-	-	$33,518	-	-	$656,018
Termination Following a Change-in- Control	$830,000	$1,171,692	$351,505	$901,629	$19,400	$58,518	-	-	$3,332,745
Change-in-Control Only	-	-	$351,505	$901,629	$19,400	-	-	-	$1,272,534

(1)	Pursuant to the Company’s Executive Severance Plan, NEOs (other than the CEO) are entitled to one and a half times the sum of the NEO’s (a) annual base salary and (b) target annual incentive bonus (STI Award) for the year of termination, upon termination without cause (and not as a result of disability or death). In the event of a change-in-control and qualifying termination, pursuant to our Change in Control Plan, our NEOs (other than Mr. Giromini) are provided a lump sum payment of two times the NEO’s base salary.

Pursuant to Mr. Giromini’s employment agreement, he is entitled to two times his base salary, if he is terminated without cause or if he voluntarily terminates his employment with good reason. Additionally, for Mr. Giromini, both his employment agreement and our Change in Control Plan entitled him to receive a lump sum payment of three times his base salary upon a change-in-control and qualifying termination.

(2)	Pursuant to our Executive Severance Plan, upon termination without cause (and not as a result of disability or death), NEOs are entitled to a pro-rated annual cash incentive bonus (STI Award) for the year of termination, based upon actual Company performance through the end of the performance period in which termination occurs, as well as payment of any annual cash incentive bonus (STI Award) that was otherwise earned for the fiscal year that ended prior to the termination of the NEO’s employment.

Pursuant to our Change in Control Plan, in the event of a change-in-control and qualifying termination, our NEOs (other than Mr. Giromini) are provided payment of two times the NEO’s Target Annual Bonus and a pro-rata portion of the NEO’s Target Annual Bonus for the year in which s/he is terminated.

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For Mr. Giromini, in the event of a change-in-control and qualifying termination, our Change in Control Plan provides for three times his Target Annual Bonus and a pro-rata portion of his Target Annual Bonus for the year in which he is terminated. However, under Mr. Giromini’s employment agreement, in the event of a change-in-control and qualifying termination, he is entitled to payment of three times his target bonus (which is defined in his employment agreement as being the target annual incentive bonus set by the Compensation Committee each year) for the year in which he is terminated, as well as a pro-rata portion of his target bonus for the year in which he is terminated. Also pursuant to his employment agreement, if he is terminated by us without cause or if he terminates his employment for good reason, he is entitled to two times his target bonus and a pro-rata portion of his target bonus for the year in which he is terminated. Due to the difference in the definitions of “Target Annual Bonus” in our Change in Control Plan (see page 61), and “target bonus” in Mr. Giromini’s employment agreement (see above), the STI Plan bonus to which Mr. Giromini would be entitled could be calculated using different bases.

With the exception of Mr. Giromini, the figures reported above are based on multiples of the calculated Target Annual Bonus (as defined by the Change in Control Plan, see page 61). For each of Ms. Roth and Messrs. Taylor, Weber and Yeagy the Target Annual Bonus is equal to the average of the annual bonuses each was paid in 2014 and 2015.

For Mr. Giromini, since we’ve assumed Mr. Giromini elected to receive benefits under his employment agreement, the figures reported above reflect multiples of his “target bonus,” as defined by his employment agreement. Had we reported Target Annual Bonus (as defined by our Change in Control Plan) for Mr. Giromini, the figure reported above for would have been $5,536,480, which reflects multiples of the average of the annual bonuses he was paid in 2014 and 2015.

(3)	Pursuant to our 2011 Omnibus Incentive Plan, all outstanding restricted stock, restricted stock units, and dividend equivalent rights, other than unearned performance-based awards, vest immediately, but only if the outstanding awards are not assumed or continued as part of the “change in control” event.

In the event these awards are assumed/continued as part of the change in control event, and an NEO is thereafter terminated within 12 months of the change in control event, any assumed award will vest immediately to the NEO at the time of termination. Under Mr. Giromini’s employment agreement, however, if he is terminated following a change in control event, all outstanding equity compensation grants that are outstanding to him are accelerated and vest immediately, even if such termination occurs more than 12 months after the change in control event.

(4)	Amounts reflected in this column include earned performance stock units awarded in 2014; the performance period for these awards ended on December 31, 2016. For a description of all performance stock unit awards, see footnotes 4, 7 and 8 to the Outstanding Equity Awards at Fiscal Year-End table on page 54. Only performance stock units earned as of the triggering event are subject to the accelerated vesting features of the Change in Control Plan.

(5)	Amounts reflected in this column assume that any awards granted in 2014, 2015 or 2016 pursuant to our 2011 Omnibus Incentive Plan were not assumed or continued as part of the “change in control” event, and as such, pursuant to the terms of our 2011 Omnibus Incentive Plan, include outstanding restricted stock units, but do not include any outstanding, unearned performance-based stock units. For a description of the 2016 awards, see the Grants of Plan Based Awards table and accompanying narrative on pages 50-51; for a detailed description of the effect of a “change of control” on awards granted pursuant to our 2011 Omnibus Incentive Plan, see pages 58-59.

(6)	Amounts reflected in this column assume that any non-qualified stock option awards granted in 2014 or 2015 pursuant to our 2011 Omnibus Incentive Plan were not assumed or continued as part of the “change in control” event, and as such, become immediately exercisable for a period of 15 days prior to the consummation of the change of control corporate transaction. For a detailed description of the effect of a “change of control” on awards granted pursuant to our 2011 Omnibus Incentive Plan, see pages 58-59.

(7)	Pursuant to the Company’s Executive Severance Plan, NEOs (other than the CEO) are entitled to reimbursement for welfare benefits continuation for one and a half years upon termination without cause (and not as a result of disability or death), and the CEO is entitled to reimbursement for welfare benefits continuation for two years upon termination without cause (and not as a result of disability or death). All NEOs (including the CEO) are entitled to outplacement services no greater in value than $30,000.

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Pursuant to our Change in Control Plan, in the event of a change-in-control and qualifying termination, all NEOs (including Mr. Giromini), are provided outplacement counseling services no greater in value than $25,000, and reimbursement for welfare benefits continuation for up to 18 months.

Pursuant to Mr. Giromini’s employment agreement, if he is terminated by us without cause or if he terminates his employment for good reason, he is entitled to payment of premiums on his Executive Life Insurance Program, as well as reimbursement for welfare benefits continuation for two years. Also pursuant to his employment agreement, in the event of a change-in-control and qualifying termination, he is entitled to payment of premiums on his Executive Life Insurance Program, as well as reimbursement for welfare benefits continuation for three years.

(8)	Current value of payout under the Executive Life Insurance Plan payable to Mr. Giromini’s beneficiaries in the event of his termination as a result of his death.

Equity Compensation Plan Information

The following table provides information about our equity compensation plans as of December 31, 2016.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (2)	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (3)
Equity Compensation Plans Approved by Security Holders (1)	1,273,754	$11.13	2,313,510

(1)	All equity compensation plans have been approved by the Company’s stockholders. As a result, the numbers and value shown reflect all equity compensation plans.

(2)	Consists of shares of Common Stock to be issued upon exercise of outstanding options granted under the Wabash National Corporation 2007 Omnibus Incentive Plan (“the 2007 Plan”) and the Wabash National Corporation 2011 Omnibus Incentive Plan (“the 2011 Plan”).

(3)	Consists of shares of Common Stock available for future issuance pursuant to the 2011 Plan, which includes shares previously available for issuance under the 2007 Plan that are now available for issuance under the 2011 Plan. There were a total of 2,313,510 shares of Common Stock available as of December 31, 2016 for future issuance under the 2011 Plan pursuant to grants in the form of restricted stock, stock units, unrestricted stock, options and other incentive awards, subject to certain limitations in the 2011 Plan.

Restricted Stock Grants

We have issued an aggregate of 1,407,283 shares of restricted stock and restricted stock units (which, upon vesting convert to shares of the Company’s common stock) pursuant to the 2007 Plan, of which 403,139 were forfeited or otherwise cancelled, and 1,004,144 vested on or before December 31, 2016, with no shares remaining subject to forfeiture as of that date. These amounts exclude the issuance of performance stock units (which, upon vesting convert to shares of the Company’s common stock) in the aggregate of 180,880 of which 6,512 were forfeited or otherwise cancelled, and 174,368 vested on or before December 31, 2016, with no shares remaining subject to forfeiture as of that date.

We have issued an aggregate of 1,514,752 shares of restricted stock and restricted stock units (which, upon vesting will convert to shares of the Company’s common stock) pursuant to the 2011 Plan, of which 128,561 were forfeited or otherwise cancelled, and 510,917 vested on or before December 31, 2016, with 875,274 remaining subject to forfeiture as of that date. These amounts exclude the issuance of performance stock units (which are subject to three-year performance criteria, but upon vesting will convert to shares of the Company’s common stock) in the aggregate of 1,754,867, of which 67,234 have been forfeited or otherwise cancelled, and 599,182 vested on or before December 31, 2016, with 1,088,451 remaining subject to forfeiture as of that date.

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PROPOSAL 2
Advisory Vote on the Compensation of Our Executive Officers

We are asking stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of the NEOs of our Company. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our executive officers and the philosophy, policies and practices described in this Proxy Statement. We urge you to read the “Executive Compensation” section of this Proxy Statement, including our “Compensation Discussion and Analysis,” Executive Compensation Tables and related narrative discussion, beginning on page 25, which provides details on the Company’s compensation programs and policies for our executive officers, including the 2016 compensation of our NEOs. Our Compensation Discussion and Analysis (“CD&A”) provides stockholders with a detailed description of our compensation programs, including the philosophy and strategy underpinning the programs, the individual elements of the compensation programs, and how our compensation plans are administered.

Our compensation philosophy, discussed in the CD&A section “Philosophy and Objectives of Wabash National Compensation Program” is supported by the following principles:

•	Attract, retain, and motivate high-caliber executives;

•	As the responsibility of an associate/executive increases within the Company, place a larger portion of total compensation “at-risk,” with an increasing portion tied to long-term incentives;

•	Provide the appropriate level of reward for performance;

•	Recognize the cyclical nature of our primary truck-trailer business and the need to manage value through the business cycle by managing compensation levels and components;

•	Provide stockholder alignment by encouraging NEOs to be long-term stockholders of Wabash National;

•	Structure compensation programs to meet the tax deductibility criteria in the U.S. Internal Revenue Code, when practicable; and

•	Structure the compensation program to be regarded positively by our stockholders and associates, while providing the Compensation Committee with the flexibility needed to satisfy all of these listed goals.

We believe the executive compensation program has been instrumental in retaining and attracting high quality executive management who guided the Company through its acquisition of the Walker Group in 2012, and led the Company to record-setting years for revenue, gross profit and operating income in each of the last five years. For a more detailed description of the Company’s financial results for 2016, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

We are committed to “pay for performance,” meaning that a significant portion of our executive officer compensation is variable, “at-risk,” and will be determined based on our performance. In addition, we design our executive compensation to encourage long-term commitment by our executive officers to Wabash National. We believe our executive compensation programs encompass several “best practices” including:

•	Annual Peer Review by Independent Compensation Committee - Annual monitoring of the compensation systems of companies of similar size and similar complexity by our Compensation Committee, with the objective of setting total target compensation (base salary, annual cash incentives and long-term equity incentives) for executives at levels that are generally competitive with our peer group, but also accounting for the Company’s own financial performance objectives and cyclicality. The Compensation Committee is comprised entirely of independent members, and it engages an independent consultant to assist in this annual review process.

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•	Pay for Performance - A significant portion (ranging from approximately 65% to 81% of our executives’ target total compensation) is considered to be performance-based, with approximately 81% of our CEO’s total compensation in 2016 (at “Target”) classified as performance-based compensation. To motivate our executive officers to align their interests with those of our stockholders, we provide annual incentives, which are designed to reward our executive officers for the attainment of short-term financial performance goals, as well as long-term incentives, which are designed to reward them for the achievement of identified long-term financial performance goals, as well as for increases in our stockholder value over time.

•	In 2016, we established corporate performance goals under the Company’s Short-Term Incentive (“STI”) Plan based on the Company’s attainment of its Operating Income and Net Working Capital goals, creating a clear and direct relationship between executive pay and the Company’s financial performance in 2016.

•	In 2016, we established a three-year corporate performance period under the Company’s Long-Term Incentive (“LTI”) Plan, requiring the Company to achieve certain Cumulative EBITDA Performance and Relative Total Shareholder Return targets set by the Compensation Committee before LTI Plan participants could earn Performance Stock Units granted under the 2016 LTI Plan. This created a clear and direct relationship between executive pay and the focus on long-term increases in stockholder value.

•	Mitigate Undue Risk - Our compensation practices are designed to discourage excessive risk-taking and/or an emphasis on short-term results at the expense of the long-term performance of the Company. Payouts under all of our compensation programs are “capped” at specified “maximum” payout levels for this reason and our STI plan and LTI plan use different financial performance metrics.

•	Alignment with Stockholders - Long-term incentives are provided to executive officers in the form of restricted stock units and performance stock units. These equity-based awards, which vest over a period of three years, constituted between 44% and 62% of our executives’ target total compensation in 2016 (with 62% of our CEO’s target total compensation comprised of equity-linked awards). These awards link compensation with the long-term price performance of our stock and also provide a substantial retention incentive for our executives.

•	Stock Ownership Guidelines - We have adopted Stock Ownership guidelines to encourage the retention of stock by our executives and to strengthen the relationship between compensation and performance.

•	Employment Contracts - We do not have individual employment or severance agreements with any of our NEOs, other than an employment agreement with Mr. Giromini, which was originally executed when he became our COO in 2002. Mr. Giromini’s employment agreement automatically renews each year unless either Mr. Giromini or the Board chooses not to renew the agreement. The Compensation Committee annually reviews the agreement and Mr. Giromini’s performance.

•	Double Trigger Change in Control Benefits - We employ a double-trigger change in control provision as part of our Change in Control Plan.

•	No Pledging/Hedging Transactions or Short Sales Permitted - We have adopted a policy precluding all directors and associates, including our executive officers, and their Related Persons from pledging or engaging in hedging or short sales with respect to the Company’s stock.

•	No Substantial Perquisites - We do not provide substantial perquisites to our executive officers.

•	No Unique Retirement Programs - We do not have retirement programs uniquely applicable to our executive officers.

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•	No Repricing of Underwater Stock Options - We do not permit underwater stock options to be repriced without stockholder approval.

The Compensation Committee discharges many of the Board’s responsibilities related to executive compensation and continuously strives to align our compensation policies with our performance. The Committee will continue to analyze our executive compensation policies and practices and adjust them as appropriate to reflect our performance and competitive needs. The Board believes that the executive compensation – as disclosed in the CD&A, tabular disclosures, and other narrative executive compensation disclosures in this Proxy Statement – reflects our compensation philosophy and aligns with the pay practices of our peer group.

Effect of the Proposal

This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our executive officers’ compensation. This say-on-pay vote is an advisory vote that is not binding on us.

The approval or disapproval by stockholders will not require the Board or the Compensation Committee to take any action regarding the Company’s executive compensation practices. The final decisions on the compensation and benefits of our NEOs and on whether, and if so, how, to address stockholder disapproval remain with the Board and the Compensation Committee.

The Board believes that the Compensation Committee is in the best position to consider the extensive information and factors necessary to make independent, objective, and competitive compensation recommendations and decisions that are in the best interests of Wabash National and its stockholders.

However, the Board and our Compensation Committee value the opinions expressed by stockholders in their vote on this proposal, and will carefully consider the outcome of the vote when making future compensation decisions with respect to our executive officers. In that regard, the Board and our Compensation Committee carefully considered the results of last year’s say-on-pay vote, in which 96% of stockholders voted in favor of our say-on-pay proposal, and took such results into account by continuing to emphasize the core principles of our compensation philosophy and best practices of our compensation programs.

The Board urges you to carefully review the CD&A section of this Proxy Statement, together with the executive compensation tables, which describe our compensation philosophy and programs in greater detail, and to approve the following resolution:

“RESOLVED, that the stockholders hereby approve on an advisory basis the compensation paid to the Wabash National Corporation named executive officers, as disclosed in the Wabash National Corporation Proxy Statement pursuant to the rules of the Securities and Exchange Commission (including the Compensation Discussion and Analysis, compensation tables and narrative discussion).”

Board Recommendation

The Board of Directors UNANIMOUSLY recommends that you vote “FOR” the approval of the compensation of our executive officers, as disclosed in this Proxy Statement.

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PROPOSAL 3
Advisory Vote on the Frequency of the Advisory Vote on the Compensation of Our Executive Officers

Under an amendment to the Exchange Act adopted by Congress as part of the Dodd-Frank Act, stockholders are able to indicate how frequently they believe an Advisory “Say on Pay” Vote on Executive Compensation, such as we have included in Proposal Two, should occur.  We currently hold the Say on Pay vote every year, and are required to hold the say on pay vote at least once every three years.  By voting on this Proposal Three, you may indicate whether you would prefer that we continue to hold the Advisory Vote on Executive Compensation annually or whether you would prefer that we instead hold the vote every two or three years.

Our stockholders voted on a similar proposal in 2011, with the majority voting to hold the say on pay vote every year, and our Board of Directors adopted this standard. It is our strong belief, and the Board’s recommendation, that holding a say on pay vote every year is most appropriate for the Company so that our stockholders may express their views on our executive compensation program annually. The Board recognizes the importance of receiving regular input from our stockholders on important issues such as our executive compensation and believes that an advisory vote on executive compensation is the most effective way for stockholders to communicate with the Company about its compensation objectives, policies and practices. Since 2011, this yearly interaction between the Board, the Compensation Committee, and our stockholders has resulted in regular, meaningful evaluation of our performance against our compensation practices, taking into account the natural cyclicality prevalent in the trailer industry. In addition, holding a say on pay vote annually is in line with prevailing market practice and current stockholder expectations and preferences.

For the above reasons, the Board recommends that you vote to hold an Advisory Vote on Executive Compensation annually. Your vote, however, is not to approve or disapprove the Board’s recommendation. When voting on this Proposal Three, you have four choices: you may elect that we hold an Advisory Vote on Executive Compensation every year, every two years or every three years, or you may abstain from voting. The Board intends to review the results for each voting alternative in Proposal Three in making its determination on the frequency of the stockholder advisory vote on our executive compensation in the future.

As an advisory vote, the vote on Proposal Three is not binding upon us, and the Compensation Committee and the Board may decide that it is in the best interests of our stockholders and our Company to hold an Advisory Vote on Executive Compensation more or less frequently than the option approved by our stockholders. Nevertheless, the Compensation Committee and the Board will consider the outcome of the vote when making future decisions on executive compensation.

Board Recommendation

The Board of Directors UNANIMOUSLY recommends that you vote to hold an

Advisory Vote on Executive Compensation ANNUALLY.

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PROPOSAL 4
Approval of the Wabash National Corporation 2017 Omnibus Incentive Plan

Our Board of Directors approved the Wabash National Corporation 2017 Omnibus Incentive Plan (the “2017 Plan”) on February 22, 2017, subject to approval by our stockholders. We are recommending that stockholders approve the 2017 Plan because we believe that the 2017 Plan will be essential to our continued success, by allowing the Company to provide incentives to attract and retain key employees, non-employee directors and consultants and align their interests with those of our stockholders.

If approved by our stockholders, the 2017 Plan will be the successor to the Company’s 2011 Omnibus Incentive Plan (the “2011 Plan”). No further awards will be made under the 2011 Plan, if the 2017 Plan is approved by our stockholders. However, awards granted under the 2011 Plan (and its predecessor, our 2007 Omnibus Plan) before stockholder approval of the 2017 Plan will remain outstanding in accordance with their terms. We sometimes refer to the 2011 Plan and our 2007 Omnibus Incentive Plan as the “Prior Plans.”

Stockholders are being asked to approve the 2017 Plan to authorize 3,150,000 shares for issuance under the 2017 Plan. None of the remaining shares from the 2011 Plan (or any other Prior Plan) will be carried over into the 2017 Plan, except for shares subject to outstanding awards under the Prior Plans that are forfeited, canceled, surrendered, settled in cash or otherwise terminated without the issuance of shares after stockholder approval of the 2017 Plan. If our stockholders do not approve the 2017 Plan, we may be required to increase the cash components of our compensation program which may inhibit our ability to align the interests of our executives with those of our stockholders.

Stockholders are also being asked to approve the 2017 Plan for the following reasons:

•	To authorize the grant of awards under the 2017 Plan that are intended to be treated as “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code (“Section 162(m)”). Section 162(m) generally prevents a publicly held corporation from claiming a federal income tax deduction for compensation in excess of $1 million per year paid to any of its chief executive officer or three other most highly compensated executive officers (other than the chief financial officer). However, if certain conditions are met, “qualified performance-based compensation” is excluded for purposes of calculating the amount of compensation subject to the $1 million limit Among other requirements, in order for awards to be treated as “qualified performance-based compensation” for purposes of Section 162(m), the material terms of the performance goals under which compensation may be paid must be disclosed to and approved by our stockholders. Those material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goals are based, and (iii) the maximum amount of compensation that can be paid to an employee under the performance-based awards. Each of these aspects of the 2017 Plan is discussed below.

•	To approve an annual limit of $350,000 that will apply to the grant date fair value of equity awards that may be granted to any one non-employee director under the 2017 Plan, plus the amount of cash fees paid to the non-employee director during the year.

•	To authorize the grant of stock options that qualify for treatment as incentive stock options for purposes of Section 422 of the Internal Revenue Code.

Outstanding Equity Awards

As of March 20, 2017 (the “Record Date”), 2,260,868 shares of the Company’s common stock (“shares”) remained available for issuance under the 2011 Plan. As noted above, however, if our stockholders approve the 2017 Plan, those shares will no longer be available for future awards. The table below provides information regarding the awards outstanding under the Prior Plans as of the Record Date:

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Stock options outstanding	788,025
Full-value awards outstanding (i.e., awards other than stock options)	1,878,666	[1]
Weighted average exercise price of outstanding stock options	$11.10
Weighted average remaining term of outstanding stock options	5.1 years

1 Amount includes 266,900 unearned performance stock units granted in 2017 and outstanding on the Record Date.

As of the Record Date, there were a total of 60,448,111 shares of the Company’s common stock outstanding, and the closing price per share on the Record Date, as reported on the New York Stock Exchange, was $20.85.

Plan Highlights

The 2017 Plan contains a number of provisions that are consistent with our compensation philosophy and designed to protect the interests of our stockholders, including the following:

Feature	Description
Minimum Vesting Requirements (with 5% Exception)

The 2017 Plan generally requires that all awards be subject to a minimum vesting period of at least one year, except that up to 5% of the share reserve may be issued with a shorter vesting period (or with no vesting requirement).

No “Liberal” Change in Control Definition

The 2017 Plan does not provide a “liberal” change in control definition, which means that a change in control must actually occur in order for the change in control provisions in the 2017 Plan to be triggered.

No Automatic “Single-Trigger” Vesting on a Change in Control

The 2017 Plan generally provides for “double-trigger” vesting of equity awards that are assumed in a change in control transaction, which means that awards which are assumed in the transaction generally will continue to vest based on continued service, or, if earlier, upon a termination without cause or, where applicable, a resignation for good reason, within 1 year after the change in control.

Awards that are not assumed in the transaction would vest on a “single-trigger” basis upon a change in control.

No Liberal Share Recycling for Stock Option and SAR Awards

The 2017 Plan prohibits share recycling with respect to stock options and stock appreciation rights (or “SARs”), meaning that shares used to pay the exercise price of a stock option, shares used to satisfy a tax withholding obligation with respect to a stock option or a SAR, and shares that are repurchased by the Company with stock option proceeds will not be added back to the 2017 Plan. In addition, when a SAR is settled in shares, all of the shares underlying the SAR will be counted against the share limit of the 2017 Plan.

However, shares withheld to satisfy a tax withholding obligation with respect to a “full-value” award (i.e., an award other than a stock option or SAR) will be recycled back into the 2017 Plan’s share reserve.

No Discounted Stock Options or SARs	The 2017 Plan does not permit the use of “discounted” stock options or SARs.

No Re-Pricing of Stock Options or SARs; No Reload Awards

The 2017 Plan does not permit the “re-pricing” of stock options and SARs without stockholder approval. This includes a prohibition on cash buyouts of underwater options or SARs and “reloads” in connection with the exercise of options or SARs.

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Feature	Description
Forfeiture and Recoupment Provisions

Awards granted under the 2017 Plan may be subject to forfeiture or recoupment as provided by the Compensation Committee in the event of certain detrimental activity, such as a participant’s breach of restrictive covenants, and awards under the 2017 Plan may be subject to forfeiture or recoupment under any compensation recovery policy that the Company may adopt.

No Dividends or Dividend Equivalents on Unvested Awards or Stock Options/SARs

No dividends or dividend equivalents will be paid currently while awards are unvested. Instead, any dividends or dividend equivalents with respect to unvested awards will be accumulated or deemed reinvested until such time as the underlying award becomes earned and vested (including, where applicable, the achievement of performance goals). Additionally, no dividend equivalents will be granted with respect to any shares underlying a stock option or SAR.

Stock Ownership Guidelines

Shares issued pursuant to the 2017 Plan are subject to the Company’s stock ownership guidelines. Under the Company’s current stock ownership guidelines, our executive officers and non-employee directors are required to hold 65% of all Company shares received through the Company’s incentive compensation plans until the executive officer or non-employee director achieves the applicable target ownership level.

A summary of the material terms of the 2017 Plan is provided below and the complete text of the 2017 Plan is attached as Exhibit A to this proxy statement. The following summary of the 2017 Plan does not purport to be complete and is qualified in its entirety by reference to Exhibit A.

Summary of the Plan

Awards and Term of the Plan

Awards granted under the 2017 Plan may be in the form of stock options (which may be incentive stock options or nonqualified stock options), SARs, restricted stock, restricted stock units, other share-based awards and cash awards. No awards may be made under the 2017 Plan after February 21, 2027, or such earlier date as the Board of Directors may terminate the 2017 Plan.

Administration

The 2017 Plan will be administered by the Compensation Committee of the Board of Directors, or by such other committee or subcommittee as may be appointed by our Board, and which consists entirely of two or more individuals who are “outside directors” within the meaning of Section 162(m), “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and “independent directors” within the meaning of the New York Stock Exchange rules. The Compensation Committee can make rules and regulations and establish such procedures for the administration of the 2017 Plan as it deems appropriate, and may delegate any of its authority to one or more directors or employees, to the extent permitted by applicable laws. Our Board of Directors also reserves the authority to administer and issue awards under the 2017 Plan.

Eligibility

The 2017 Plan provides for awards to our non-employee directors and to employees and consultants of the Company and our subsidiaries, except that incentive stock options may only be granted to our employees and employees of our subsidiaries. It is currently anticipated that approximately 100 employees and 6 non-employee directors will be eligible for awards under the 2017 Plan.

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Shares Available

The maximum number of shares that may be issued or transferred with respect to awards under the 2017 Plan is 3,150,000, increased by the number of shares covered by any outstanding award granted under the 2011 Plan or another Prior Plan that is forfeited, canceled, surrendered, settled in cash or otherwise terminated without the issuance of shares after stockholder approval of the 2017 Plan. The number of shares available for issuance under the 2017 Plan is also subject to adjustment in certain circumstances, as described below. Shares issued under the 2017 Plan may include authorized but unissued shares, treasury shares, shares purchased in the open market, or a combination of the foregoing.

Shares underlying awards that are settled in cash or that terminate or are forfeited, cancelled, settled in cash or surrendered without the issuance of shares will again be available for issuance under the 2017 Plan, as will any shares that are withheld to satisfy a tax withholding obligation with respect to a “full-value” award (that is, an award other than a stock option or a SAR). Shares used to pay the exercise price of stock options, repurchased by us with stock option proceeds, or used to pay withholding taxes upon exercise or vesting of stock options or SARs, will not again be available for issuance under the 2017 Plan. In addition, when a SAR is exercised and settled in shares, all of the shares underlying the SAR will be counted against the share limit of the 2017 Plan regardless of the number of shares used to settle the SAR.

Shares granted through awards that are granted in assumption of, or in substitution or exchange for, outstanding awards previously granted by an entity acquired directly or indirectly by the Company or with which the Company directly or indirectly merges or consolidates, shall not count against the share limit above, except as may be required by the rules and regulations of any stock exchange or trading market.

Non-Employee Director Award Limits

The 2017 Plan provides that the aggregate grant date fair value of all awards granted to any single non-employee director during any single calendar year (determined as of the applicable grant date(s) under applicable financial accounting rules), taken together with any cash fees paid to the non-employee director during the same calendar year, may not exceed $350,000.

Individual Award Limits under Section 162(m)

The Compensation Committee may, but is not required to, grant awards under the 2017 Plan that are intended to qualify for exemption from Section 162(m) as “qualified performance-based compensation.” Therefore, the 2017 Plan imposes the following additional individual sub-limits on awards granted under the 2017 Plan that are intended to satisfy that exemption:

•         the maximum aggregate number of shares that may be subject to stock options or SARs granted in any calendar year to any one participant will be 750,000 shares;

•         the maximum aggregate number of shares of restricted stock and shares subject to restricted stock units and other share-based awards granted in any calendar year to any one participant will be 650,000 shares (or 700,000 shares, in the first year of a participant’s employment); and

•         the maximum aggregate cash compensation that can be paid pursuant to cash awards or other awards granted in any calendar year to any one participant will be $2,500,000 (for awards with a performance period not exceeding 12 months) or $5,000,000 (for awards with a performance period exceeding 12 months).

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Stock Options

Subject to the terms and provisions of the 2017 Plan, options to purchase shares may be granted to eligible individuals at any time and from time to time as determined by the Compensation Committee. Options may be granted as incentive stock options (all of the 3,150,000 shares available for issuance under the 2017 Plan may be issued pursuant to incentive stock options), or as non-qualified stock options. Subject to the limits provided in the 2017 Plan, the Compensation Committee or its delegate will determine the number of options granted to each recipient. Each option grant will be evidenced by a stock option agreement that specifies whether the options are intended to be incentive stock options or non-qualified stock options and such additional limitations, terms and conditions as the Compensation Committee may determine.

The exercise price for each stock option may not be less than 100% of the fair market value of a share on the date of grant, and each stock option shall have a term no longer than 10 years. The method of exercising a stock option granted under the 2017 Plan will be set forth in the applicable award agreement and may include payment of cash or cash equivalent, tender of previously acquired shares with a fair market value equal to the exercise price, a cashless exercise (including withholding of shares otherwise deliverable on exercise or a broker-assisted arrangement as permitted by applicable laws), a combination of the foregoing methods, or any other method approved by the Compensation Committee in its discretion.

The grant of a stock option does not accord the recipient the rights of a stockholder, and such rights accrue only after the exercise of the stock option and the registration of shares in the recipient’s name.

Stock Appreciation Rights

The Compensation Committee in its discretion may grant SARs under the 2017 Plan. A SAR entitles the holder to receive from us upon exercise an amount equal to the excess, if any, of the aggregate fair market value of a specified number of shares that are the subject of such SAR over the aggregate exercise price for the underlying shares. The exercise price for each SAR may not be less than 100% of the fair market value of a share on the date of grant, and each SAR shall have a term no longer than 10 years.

We may make payment of the amount to which the participant exercising SARs is entitled by delivering shares, cash or a combination of stock and cash as set forth in the applicable award agreement. Each SAR will be evidenced by an award agreement that specifies the date and terms of the award and such additional limitations, terms and conditions as the Compensation Committee may determine.

Restricted Stock

Under the 2017 Plan, the Compensation Committee may grant or sell restricted stock to plan participants (i.e., shares that are subject to a substantial risk of forfeiture and restrictions on transferability). Except for these restrictions and any others imposed by the Compensation Committee, upon the grant of restricted stock, the recipient will have rights of a stockholder with respect to the restricted shares, including the right to vote the restricted shares and to receive dividends and other distributions paid or made with respect to the restricted shares, except that any dividends with respect to unvested restricted stock will be accumulated or deemed reinvested until the underlying restricted stock is earned and vested. During the applicable restriction period, the recipient may not sell, transfer, pledge, exchange or otherwise encumber the restricted stock. Each restricted stock award will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions, which may include restrictions based upon the achievement of performance objectives, as the Compensation Committee may determine.

Restricted Stock Units

Under the 2017 Plan, the Compensation Committee may grant or sell to plan participants restricted stock units, which constitute an agreement to deliver shares (or an equivalent value in cash) to the participant at the end of a specified restriction period and subject to such other terms and conditions as the Compensation Committee may specify. Restricted stock units are not shares and do not entitle the recipients to the rights of a stockholder. Restricted stock units granted under the 2017 Plan may be subject to performance conditions. Restricted stock units will be settled in cash or shares, in an amount based on the fair market value of a share on the settlement date. Each restricted stock unit award will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions as the Compensation Committee may determine, which may include restrictions based upon the achievement of performance objectives

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Other Share-Based Awards

The 2017 Plan also provides for grants of other share-based awards under the plan, which may include unrestricted shares or time-based or performance based unit awards that are settled in shares or cash. Each other share-based award will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions as the Compensation Committee may determine.

Dividend Equivalents

As determined by the Compensation Committee in its discretion, restricted stock units or other share-based awards may provide the participant with a deferred and contingent right to receive dividend equivalents, either in cash or in additional shares. Any such dividend equivalents will be accumulated or deemed reinvested until such time as the underlying award becomes earned and vested (including, where applicable, the achievement of performance objectives). No dividend equivalents shall be granted with respect to shares underlying any stock option or SAR.

Cash Awards

The 2017 Plan authorizes the Compensation Committee to grant cash awards, which will be evidenced by an award agreement that specifies the terms of the award, such as the achievement of applicable stated performance objectives.

Minimum Vesting Requirements

In general, each award granted under the 2017 Plan will have a minimum vesting or performance period of at least one year. However, awards covering up to 5% of the 2017 Plan’s share reserve may be granted as unrestricted awards or otherwise with a vesting or performance period of less than one year. Other exceptions to the minimum vesting requirement may apply in connection with a change in control or for awards to participants outside the U.S.

Performance Objectives

The plan provides that performance objectives may be established by the Compensation Committee in connection with any award granted under the 2017 Plan. Performance objectives may relate to performance of the Company or one or more of our subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of an individual participant, and performance objectives may be made relative to the performance of a group or companies or a special index of companies.

The Compensation Committee may, in its discretion, grant awards under the 2017 Plan that are intended to qualify for the “qualified performance-based compensation” exemption from Section 162(m). In the case of an award intended to qualify for that exemption, such goals shall be based on the attainment of specified levels of one or more of the following measures: total stockholder return; such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; net income; pretax earnings; earnings before interest expense, taxes, depreciation and amortization; earnings before interest expense, taxes, depreciation and amortization and before bonuses, service fees, and extraordinary or special items; pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; operating margin; operating income; earnings per share; return measures (including return on equity, return on capital, return on invested capital, return on investment, and/or return on net assets); operating earnings; working capital; ratio of debt to stockholders’ equity; free cash flow; revenue; and stock price. Performance objectives may be determined by taking into account adjustments specified by the Compensation Committee in accordance with the terms of the 2017 Plan.

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Performance objectives related to an award intended to be treated as qualified performance-based compensation for purposes of Section 162(m) will be set by the Compensation Committee within the time period and other requirements prescribed by Section 162(m). We have not adopted any policy that would require the Committee to grant awards under the 2017 Plan that are intended to be treated as qualified performance-based compensation, and there can be no guarantee that any awards granted under the 2017 Plan will be so treated. As such, we may from time to time pay compensation that is not deductible under Section 162(m), if we believe that it is in our stockholders’ best interests.

Change in Control

The 2017 Plan generally provides for “double-trigger” vesting of equity awards in connection with a change in control of the Company, as described below.

To the extent that outstanding awards granted under the 2017 Plan are assumed, then, except as otherwise provided in the applicable award agreement or in an applicable severance plan or written agreement with the participant, all outstanding awards will continue to vest and become exercisable (as applicable) based on continued service during the remaining vesting period, with performance-based awards generally being converted to service-based awards at the “target” level (if less than half of the performance period has been completed) or based on actual performance as of the change in control (if at least half of the performance period has been completed). Vesting and exercisability (as applicable) of awards that are assumed in connection with a change in control generally would be accelerated in full on a “double-trigger” basis, if, within one year after the change in control, the participant’s employment is involuntarily terminated without cause, or, for a participant who is entitled to “good reason” protections under the applicable award agreement or pursuant to a severance plan or other written agreement, such participant terminates his or her employment for “good reason” (as defined in the applicable award agreement, severance plan or other written agreement). Any stock options or SARs that become vested on a “double-trigger” basis generally would remain exercisable for at least one year after the termination of the participant’s employment.

To the extent outstanding awards granted under the 2017 Plan are not assumed, then such awards generally would become vested in full on a “single-trigger” basis, effective immediately prior to the change in control, with performance-based awards generally becoming vested at the “target” level (if less than half of the performance period has been completed) or based on actual performance as of the change in control (if at least half of the performance period has been completed). Any stock options or SARs that become vested on a “single-trigger” basis generally would remain exercisable for at least fifteen days prior to the change in control.

The Compensation Committee has the discretion to determine whether or not any outstanding awards granted under the 2017 Plan will be assumed by the resulting entity in connection with a change in control, and the Compensation Committee has the authority to make appropriate adjustments in connection with the assumption of any awards. The Compensation Committee also has the right to cancel any outstanding awards in connection with a change in control, in exchange for a payment in cash or other property (including shares of the resulting entity) in an amount equal to the excess of the fair market value of the shares subject to the award over any exercise price related to the award, including the right to cancel any “underwater” stock options and SARs without payment therefor.

For purposes of the 2017 Plan, a “change in control” generally means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company in which the Company is not the surviving entity (but, for purposes of clarity, a “change in control” does not include a mere change in state of incorporation or similar transaction); (ii) a sale of substantially all of the Company’s assets; or (iii) any transaction (including a merger or reorganization) that results in any person or entity owning 50% or more of the combined voting power of all classes of the Company’s stock.

Whether a participant’s employment has been terminated for “cause” will be determined by the Compensation Committee. Unless otherwise provided in the applicable award agreement or in an applicable severance plan or written agreement with the participant, “cause”, as a reason for termination of a participant’s employment generally includes (i) the participant’s willful and continued failure to perform his or her principal duties (other than a failure resulting from vacation, leave of absence, or incapacity due to injury, accident, illness, or physical or mental capacity) after the participant has been given notice and an opportunity to correct the failure; (ii) the participant’s chronic alcoholism or addiction to non-medically prescribed drugs; (iii) the participant’s theft or embezzlement of the money, equipment, securities, or other property of the Company or a subsidiary; (iv) the participant’s conviction of, or plea of guilty or nolo contendere to, any felony or misdemeanor involving moral turpitude or dishonesty; or (v) the participant’s material breach of any employment or similar agreement with the Company or a subsidiary, after the participant has been given notice and an opportunity to cure the breach.

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Forfeiture and Recoupment of Awards

The Compensation Committee may reserve the right in an award agreement to cause the forfeiture or recoupment of any award if a participant violates or breaches any applicable agreement, such as an employment agreement or a non-competition, confidentiality or non-solicitation (of Company employees or clients) agreement. An award may also be annulled if a participant’s employment is terminated by the Company for cause. Awards granted under the 2017 Plan also may be subject to forfeiture or recoupment as provided pursuant to any compensation recovery (or “clawback”) policy that we may adopt.

Adjustments

In the event of any equity restructuring, such as a stock dividend, stock split, spin off, rights offering or recapitalization through a large, nonrecurring cash dividend, the Compensation Committee will adjust the number and kind of shares that may be delivered under the 2017 Plan, the individual share award limits, and, with respect to outstanding awards, the number and kind of shares subject to outstanding awards and the exercise price or other price of shares subject to outstanding awards, to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Compensation Committee may, in its discretion, make such equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights. However, unless otherwise determined by the Compensation Committee, we will always round down to a whole number of shares subject to any award. Moreover, in the event of any such transaction or event, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards such alternative consideration (including cash) as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced.

Transferability

Except as the Compensation Committee otherwise determines, awards granted under the 2017 Plan will not be transferable by a participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Compensation Committee, stock options and SARs will be exercisable during a participant’s lifetime only by him or her or, in the event of the participant’s incapacity, by his or her guardian or legal representative. Any award made under the 2017 Plan may provide that any shares issued as a result of the award will be subject to further restrictions on transfer.

Amendment; Prohibition on Re-Pricing

The Board of Directors may amend, alter or discontinue the 2017 Plan at any time, with stockholder approval to the extent required by applicable laws. No such amendment or termination, however, may adversely affect in any material way any holder of outstanding awards without his or her consent, except for amendments made to cause the plan to comply with applicable law, stock exchange rules or accounting rules.

Except in connection with a corporate transaction, no award may be amended or otherwise subject to any action that would be treated as a “re-pricing” of such award, unless such action is approved by our stockholders.

Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences of awards made under the 2017 Plan, based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the plan. The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

Non-Qualified Stock Options. A participant will not recognize taxable income at the time of grant of a non-qualified stock option, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and we generally will be entitled to a corresponding deduction.

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Incentive Stock Options. A participant will not recognize taxable income at the time of grant of an incentive stock option. A participant will not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and we will not be entitled to any deduction. If, however, such shares are disposed of within either of such two- or one-year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price, and we generally will be entitled to a corresponding deduction.

Stock Appreciation Rights. A participant will not recognize taxable income at the time of grant of a SAR, and we will not be entitled to a tax deduction at such time. Upon exercise, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) equal to the fair market value of any shares delivered and the amount of cash paid by us, and we generally will be entitled to a corresponding deduction.

Restricted Stock. A participant will not recognize taxable income at the time of grant of restricted stock, and we will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Internal Revenue Code to be taxed at such time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. We generally will be entitled to a corresponding deduction at the time the ordinary income is recognized by the participant, except to the extent the deduction limits of Section 162(m) apply.

Restricted Stock Units. A participant will not recognize taxable income at the time of grant of a restricted stock unit award, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares delivered and the amount of cash paid by us, and we generally will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

Other Share-Based Awards and Cash Awards. Generally, participants will recognize taxable income at the time of payment of cash awards and at the time of settlement of other share-based awards (with the amount of income recognized pursuant to other share-based awards generally being equal to the amount of cash and the fair market value of any shares delivered under the award). We generally will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

Section 162(m). Section 162(m) limits the deductibility of certain compensation of the Chief Executive Officer and the next three most highly compensated executive officers (other than the chief financial officer) of a publicly-held corporation. Compensation paid to such an officer during a year in excess of $1 million that is not qualified performance-based compensation (or does not comply with other exceptions) would not be deductible on our federal income tax return for that year. Our Board will evaluate from time to time the relative benefits to us of qualifying other awards under the plan for deductibility under Section 162(m).

Section 409A. Section 409A of the Internal Revenue Code imposes certain restrictions upon the payment of nonqualified deferred compensation. We intend that awards granted under the 2017 Plan will be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Internal Revenue Code. However, the Company does not warrant the tax treatment of any award under Section 409A or otherwise.

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Registration with the SEC

The Company intends to file a Registration Statement on Form S-8 relating to the issuance of shares under the 2017 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, after approval of the 2017 Plan by the Company’s stockholders.

New Plan Benefits

Because it is within the discretion of the Compensation Committee to determine which non-employee directors, employees and consultants will receive awards and the amount and type of such awards, it is not presently possible to determine the number of individuals to whom awards will be made in the future under the 2017 Plan or the amount of such awards.

Additional Information

The following table provides information about stock options, restricted stock units and performance stock units granted under the 2011 Plan since it was adopted. The information is provided as of February 24, 2017.

	Number of Equity Awards Granted Since Inception of 2011 Plan
Name of Individual or Identity of Group	Stock Options	Restricted Stock Units	Performance Stock Units (at Target)
Richard J. Giromini	278,090	314,215	438,136
Jeffery L. Taylor	24,170	69,270	84,753
Erin J. Roth	59,380	59,251	82,695
Mark J. Weber	69,680	73,413	102,957
Brent L. Yeagy	51,540	70,093	99,127
All Current Executive Officers	508,560	623,032	860,394
All Current Directors who are not Executive Officers	-	153,635	-
Nominees for Election as Director	-	-	-
Total Amount of Awards Granted Under the Plan (All Employees and Directors)	1,240,700	1,521,229	1,776,762

Board Recommendation

The Board of Directors UNANIMOUSLY recommends that you vote “FOR” the approval of the Wabash National Corporation 2017 Omnibus Incentive Plan.

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PROPOSAL 5
Ratification of Appointment of Independent Registered Public Accounting Firm

Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed the accounting firm Ernst & Young LLP the independent registered public accounting firm for the Company for the year ending December 31, 2017. Ernst & Young acted as our independent auditors for the year ended December 31, 2016. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions. The Audit Committee is responsible for hiring, compensating and overseeing the independent registered public accounting firm, and reserves the right to exercise that responsibility at any time. If the appointment of Ernst & Young is not ratified by the stockholders, the Audit Committee is not obligated to appoint another registered public accounting firm, but the Audit Committee will give consideration to such unfavorable vote.

Board Recommendation

The Board of Directors UNANIMOUSLY recommends that you vote “FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

Principal Accounting Fees and Services

The fees billed by Ernst & Young for professional services provided to us for the years ended December 31, 2016 and December 31, 2015 were as follows:

Fee Category	2016	2015
	($ in thousands)
Audit Fees	$1,424	$1,342
Audit-Related Fees	-	305
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$1,424	$1,647

Audit Fees.

Consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports, and services in connection with securities offerings and registration statements.

Audit-Related Fees.

Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” For 2015, these services included audits of benefit plans, services in connection with due diligence related to acquisitions, and other audit-related services.

Tax Fees.

Consist of fees billed for professional services related to tax compliance, tax advice and tax planning.

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All Other Fees.

Consist of fees for services provided by Ernst & Young that are not included in the service categories reported above.

In 2016 and 2015, all Ernst & Young fees were pre-approved by the Audit Committee pursuant to the policy described below. After consideration, the Audit Committee has concluded that the provision of non-audit services by Ernst & Young to Wabash is compatible with maintaining the independence of Ernst & Young.

Pre-Approval Policy for Audit and Non-Audit Fees

The Audit Committee has sole authority and responsibility to select, evaluate and, if necessary, replace the independent auditor. The Audit Committee has sole authority to approve all audit engagement fees and terms, and the Committee, or a member of the Committee, must pre-approve any non-audit service provided to the Company by the Company’s independent auditor. The Audit Committee reviews the status of each engagement at its regularly scheduled meetings. In 2016 and 2015, the Committee pre-approved all services provided by the independent auditor. The independent auditor provides an engagement letter in advance of the meeting of the Audit Committee that occurs in connection with our annual meeting of stockholders, outlining the scope of the audit and related audit fees.

Audit Committee Report

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER FILING BY US UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE THIS REPORT.

The Audit Committee of the Board of Directors in 2016 consisted of Mr. Sorensen, Dr. Jischke, and Mr. Kunz. The Committee’s responsibilities are described in a written charter adopted by the Board of Directors in February 2003, and revised and updated in December 2015. The charter is available on our website at www.wabashnational.com or by writing to us at Wabash National Corporation, Attention: Corporate Secretary, P.O. Box 6129, Lafayette, Indiana 47903.

As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2016;

•	Discussed with Ernst & Young, our independent auditors for 2016, the matters required to be discussed by Statement on Auditing Standards No. 16, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	Received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors their independence.

On the basis of these reviews and discussions, the Audit Committee recommended that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC.

AUDIT COMMITTEE

Scott K. Sorensen
Martin C. Jischke
John E. Kunz

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General Matters

Availability of Certain Documents

A copy of our 2016 Annual Report on Form 10-K is posted with this Proxy Statement. You also may obtain additional copies without charge and without the exhibits by writing to: Wabash National Corporation, Attention: Corporate Secretary, P.O. Box 6129, Lafayette, Indiana 47903. These documents also are available through our website at www.wabashnational.com.

The charters for our Audit, Compensation, and Nominating and Corporate Governance Committees, as well as our Corporate Governance Guidelines and our Codes of Business Conduct and Ethics, are available on the Corporate Governance page of the Investor Relations section of our website at www.wabashnational.com and are available in print without charge by writing to: Wabash National Corporation, Attention: Corporate Secretary, P.O. Box 6129, Lafayette, Indiana 47903.

Stockholder Proposals and Nominations

Stockholder Proposals for Inclusion in 2018 Proxy Statement.  To be eligible for inclusion in the proxy statement for our 2018 Annual Meeting, stockholder proposals must be received by the Company’s Corporate Secretary no later than the close of business on December 7, 2017. However, if the date of the 2018 Annual Meeting has changed by more than 30 days from the date of the 2017 Annual Meeting indicated herein, then stockholder proposals must be received a reasonable time before the Company begins to print and send its proxy materials for the 2018 Annual Meeting. Proposals should be sent to Wabash National Corporation, Attention: Corporate Secretary, 1000 Sagamore Parkway South, Lafayette, Indiana 47905 and follow the procedures required by Rule 14a-8 of the Securities Exchange Act of 1934.

Stockholder Director Nominations and other Stockholder Proposals for Presentation at the 2018 Annual Meeting.  Under our Bylaws, written notice of stockholder nominations to the Board of Directors and any other business proposed by a stockholder that is not to be included in our proxy statement must be delivered to the Company’s Corporate Secretary not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, any stockholder who wishes to have a nomination or other business considered at the 2018 Annual Meeting must deliver a written notice (containing the information specified in our Bylaws regarding the stockholder, the nominee and the proposed action, as appropriate) to the Company’s Corporate Secretary between January 18, 2018 and February 17, 2018. However, if the date of the 2018 Annual Meeting is more than 30 days before or after the first anniversary of the 2017 Annual Meeting, any stockholder who wishes to have a nomination or other business considered at the 2018 Annual Meeting must deliver written notice (containing the information specified in our Bylaws regarding the stockholder, the nominee and the proposed action, as appropriate) to the Company’s Corporate Secretary not earlier than 120 days prior to such Annual Meeting and not later than the later of the 90th day prior to such Annual Meeting or the tenth day following the public announcement of such Annual Meeting. SEC rules permit management to vote proxies in its discretion with respect to such matters if we advise stockholders how management intends to vote. A nomination or other proposal will be disregarded if it does not comply with the above procedure and any additional requirements set forth in our Bylaws. Please note that these requirements are separate from the SEC’s requirements to have your proposal included in our proxy materials.

Householding of Proxy Materials

Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker. This practice of sending only one copy of proxy materials is called “householding” and this practice saves us money in printing and distribution costs and reduces the environmental impact of our Annual Meeting. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household.

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If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

Directions to the Annual Meeting

Directions to the 2017 Annual Meeting of Stockholders, to be held at the Wabash National Corporation Ehrlich Innovation Center, located at 3233 Kossuth Street, Lafayette, IN 47904, are set forth below:

Directions from Indianapolis and other points south of Lafayette:

Take I-65 North toward Chicago to Lafayette Exit 172. Turn left (West) on St. Rd. 26 to U.S. 52. Turn left (South) on U.S. 52, drive approximately 1/2 mile to Kossuth Street. Turn right (West) on Kossuth Street. Drive approximately 1/10 mile; 3233 Kossuth Street (the Wabash National Corporation Ehrlich Innovation Center) will be on the left (South) side of the street.

Directions from Chicago and other points north of Lafayette:

Take I-65 South to Lafayette Exit 172. Turn right (West) on St. Rd. 26 to U.S. 52. Turn left (South) on U.S. 52, drive approximately 1/2 mile to Kossuth Street. Turn right (West) on Kossuth Street. Drive approximately 1/10 mile; 3233 Kossuth Street (the Wabash National Corporation Ehrlich Innovation Center) will be on the left (South) side of the street.

Other Matters

As of the date of this Proxy Statement, the Board of Directors does not intend to present at the Annual Meeting any matters other than those described in this Proxy Statement and does not know of any matters that will be presented by other parties. If any other matter is properly brought before the meeting for action by the stockholders, proxies in the enclosed form returned to Wabash National will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By Order of the Board of Directors

Erin J. Roth
Senior Vice President
April 6, 2017	General Counsel & Corporate Secretary

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Exhibit A

WABASH NATIONAL CORPORATION

2017 OMNIBUS INCENTIVE PLAN

1.           Establishment, Purpose, Duration.

a.           Establishment. Wabash National Corporation (the “Company”), hereby establishes an equity compensation plan to be known as the Wabash National Corporation 2017 Omnibus Incentive Plan (the “Plan”). The Plan is effective as of February 22, 2017 (the “Effective Date”), subject to the approval of the Plan by the stockholders of the Company (the date of such stockholder approval being the “Approval Date”). Definitions of capitalized terms used in the Plan are contained in Section 2 of the Plan.

b.           Purpose. The purpose of the Plan is to attract and retain Directors, key Employees and Consultants of the Company and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

c.           Duration. No Award may be granted under the Plan after the day immediately preceding the tenth (10th) anniversary of the Effective Date, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

d.           Termination of 2011 Plan. If the Company’s stockholders approve the Plan, the Wabash National Corporation 2011 Omnibus Incentive Plan (the “2011 Plan”) will terminate in its entirety effective on the Approval Date; provided that all outstanding awards under the 2011 Plan as of the Approval Date shall remain outstanding and shall be administered and settled in accordance with the provisions of the 2011 Plan.

2.            Definitions. As used in the Plan, the following definitions shall apply.

“Applicable Laws” means the applicable requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

“Approval Date” has the meaning given such term in Section 1(a).

“Award” means an award of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Share-Based Awards, or Cash Awards granted pursuant to the terms and conditions of the Plan.

“Award Agreement” means either: (a) an agreement, in written or electronic format, entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan; or (b) a statement, in written or electronic format, issued by the Company to a Participant describing the terms and provisions of such Award, which need not be signed by the Participant.

“Board” means the Board of Directors of the Company.

“Cash Award” shall mean a cash Award granted pursuant to Section 11 of the Plan.

“Cause” shall mean, with respect to any Participant, as determined by the Committee and unless otherwise provided in an applicable Award Agreement or other written agreement between such Participant and the Company or a Subsidiary, or in a Company severance plan applicable to such Participant, (a) the Participant’s willful and continued failure to perform his or her principal duties (other than any such failure resulting from vacation, leave of absence, or incapacity due to injury, accident, illness, or physical or mental capacity) as reasonably determined by the Committee in good faith after the Participant has been given written, dated notice by the Committee specifying in reasonable detail his or her failure to perform and specifying a reasonable period of time, but in any event not less than twenty (20) business days, to correct the problems set forth in the notice; (b) the Participant’s chronic alcoholism or addiction to non-medically prescribed drugs; (c) the Participant’s theft or embezzlement of the Company’s (or a Subsidiary’s) money, equipment, securities, or other property; (d) the conviction of the Participant of, or the entry of a plea of guilty or nolo contendere by the Participant to, any felony or misdemeanor involving moral turpitude or dishonesty; or (e) the Participant’s material breach of any employment or similar agreement with the Company or a Subsidiary, and the failure of the Participant to cure such breach within ten (10) business days of written notice thereof specifying the breach. No act or omission on the part of a Participant shall be considered willful unless it is done by the Participant in bad faith or with Participant out reasonable belief that the Participant’s action was in the best interests of the Company. Any act or omission based upon authority given pursuant to a resolution duly adopted by the Committee or the Board or based upon the advice of counsel of the Company shall be conclusively deemed to be done by the Participant in good faith and in the best interests of the Company.

“Change in Control” means, unless otherwise provided in an applicable Award Agreement, (a) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity (but, for purposes of clarity, a Change in Control does not include a mere change in state of incorporation or similar transaction), (b) a sale of substantially all of the assets of the Company to another person or entity, or (c) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity owning 50% or more of the combined voting power of all classes of stock of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or such other committee or subcommittee of the Board as may be duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. To the extent required by Applicable Laws, the Committee shall consist of two or more members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act, an “outside director” within the meaning of regulations promulgated under Section 162(m) of the Code, and an “independent director” within the meaning of applicable rules of any securities exchange upon which Shares are listed.

“Company” has the meaning given such term in Section 1(a) and any successor thereto.

“Consultant” means an independent contractor who (a) performs services for the Company or a Subsidiary in a capacity other than as an Employee or Director, and (b) qualifies as a consultant under the applicable rules of the SEC for registration of shares on a Form S-8 Registration Statement.

“Date of Grant” means the date specified by the Committee on which the grant of an Award is to be effective. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Committee. In no event shall the Date of Grant be earlier than the Effective Date.

“Director” means any individual who is a member of the Board and who is not an Employee.

“Effective Date” has the meaning given such term in Section 1(a).

“Employee” means any employee of the Company or a Subsidiary; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Employee” has the meaning given to such term in Section 3401(c) of the Code, as interpreted by the regulations thereunder and Applicable Law.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

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“Fair Market Value” means the value of one Share on any relevant date, determined under the following rules: (a) the closing sale price per Share on that date as reported on the New York Stock Exchange or such other principal exchange on which Shares are then trading, if any, or if there are no sales on that date, on the next preceding trading day during which a sale occurred; (b) if the Shares are not reported on a principal exchange or national market system, the average of the closing bid and asked prices last quoted on that date by an established quotation service for over-the-counter securities; or (c) if neither (a) nor (b) applies, (i) with respect to Stock Options, Stock Appreciation Rights and any Award of stock rights that is subject to Section 409A of the Code, the value as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code, and (ii) with respect to all other Awards, the fair market value as determined by the Committee in good faith.

“Good Reason” shall be applicable under the Plan with respect to a Participant only to the extent provided in the applicable Award Agreement, or if such Participant is a party to an applicable employment agreement or other written agreement with the Company or a Subsidiary that defines such term, or if such Participant participates in a Company severance plan that defines such term, in which case, “Good Reason” shall have the meaning given such term with respect to such Participant in the applicable Award Agreement, employment agreement, other written agreement or severance plan.

“Incentive Stock Option” or “ISO” means a Stock Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Section 422 of the Code.

“Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

“Other Share-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted in accordance with the terms and conditions set forth in Section 10.

“Participant” means any eligible individual as set forth in Section 5 who holds one or more outstanding Awards.

“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

“Performance Objectives” means the performance objective or objectives established by the Committee with respect to an Award granted pursuant to the Plan. Any Performance Objectives may relate to the performance of the Company or one or more of its Subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of the individual Participant, and may include, without limitation, Performance Objectives based on the criteria set forth in Section 14(b). Performance Objectives may be made relative to the performance of a group of comparable companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Objectives as compared to various stock market indices. Performance Objectives may be stated as a combination of the listed factors.

“Plan” means this Wabash National Corporation 2017 Omnibus Incentive Plan, as amended from time to time.

“Prior Plans” means the 2011 Plan and the Wabash National Corporation 2007 Omnibus Incentive Plan.

“Restricted Stock” means Shares granted or sold pursuant to Section 8 as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 8 has expired.

“Restricted Stock Unit” means a grant or sale of the right to receive Shares or cash at the end of a specified restriction period made pursuant to Section 9.

“SEC” means the United States Securities and Exchange Commission.

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“Share” means a share of common stock of the Company, $0.01 par value per share, or any security into which such Share may be changed by reason of any transaction or event of the type referred to in Section 16.

“Stock Appreciation Right” means a right granted pursuant to Section 7.

“Stock Option” means a right to purchase a Share granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6. Stock Options may be either Incentive Stock Options or Nonqualified Stock Options.

“Subsidiary” means: (a) with respect to an Incentive Stock Option, a “subsidiary corporation” as defined under Section 424(f) of the Code; and (b) for all other purposes under the Plan, any corporation or other entity in which the Company owns, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

“Ten Percent Stockholder” shall mean any Participant who owns more than 10% of the combined voting power of all classes of stock of the Company, within the meaning of Section 422 of the Code.

3.           Shares Available Under the Plan.

a.           Shares Available for Awards. The maximum number of Shares that may be issued or delivered pursuant to Awards under the Plan shall be 3,150,000 (all of which may be granted with respect to Incentive Stock Options), increased by the Shares covered by any award outstanding under a Prior Plan on the Approval Date that is forfeited, canceled, surrendered, settled in cash or otherwise terminated thereafter without the issuance of such Shares. Shares issued or delivered pursuant to an Award may be authorized but unissued Shares, treasury Shares, including Shares purchased in the open market, or a combination of the foregoing. The aggregate number and kind of Shares available for issuance or delivery under the Plan shall be subject to adjustment as provided in Section 16.

b.           Share Counting. The following Shares shall not count against the Share limit in Section 3(a): (i) Shares covered by an Award that expires or is forfeited, canceled, surrendered, or otherwise terminated without the issuance of such Shares; (ii) Shares covered by an Award that is settled only in cash; (iii) Shares withheld by the Company or any Subsidiary to satisfy a tax withholding obligation with respect to an Award other than a Stock Option or Stock Appreciation Right; and (iv) Shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become Employees, Directors or Consultants as the result of a merger, consolidation, acquisition or other corporate transaction involving such company and the Company or any of its Subsidiaries (except as may be required by reason of the rules and regulations of any stock exchange or other trading market on which the Shares are listed). This Section 3(b) shall apply to the number of Shares reserved and available for Incentive Stock Options only to the extent consistent with applicable Treasury regulations relating to Incentive Stock Options under the Code.

c.           Prohibition of Certain Share Recycling. The following Shares subject to an Award shall not again be available for grant as described above, regardless of whether those Shares are actually issued or delivered to the Participant: (i) Shares tendered by the Participant or withheld by the Company or any Subsidiary in payment of the exercise price of a Stock Option; (ii) Shares tendered by the Participant or withheld by the Company or any Subsidiary to satisfy a tax withholding obligation with respect to a Stock Option or Stock Appreciation Right; and (iii) Shares that are repurchased by the Company with Stock Option proceeds. Without limiting the foregoing, with respect to any Stock Appreciation Right that is settled in Shares, the full number of Shares subject to the Award shall count against the number of Shares available for Awards under the Plan regardless of the number of Shares used to settle the Stock Appreciation Right upon exercise.

d.           Per Participant Limits for Certain Performance-Based Awards. Subject to adjustment as provided in Section 16 of the Plan, the following limits shall apply with respect to Awards to Employees that are intended to qualify for the Performance-Based Exception: (i) the maximum aggregate number of Shares that may be subject to Stock Options or Stock Appreciation Rights granted in any calendar year to any one Participant shall be 750,000 Shares; (ii) the maximum aggregate number of Shares of Restricted Stock and Shares issuable or deliverable under Restricted Stock Units and Other Share-Based Awards granted in any calendar year to any one Participant shall be 650,000 Shares (or 700,000 Shares in the year that the Participant is first employed by the Company or a Subsidiary); and (iii) the maximum aggregate cash compensation that can be paid pursuant to Cash Awards or other Awards granted in any calendar year to any one Participant shall be $2,500,000 for Awards with a performance period not exceeding twelve months, and $5,000,000 for Awards with a performance period exceeding twelve months.

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e.           Limit on Director Awards. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (determined as of the applicable Date(s) of Grant in accordance with applicable financial accounting rules) of all Awards granted to any Director during any single calendar year, taken together with any cash fees paid to such person during such calendar year, shall not exceed $350,000.

4.           Administration of the Plan.

a.           In General. The Plan shall be administered by the Committee. Except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to: select Award recipients; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; grant waivers of terms, conditions, restrictions and limitations applicable to any Award, or accelerate the vesting or exercisability of any Award, in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate. To the extent permitted by Applicable Laws, the Committee may, in its discretion, delegate to one or more Directors or Employees any of the Committee’s authority under the Plan. The acts of any such delegates shall be treated hereunder as acts of the Committee with respect to any matters so delegated.

b.           Determinations. The Committee shall have no obligation to treat Participants or eligible Participants uniformly, and the Committee may make determinations under the Plan selectively among Participants who receive, or Employees or Directors who are eligible to receive, Awards (whether or not such Participants or eligible Employees or Directors are similarly situated). All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, stockholders, Directors, Employees, Participants and their estates and beneficiaries.

c.           Authority of the Board. The Board may reserve to itself any or all of the authority or responsibility of the Committee under the Plan or may act as the administrator of the Plan for any and all purposes. To the extent the Board has reserved any such authority or responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4(c)) shall include the Board. To the extent that any action of the Board under the Plan conflicts with any action taken by the Committee, the action of the Board shall control.

5.           Eligibility and Participation. Each Employee, Director and Consultant shall be eligible to participate in the Plan upon selection by the Committee. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and Consultants those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by Applicable Law and the amount of each Award.

6.           Stock Options. Subject to the terms and conditions of the Plan, Stock Options may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a.           Award Agreement. Each Stock Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Option, the number of Shares covered by the Stock Option, the conditions upon which the Stock Option shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan (including, but not limited to, the minimum vesting provisions of Section 12). The Award Agreement also shall specify whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. No dividend equivalents may be granted with respect to the Shares underlying a Stock Option.

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b.           Exercise Price. The exercise price per Share of a Stock Option shall be determined by the Committee at the time the Stock Option is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

c.           Term. The term of a Stock Option shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Stock Option exceed ten (10) years from its Date of Grant.

d.           Exercisability. Stock Options shall become vested and exercisable at such times and upon such terms and conditions as shall be determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (a) one or more Performance Objectives, and (b) time-based vesting requirements.

e.           Exercise of Stock Options. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Option may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Option shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Option is to be exercised and full payment of the exercise price for such Shares. The exercise price of a Stock Option may be paid, in the discretion of the Committee and as set forth in the applicable Award Agreement: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price; (iii) by a cashless exercise (including by withholding Shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by Applicable Laws); (iv) by a combination of the methods described in clauses (i), (ii) and/or (iii); or (v) through any other method approved by the Committee in its sole discretion. As soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Company shall cause the appropriate number of Shares to be issued to the Participant.

f.            Special Rules Applicable to Incentive Stock Options. Notwithstanding any other provision in the Plan to the contrary:

(i)          Incentive Stock Options may be granted only to Employees of the Company and its Subsidiaries. The terms and conditions of Incentive Stock Options shall be subject to and comply with the requirements of Section 422 of the Code.

(ii)         To the extent that the aggregate Fair Market Value of the Shares (determined as of the Date of Grant) with respect to which an Incentive Stock Option is exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) is greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code, then the Stock Option shall be treated as a Nonqualified Stock Option.

(iii)        No Incentive Stock Option shall be granted to any Participant who, on the Date of Grant, is a Ten Percent Stockholder, unless (x) the exercise price per Share of such Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share on the Date of Grant, and (y) the term of such Incentive Stock Option shall not exceed five (5) years from the Date of Grant.

7.           Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

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a.           Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Appreciation Right, the number of Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan (including, but not limited to, the minimum vesting provisions of Section 12). No dividend equivalents may be granted with respect to the Shares underlying a Stock Appreciation Right.

b.           Exercise Price. The exercise price per Share of a Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

c.           Term. The term of a Stock Appreciation Right shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Stock Appreciation Right exceed ten (10) years from its Date of Grant.

d.           Exercisability of Stock Appreciation Rights. A Stock Appreciation Right shall become vested and exercisable at such times and upon such terms and conditions as may be determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (i) one or more Performance Objectives, and (ii) time-based vesting requirements.

e.           Exercise of Stock Appreciation Rights. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Appreciation Right is to be exercised. Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to (a) the excess of (i) the Fair Market Value of a Share on the exercise date over (ii) the exercise price per Share, multiplied by (b) the number of Shares with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

8.           Restricted Stock. Subject to the terms and conditions of the Plan, Restricted Stock may be granted or sold to Participants in such number of Shares, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a.           Award Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement that shall specify the number of Shares of Restricted Stock, the restriction period(s) applicable to the Restricted Stock, the conditions upon which the restrictions on the Restricted Stock will lapse and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan (including, but not limited to, the minimum vesting provisions of Section 12).

b.           Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Stock as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Share of Restricted Stock, restrictions based on the achievement of specific Performance Objectives, time-based restrictions or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock. Unless otherwise provided in the related Award Agreement or required by applicable law, the restrictions imposed on Restricted Stock shall lapse upon the expiration or termination of the applicable restriction period and the satisfaction of any other applicable terms and conditions.

c.           Custody of Certificates. To the extent deemed appropriate by the Committee, the Company may retain any certificates representing Restricted Stock in the Company’s possession until such time as all terms, conditions and/or restrictions applicable to such Restricted Stock have been satisfied or lapse.

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d.           Rights Associated with Restricted Stock during Restriction Period. During any restriction period applicable to Restricted Stock: (i) the Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated; (ii) unless otherwise provided in the related Award Agreement, the Participant shall be entitled to exercise full voting rights associated with such Restricted Stock; and (iii) the Participant shall be entitled to all dividends and other distributions paid with respect to such Restricted Stock during the restriction period; provided, however, that any dividends with respect to unvested Restricted Stock shall be accumulated or deemed reinvested in additional Restricted Stock until such Award is earned and vested, and shall be subject to the same terms and conditions as the original Award (including service-based vesting conditions and any Performance Objectives).

9.           Restricted Stock Units. Subject to the terms and conditions of the Plan, Restricted Stock Units may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a.           Award Agreement. Each Restricted Stock Unit Award shall be evidenced by an Award Agreement that shall specify the number of units, the restriction period(s) applicable to the Restricted Stock Units, the conditions upon which the restrictions on the Restricted Stock Units will lapse, the time and method of payment of the Restricted Stock Units, and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan (including, but not limited to, the minimum vesting provisions of Section 12).

b.           Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Stock Units as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Stock Unit, restrictions based on the achievement of specific Performance Objectives or time-based restrictions or holding requirements.

c.           Form of Settlement. Restricted Stock Units may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

d.           Dividend Equivalents. Restricted Stock Units may provide the Participant with dividend equivalents, payable either in cash or in additional Shares, as determined by the Committee in its sole discretion and set forth in the related Award Agreement; provided, however, that any dividend equivalents with respect to unvested Restricted Stock Units shall be accumulated or deemed reinvested in additional Restricted Stock Units until such Award is earned and vested, and shall be subject to the same terms and conditions as the original Award (including service-based vesting conditions and any Performance Objectives).

10.          Other Share-Based Awards. Subject to the terms and conditions of the Plan, Other Share-Based Awards may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion. Other Share-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, Shares, and shall be in such form as the Committee shall determine, including without limitation, unrestricted Shares or time-based or performance-based units that are settled in Shares and/or cash.

a.           Award Agreement. Each Other Share-Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions upon which the Other Share-Based Award shall become vested, if applicable, the time and method of settlement, the form of settlement and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan (including, but not limited to, the minimum vesting provisions of Section 12).

b.           Form of Settlement. An Other Share-Based Award may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

c.           Dividend Equivalents. Other Share-Based Awards may provide the Participant with dividend equivalents, on payable either in cash or in additional Shares, as determined by the Committee in its sole discretion and set forth in the related Award Agreement; provided, however, that any dividend equivalents with respect to unvested Other Share-Based Awards shall be accumulated or deemed reinvested until such Award is earned and vested, and shall be subject to the same terms and conditions as the original Award (including service-based vesting conditions and any Performance Objectives).

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11.          Cash Awards. Subject to the terms and conditions of the Plan, Cash Awards may be granted to Participants in such amounts and upon such other terms and conditions as shall be determined by the Committee in its sole discretion. Each Cash Award shall be evidenced by an Award Agreement that shall specify the payment amount or payment range, the time and method of settlement and the other terms and conditions, as applicable, of such Award which may include, without limitation, restrictions based on the achievement of specific Performance Objectives.

12.          Minimum Vesting Provisions. Subject to Sections 19, 21 and 22(b) of the Plan, (a) no condition on vesting or exercisability of an Award, whether based on continued employment or other service or based upon the achievement of Performance Objectives, shall be based on service or performance (as applicable) over a period of less than one year, and (b) upon and after such minimum one-year period, restrictions on vesting or exercisability may lapse on a pro-rated, graded, or cliff basis as specified in the Award Agreement; provided, however, that Awards covering up to five percent (5%) of the Shares reserved for issuance pursuant to Section 3(a) may be granted under this Plan as unrestricted Shares or otherwise as Awards with a performance period or vesting period of less than one year.

13.          Compliance with Section 409A. Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any award granted under the Plan is subject to Section 409A of the Code, the Award Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with specific reference to this Section 13): (a) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant; and (b) if an Award is subject to Section 409A of the Code, and if the Participant holding the award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), then, to the extent required to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant, no distribution or payment of any amount shall be made before the date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the Participant’s death. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

14.          Compliance with Section 162(m).

a.           In General. Notwithstanding anything in the Plan to the contrary, Awards may be granted in a manner that is intended to qualify for the Performance-Based Exception. As determined by the Committee in its sole discretion, the grant, vesting, exercisability and/or settlement of any Restricted Stock, Restricted Stock Units, Other Share-Based Awards and Cash Awards intended to qualify for the Performance-Based Exception shall be conditioned on the attainment of one or more Performance Objectives during a performance period established by the Committee and must satisfy the requirements of this Section 14.

b.           Performance Objectives. If an Award is intended to qualify for the Performance-Based Exception, then the Performance Objectives shall be based on specified levels of or growth in one or more of the following criteria: (i) total stockholder return; (ii) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (iii) net income; (iv) pretax earnings; (v) earnings before interest expense, taxes, depreciation and amortization; (vi) earnings before interest expense, taxes, depreciation and amortization and before bonuses, service fees, and extraordinary or special items; (vii) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (viii) operating margin; (ix) operating income; (x) earnings per share; (xi) return measures (including return on equity, return on capital, return on invested capital, return on investment, and/or return on net assets); (xii) operating earnings; (xiii) working capital; (xiv) ratio of debt to stockholders’ equity; (xv) free cash flow; (xvi) revenue; and (xvii) stock price.

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c.           Establishment of Performance Objectives. With respect to Awards intended to qualify for the Performance-Based Exception, the Committee shall establish: (i) the applicable Performance Objectives and performance period, and (ii) the formula for computing the payout. Such terms and conditions shall be established in writing while the outcome of the applicable performance period is substantially uncertain, but in no event later than the earlier of: (x) ninety days after the beginning of the applicable performance period, or (y) the expiration of twenty-five percent (25%) of the applicable performance period.

d.           Certification of Performance. With respect to any Award intended to qualify for the Performance-Based Exception, the Committee shall certify in writing whether the applicable Performance Objectives and other material terms imposed on such Award have been satisfied, and, if they have, ascertain the amount of the payout or vesting of the Award. Notwithstanding any other provision of the Plan, payment or vesting of any such Award shall not be made until the Committee certifies in writing that the applicable Performance Objectives and any other material terms of such Award were in fact satisfied in a manner conforming to applicable regulations under Section 162(m) of the Code.

e.           Certain Adjustments. The Committee may provide with respect to any Award that the evaluation of the attainment of a Performance Objective may include or exclude any of the following events that occur during the applicable performance period: (i) asset write-downs; (ii) litigation or claims, judgments, or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (iv) any reorganization or restructuring events or programs; (v) items that are either of an unusual nature or infrequently occurring, as described in Financial Accounting Standards Board Accounting Standards Update No. 2015-01; (vi) acquisitions or divestitures; (vii) foreign exchange gains and losses; (viii) impact of Shares purchased through stock repurchase programs; (ix) tax valuation adjustments; (x) impairment expense; (xi) environmental expense; and (xii) such other events as specified by the Committee. Except as otherwise provided in the exercise of the Committee’s negative discretion pursuant to Section 14(f), to the extent any of the foregoing inclusions or exclusions affect Awards that are intended to qualify for the Performance-Based Exception, such inclusions or exclusions shall be prescribed in writing during the period specified in Section 14(c) and in an objectively determinable manner that meets the requirements of Section 162(m) of the Code for deductibility.

f.            Negative Discretion. With respect to any Award intended to qualify for the Performance-Based Exception, after the date that the Performance Objectives are required to be established in writing pursuant to Section 14(c), the Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated Performance Objectives. However, the Committee may, in its sole discretion, reduce the amount of compensation that is payable upon achievement of the designated Performance Objectives.

15.          Transferability. Except as otherwise determined by the Committee, no Award or dividend equivalents paid with respect to any Award shall be transferable by the Participant except by will or the laws of descent and distribution; provided, however, that if so determined by the Committee, each Participant may, in a manner established by the Board or the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive Shares or other property issued or delivered under such Award. Except as otherwise determined by the Committee, Stock Options and Stock Appreciation Rights will be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity to do so, by the Participant’s guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

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16.          Adjustments. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto), such as a stock dividend, stock split, reverse stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be an equitable adjustment in the number and kind of Shares specified in Sections 3(a), 3(d) and 12 of the Plan and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards and the exercise price or other price of Shares subject to outstanding Awards, in each case to prevent dilution or enlargement of the rights of Participants. In the event of any other change in corporate capitalization, or in the event of a merger, consolidation, liquidation, or similar transaction, the Committee may, in its sole discretion, cause there to be an equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award shall always be rounded down to a whole number. Notwithstanding the foregoing, the Committee shall not make any adjustment pursuant to this Section 16 that would (a) cause any Stock Option intended to qualify as an ISO to fail to so qualify, (b) cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or (c) cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants and any other persons claiming under or through any Participant.

17.          Fractional Shares. The Company shall not be required to issue or deliver any fractional Shares pursuant to the Plan and, unless otherwise provided by the Committee, fractional shares shall be settled in cash.

18.          Withholding Taxes. To the extent required by Applicable Law, a Participant shall be required to satisfy, in a manner satisfactory to the Company or Subsidiary, as applicable, any withholding tax obligations that arise by reason of the exercise of a Stock Option or Stock Appreciation Right, the vesting of or settlement of Shares under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue or deliver Shares, make any payment or to recognize the transfer or disposition of Shares until such obligations are satisfied. The Committee may permit or require these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued or delivered to a Participant upon exercise of a Stock Option or Stock Appreciation Right or upon the vesting or settlement of an Award, or by tendering Shares previously acquired, provided that in no event will the Fair Market Value of any Shares so withheld exceed the amount of taxes required to be withheld based on the minimum statutory tax rates in the applicable taxing jurisdictions. Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.

19.          Foreign Employees. Without amending the Plan, the Committee may grant Awards to Participants who are foreign nationals, or who are subject to Applicable Laws of one or more non-United States jurisdictions, on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may approve such sub-plans, supplements to or amendments, modifications, restatements or alternative versions of this Plan as may be necessary or advisable to comply with provisions of Applicable Laws of other countries in which the Company or its Subsidiaries operate or have employees.

20.          Forfeiture; Recoupment.

a.           Detrimental Activity; Termination for Cause. The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Participant in violation or breach of or in conflict with any (i) employment agreement, (ii) non-competition agreement, (iii) agreement prohibiting solicitation of employees or clients of the Company or any Subsidiary, (iv) confidentiality obligation with respect to the Company or any Subsidiary, or (v) other agreement, as and to the extent specified in such Award Agreement. The Committee may annul an outstanding Award if the Participant thereof is an Employee and is terminated for Cause.

b.           Compensation Recovery Policy. Any Award granted to a Participant shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy maintained by the Company from time to time, including any such policy that may be maintained to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the Securities and Exchange Commission or applicable securities exchange.

c.           Set-Off and Other Remedies. To the extent that amounts are not immediately returned or paid to the Company as provided in this Section 20, the Company may, to the extent permitted by Applicable Laws, seek other remedies, including a set off of the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant for any reason, including, without limitation, wages, or vacation pay or other benefits; provided, however, that, except to the extent permitted by Treasury Regulation Section 1.409A-3(j)(4), such offset shall not apply to amounts that are “deferred compensation” within the meaning of Section 409A of the Code.

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21.          Change in Control.

a.           Committee Discretion. The Committee may, in its sole discretion and without the consent of Participants, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of a Change in Control, determine whether and to what extent outstanding Awards under the Plan shall be assumed, converted or replaced by the resulting entity in connection with the Change in Control (or, if the Company is the resulting entity, whether such Awards shall be continued by the Company), in each case subject to equitable adjustments in accordance with Section 16 of the Plan.

b.           Awards that are Assumed. To the extent outstanding Awards granted under the Plan are assumed, converted or replaced by the resulting entity in the event of a Change in Control (or, if the Company is the resulting entity, to the extent such Awards are continued by the Company) as provided in Section 21(a) of the Plan, then, except as otherwise provided in the applicable Award Agreement or in another written agreement with the Participant, or in a Company severance plan applicable to the Participant:

(i)          Any such outstanding Awards that are subject to Performance Objectives shall be converted to service-based Awards by the resulting entity (A) as if “target” performance had been achieved, if less than half of the applicable performance period has lapsed as of the date of the Change in Control (or if at least half of the applicable performance period has lapsed, but, in the Committee’s judgment, actual performance as of the date of the Change in Control is not determinable), or (B) based on actual performance as of the date of the Change in Control (if determinable), if at least half of the applicable performance period has lapsed as of the date of the Change in Control, and in either case, such converted Awards shall continue to vest and become exercisable (as applicable) based on continued service during the remaining vesting period;

(ii)         All other such outstanding Awards shall continue to vest and become exercisable (as applicable) based on continued service during the remaining vesting period, if any; and

(iii)        Notwithstanding the foregoing, if the Participant’s employment is involuntarily terminated without Cause (or, to the extent applicable, the Participant terminates his or her employment for Good Reason), within one year after such Change in Control, all such outstanding Awards shall become vested and exercisable (as applicable) in full, effective as of the date of such termination, and any such Awards that are Stock Options or Stock Appreciation Rights shall remain exercisable for one year after such termination (or for such longer period as the Committee may determine).

c.           Awards that are not Assumed. To the extent outstanding Awards granted under the Plan are not assumed, converted or replaced by the resulting entity in connection with a Change in Control (or, if the Company is the resulting entity, to the extent such Awards are not continued by the Company) in accordance with Section 21(a) of the Plan, then, except as otherwise provided in the applicable Award Agreement or in another written agreement with the Participant, or in a Company severance plan applicable to the Participant, then, effective immediately prior to the Change in Control:

(i)          All service-based and performance-based vesting restrictions with respect to all such outstanding Awards shall lapse, with any applicable Performance Objectives deemed to be satisfied (A) as if “target” performance had been achieved, if less than half of the applicable performance period has lapsed as of the date of the Change in Control (or if at least half of the applicable performance period has lapsed, but in the Committee’s judgment, actual performance as of the date of the Change in Control is not determinable), or (B) based on actual performance as of the date of the Change in Control (if determinable by the Committee), if at least half of the applicable performance period has lapsed as of the date of the Change in Control, and all such Awards shall become fully vested, effective as of the date of such Change in Control; and

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(ii)        Subject to Section 21(d), all such outstanding Awards that are Stock Options or Stock Appreciation Rights shall become fully exercisable for fifteen days prior to the scheduled consummation of such Change in Control (or for such longer period as the Committee may determine).

d.           Cancellation Right. The Committee may, in its sole discretion and without the consent of Participants, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change in Control, provide that any outstanding Award (or a portion thereof) shall, upon the occurrence of such Change in Control, be cancelled in exchange for a payment in cash or other property (including shares of the resulting entity in connection with a Change in Control) in an amount equal to the excess, if any, of the Fair Market Value of the Shares subject to the Award, over any exercise price related to the Award, which amount may be zero if the Fair Market Value of a Share on the date of the Change in Control does not exceed the exercise price per Share of the applicable Awards.

22.          Amendment, Modification and Termination.

a.           In General. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no alteration or amendment that requires stockholder approval in order for the Plan to comply with any rule promulgated by the SEC or any securities exchange on which Shares are listed or any other Applicable Laws shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.

b.           Adjustments to Outstanding Awards. The Committee may in its sole discretion at any time (i) provide that all or a portion of a Participant’s Stock Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable; (ii) provide that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any Performance Objectives or other performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied; or (iii) waive any other limitation or requirement under any such Award, in each case, as of such date as the Committee may, in its sole discretion, declare. Unless otherwise determined by the Committee, any such adjustment that is made with respect to an Award that is intended to qualify for the Performance-Based Exception shall be made at such times and in such manner as will not cause such Awards to fail to qualify under the Performance-Based Exception. Additionally, the Committee shall not make any adjustment pursuant to this Section 22(b) that would cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or that would cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A.

c.           Prohibition on Repricing. Except for adjustments made pursuant to Sections 16 or 21, the Board or the Committee will not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Stock Option or Stock Appreciation Right to reduce the exercise price. No Stock Option or Stock Appreciation Right will be cancelled and replaced with an Award having a lower exercise price, or exchanged for another Award, or for cash, without further approval of the stockholders of the Company, except as provided in Sections 16 or 21. Furthermore, no Stock Option or Stock Appreciation Right will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award without further approval of the stockholders of the Company. This Section 22(c) is intended to prohibit the repricing of “underwater” Stock Options or Stock Appreciation Rights without stockholder approval and will not be construed to prohibit the adjustments provided for in Sections 16 or 21.

d.           Effect on Outstanding Awards. Notwithstanding any other provision of the Plan to the contrary (other than Sections 16, 21, 22(b) and 24(e)), no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award; provided, however, that the Committee may modify an ISO held by a Participant to disqualify such Stock Option from treatment as an “incentive stock option” under Section 422 of the Code without the Participant’s consent.

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23.          Applicable Laws. The obligations of the Company with respect to Awards under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Committee determines may be required. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

24.          Miscellaneous.

a.           Deferral of Awards. Except with respect to Stock Options, Stock Appreciation Rights and Restricted Stock, the Committee may permit Participants to elect to defer the issuance or delivery of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts. All elections and deferrals permitted under this provision shall comply with Section 409A of the Code, including setting forth the time and manner of the election (including a compliant time and form of payment), the date on which the election is irrevocable, and whether the election can be changed until the date it is irrevocable.

b.           No Right of Continued Employment. The Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time. No Employee, Director or Consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards. Awards granted under the Plan shall not be considered a part of any Participant’s normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments.

c.           Stock Ownership Guidelines. Any Shares delivered under the Plan shall be subject to any applicable stock ownership guidelines maintained or established by the Company from time to time for its executives and Directors. By accepting any benefit under the Plan, each Participant shall be conclusively deemed to agree to comply with the terms and conditions of any such Company stock ownership guidelines that may apply to the Participant from time to time, including, as may be necessary, the Participant’s retention of all or a portion of the Shares delivered to the Participant pursuant to Awards under the Plan.

d.           Unfunded, Unsecured Plan. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an Award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

e.           Severability. If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to Applicable Laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

f.            Acceptance of Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Board or the Company, in any case in accordance with the terms and conditions of the Plan.

g.           Successors. All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award Agreements shall be deemed to refer to such successors.

h.           No Liability. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or any Award Agreement.

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